EXHIBIT 2.1


LEE R. BOGDANOFF (State Bar No. 119542),
MICHAEL L. TUCHIN (State Bar No. 150375), and
JAMES O. JOHNSTON (State Bar No. 167330), Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
3699 Wilshire Boulevard, Suite 900
Los Angeles, California 90010
Telephone: (213) 251-5100
Facsimile: (213) 251-5288

Reorganization Counsel for Debtor

Debtor's Mailing Address:
2914 Montopolis Drive, Suite 200
Austin, Texas 78741


                                      UNITED STATES BANKRUPTCY COURT

                                      CENTRAL DISTRICT OF CALIFORNIA

                                           LOS ANGELES DIVISION

In re                                                     )
                                                          )    Case No. LA 97-27988 VZ
BARRY'S JEWELERS, INC., a California corporation; d/b/a   )
The Ringmaker; Samuels Jewelers; Wallace Jewelers; A.     )    Chapter 11
Hirsh & Son Jewelers; Gold Art Creations; Milen           )
Jewelers; Keiden's Jewelers; Mission Jewelers; Schubach   )
Jewelers; Barons Jewelers; and Hatfield Jewelers;         )    ORDER CONFIRMING ORIGINAL DISCLOSURE STATEMENT AND
f/d/b/a Leroy's Jewelers; Alberts Jewelers; Raskins       )    PLAN OF REORGANIZATION, DATED APRIL 30, 1998,
Jewelers; and Treasures f/a/k/a Jewelers Holding          )    PROPOSED BY BARRY'S JEWELERS, INC.,
Corporation; Western States Jewelers Holding Corp.; BBF   )    AS MODIFIED
Jewelers Management, Inc., FBB Jewelers Management,       )
Inc., #2; BJI Holding Company, Inc.; Western States       )
Jewelers' Corp.; Milens of California; A. Hirsh & Son,    )                    Confirmation Hearing
                                                                               --------------------
Inc.; Treasures, Inc.; Barry's Jewelers Texas Corp.;      )
Gold Art Creations, Inc.; and Jeweler's Management Corp,  )    Date:          September 16, 1998
                                                          )    Time:          2:30 p.m.
TAX ID #95-3746316                                        )    Place:         Courtroom 1368
                                                          )                   Roybal Federal Bldg.
                           Debtor.                        )                   255 East Temple St.
                                                          )                   Los Angeles, CA 90012
                                                          )
                                                          )
                                                          )
---------------------------------------------------------

                  On September 16, 1998, a hearing was held before the Honorable Vincent P. Zurzolo, United States Bankruptcy Judge, in the above-captioned case of Barry's Jewelers, Inc. ("Barry's"), regarding confirmation of the "Original Disclosure Statement And Plan Of Reorganization, Dated April 30, 1998, Proposed By Barry's Jewelers, Inc." (as modified, the "Plan"). Appearances were made as reflected in the transcript of the hearing.

                  Upon review and consideration of (a) the Plan; (b) the Declarations of Service of the Plan and related materials, as submitted by Barry's in a Submission filed on August 5, 1998; (c) the Modification of the Plan (the "Modification") and the Notice of the Modification, filed by Barry's on August 21, 1998; (d) the Submission of Remaining Exhibits to the Plan, filed by Barry's on September 4, 1998 (the "Exhibit Submission"); (e) the Submission of Revisions to Exhibits G and H to the Plan and the accompanying revisions, filed by Barry's on September 16, 1998 (the "Contract Schedules Revision"); (f) the Notice Of Motion And Motion For Confirmation Of The Plan and the accompanying Declarations of E. Peter Healey, Frank A. Savage, and Charlotte N. Benford in support thereof; (g) the Objections to confirmation of the Plan filed by (x) various ad valorem taxing authorities from the State of Texas (the "Texas Ad Valorem Taxing Authority Objection"), (y) the Texas Comptroller of Public Accounts (the "Texas Comptroller Objection"), and (z) certain other taxing authorities from the State of Texas (the "Texas Taxing Authority Objection");
(h) Barry's Reply to those Objections; (i) Barry's Submission of the Stipulation resolving those Objections and the accompanying Stipulation (the "Objection

Stipulation"); (j) such other pleadings and evidence as were submitted before or at the hearing on the Motion; (k) the record in this case, of which the Court has taken judicial notice pursuant to Rule 201 of the Federal Rules of Evidence; and (l) the argument and representations of counsel at the hearing, the Court hereby makes the following findings of fact and conclusions of law:1

                  A. This matter is a core proceeding, over which the Court has jurisdiction pursuant to 28 U.S.C. ss.ss. 157(b) and 1334(a). Venue of this proceeding is proper under 28 U.S.C. ss.ss. 1408 and 1409.

                  B. Barry's provided notice of the hearing on confirmation of the Plan and of the time fixed for filing objections to confirmation of the Plan to all entities entitled to receive such notice, including all known creditors and shareholders. The notice provided by Barry's of such matters fully and adequately described the requested relief and was reasonable, appropriate, and complied in all regards with due process and applicable provisions of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 2002, 3017, 3018, and 3019), and the Local Rules and orders of the Court, including this Court's "Order Authorizing And Approving (A) Adequacy Of Disclosure With Respect


--------
1 This Order constitutes the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rules 7052 and 9014. All such findings of fact shall constitute findings even if stated as conclusions of law, and all such conclusions of law shall constitute conclusions even if stated as findings of fact. Capitalized terms not otherwise defined in this Order have the meanings ascribed to them in the Plan.

To The Original Disclosure Statement And Plan Of Reorganization, Dated April 30, 1998, Proposed By Barry's Jewelers, Inc.; (B) Form, Scope, And Nature Of Solicitation, Balloting, Tabulation, And Notices With Respect Thereto; And (C) Related Confirmation Procedures, Deadlines, And Notices" (the "Solicitation Procedures Order"), entered on July 16, 1998.

                  C. Barry's conducted its solicitation of acceptances or rejections of the Plan, and its related distribution and tabulation of ballots with respect thereto, in good faith and in compliance with the Solicitation Procedures Order, all applicable provisions of the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), all applicable provisions of the Bankruptcy Code (including sections 1125 and 1126), and all other applicable laws, rules, and regulations. Among other things, Barry's transmitted the Plan to all known holders of Claims and Interests that are impaired under, and therefore entitled to vote on, the Plan.

                  D. The Plan satisfies all of the requirements of section 1129(a) of the Bankruptcy Code as follows:

                           1. 11 U.S.C. ss. 1129(a)(1): The Plan complies will all of the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123.

                           2. 11 U.S.C. ss. 1129(a)(2): Barry's, as the
         proponent of the Plan, has complied with all of the applicable provisions of the Bankruptcy Code.

                           3. 11 U.S.C. ss. 1129(a)(3): Barry's has proposed the Plan in good faith and not by any means forbidden by law.

                           4. 11 U.S.C. ss. 1129(a)(4): Section X.B. of the Plan provides for the Court to approve as reasonable all payments for services or for costs and expenses in or in connection with the Reorganization Case, or in connection with the Plan and incident to the Reorganization Case.

                           5. 11 U.S.C. ss. 1129(a)(5): Section XIII.A. and Exhibit M of the Plan disclose the identity, qualifications, method of election, and/or compensation of the proposed officers and directors of the Reorganized Company. The appointment and/or continuance of such officers and directors is consistent with the interests of creditors and shareholders and with public policy.

                           6. 11 U.S.C. ss. 1129(a)(7): Each holder of a Claim or Interest in a Class that is impaired under the Plan will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than such holder would so receive or retain if Barry's were liquidated under chapter 7 of the Bankruptcy Code on such date.

                           7. 11 U.S.C. ss. 1129(a)(8), (10): Claims classified
         into Class 3 (Secured Tax Claims), Class 4 (Other Secured Claims), Class 7 (Consignment Claims), and Class 8 (Priority Claims) are not impaired under the Plan and therefore are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Claims classified into Class 1 (Secured Claims of the Bank Group), Classes 2 and 5 (Secured and Unsecured Claims of Bondholders), and Class 6 (general Unsecured Claims) are impaired under the Plan and, with respect to each of such impaired Classes, the Plan was accepted by at least two-thirds in amount and more than one half in number of the Allowed Claims in such Classes that are held by non-insider creditors who timely submitted ballots on the Plan. Interests classified into Class 9 (Interests) also are impaired under the Plan, and the Plan was accepted by at least two-thirds in amount of the Allowed Interests classified in Class 9 that are held by shareholders who timely submitted ballots on the Plan.

                           8. 11 U.S.C. ss. 1129(a)(9): The treatment of Administrative Claims, Priority Claims, and Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

                           9. 11 U.S.C. ss. 1129(a)(11): Confirmation of the Plan is not likely to be followed by the liquidation, or further financial reorganization, of the Reorganized Company or any successor to the Reorganized Company.

                           10. 11 U.S.C. ss. 1129(a)(12): The treatment of Administrative Claims (which include fees payable under 28 U.S.C. ss.
         1930) under the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

                           11. 11 U.S.C. ss.ss.1129(a)(6), (13): The
         requirements of sections 1129(a)(6) and (13) of the Bankruptcy Code are not applicable to the Plan.

                  E. All settlements, compromises, and releases provided for in the Plan, including the Agreement Parties Release, were negotiated at arm's length and in good faith, and are fair, equitable, reasonable, and in the best interests of Barry's, the Estate, all creditors and shareholders, and the Reorganized Company.

                  F. By the Modification, Barry's amended the Plan, among other things, to change and/or clarify the treatment accorded to holders of Administrative Tax Claims, Priority Tax Claims, Class 3 Claims, and Class 2 and 5 Claims. Such Modification was reasonable, appropriate, and did not adversely change the treatment under the Plan of any Claim or Interest. Accordingly, the Modification complied in all respects with section 1127(a) and all other applicable provisions of the Bankruptcy Code and, pursuant to Bankruptcy Rule 3019, the Modification is deemed accepted by all creditors and shareholders who previously voted to accept the Plan.

                  G. Pursuant to Section X.H.1. of the Plan, Barry's has elected to assume (through the Reorganized Company) each of the contracts and leases identified on the Schedule Of Assumed Agreements filed as Exhibit G to the Plan, as revised pursuant to the Contract Schedules Revision (collectively, the "Assumed Agreements"). No objections were filed or raised with respect to Barry's determination to assume any of such Assumed Agreements or to the proposed cure amounts that are set forth on the Schedule of Assumed Agreements, as revised (collectively, the "Cure Amounts"). Barry's has established adequate assurance of future performance, within the meaning of section 365(b)(1)(C) of the Bankruptcy Code, of the Assumed Agreements. Furthermore, subject to the provisions of Paragraph 5 of this Order regarding the assertion of objections to the Cure Amounts for certain agreements identified in the Contract Schedules

Revision, the identified Cure Amounts, if any, for each of the Assumed Agreements are the only amounts necessary to cure any existing defaults under the Assumed Agreements in accordance with sections 365(b)(1)(A) and (B) of the Bankruptcy Code.

                  H. Pursuant to Section X.H.4. of the Plan, Barry's has elected to reject each of its remaining executory contracts and unexpired leases that are not assumed pursuant to Section X.H.1 of the Plan (collectively, the "Rejected Agreements"), including all Existing Warrants and Options and those agreements identified on the Schedule of Rejected Contracts filed as Exhibit H to the Plan, as revised pursuant to the Contract Schedules Revision. No objections were filed or raised with respect to Barry's determination to reject any of such Rejected Agreements.

                  I. Pursuant to and for the reasons stated in Barry's no-action request letter dated May 8, 1998, and in the response letter of the Office Of Chief Counsel, Division Of Corporate Finance, Securities and Exchange Commission, dated July 20, 1998 (collectively, the "No-Action Letter"), copies of which are attached as Exhibit 1 to the Exhibit Submission, (1) the issuance of New Common Stock (and any related purchase rights to the extent that such purchase rights constitute a separate security under the Securities Act) under the Plan, including without limitation all New Common Stock issued to DDJ Capital and Mitchell Hutchins, is exempt from registration under the Securities Act and any otherwise applicable state or local law; and (2) the issuance of all Reorganized Company Warrants under the Plan, and the issuance of New Common

Stock upon exercise thereof, is exempt from registration under the Securities Act and any otherwise applicable state or local law. Resales of (x) all New Common Stock issued under the Plan to Bondholders other than DDJ Capital and Mitchell Hutchins, and (y) all Reorganized Company Warrants under the Plan and all New Common Stock issuable upon exercise of such Reorganized Company Warrants, are exempt from registration under the Securities Act and any otherwise applicable state or local law so long as the selling security holders are not "underwriters" within the meaning of section 1145(b)(1) of the Bankruptcy Code or "affiliates" of the Reorganized Company within the meaning of the Securities Act. Furthermore, security holders that are "affiliates" of the Reorganized Company may effect resales of such securities pursuant to Rule 144 under the Securities Act (except for the holding period requirement), pursuant to registration under the Securities Act, or pursuant to any other applicable exemption therefrom.

                  J. The Texas Comptroller Objection has been withdrawn. By the Objection Stipulation, the Texas Ad Valorem Taxing Authority Objection and the Texas Taxing Authority Objection also have been resolved and withdrawn. The Court received no other objections to confirmation of the Plan. /// /// /// ///

///

///

///

///

///

                  NOW, THEREFORE, IT HEREBY IS ORDERED THAT:

                  1. The Plan, in the form attached without Exhibits as Exhibit A hereto (with the modifications included therewith), is CONFIRMED. The previously-filed Exhibits to the Plan shall be deemed a part of the Plan and incorporated by this reference.

                  2. The provisions of the Plan and this Order shall bind Barry's, the Reorganized Company, and all creditors and shareholders of Barry's, whether or not the Claims or Interests of such entities are impaired under the Plan, whether or not such entities have voted to accept or reject the Plan, and whether or not such entities have filed or are deemed to have filed proofs of Claim or Interest in the Reorganization Case.

                  3. The Reorganized Company has been organized pursuant to and in accordance with the terms and conditions of the Plan, and the Reorganized Company constitutes the "successor" of Barry's within the meaning of section 1145(a)(1) of the Bankruptcy Code. Barry's and the Reorganized Company shall execute and deliver any and all documents or instruments and take any and all actions necessary or desirable to implement the Plan, this Order, the Plan Financing and the Definitive Financing Agreement, the issuance of New Common Stock and Reorganized Company Warrants, the Reincorporation Merger (as defined in the No-Action Letter), and the other transactions contemplated therein or thereby. The officers of Barry's and the Reorganized Company are authorized to execute, deliver, file, or record such contracts, instruments, notes, releases, mortgages, deeds, assignments, or other agreements or documents, and to take such other actions, as any such officer may determine to be necessary or desirable to effectuate the Plan and such transactions, all without further notice or application to or order of this Court, and regardless of whether such actions or documents are specifically referred to in the Plan, this Order, or the exhibits and annexes to any of the foregoing. To the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the shareholders of Barry's or the Reorganized Company or of the directors or officers of Barry's or the Reorganized Company, this Order shall constitute such consent and approval.

                  4. The Definitive Financing Agreement and other documents related to the Plan Financing, the Agreement Parties Release, the Warrant Agreement, the Registration Rights Agreement, the Certificate of Incorporation attached as Exhibit N to the Exhibit Submission, the Bylaws attached as Exhibit O to the Exhibit Submission, and the employment agreements attached as the Summary of Management Compensation (collective, the "Plan Documents") are approved as fair, equitable, reasonable and in the best interests of Barry's, the Estate, and the Reorganized Company. Prior to the Effective Date, non-material modifications or amendments to any of the Plan Documents may be made with the consent of all parties thereto, respectively, without further notice to or approval of the Court. On the Effective Date, the liens granted under the Plan Financing shall be valid, enforceable, and perfected pursuant to the terms of the Definitive Financing Agreement and the other documents related to the Plan Financing.

                  5. As of the Effective Date and upon the payment of the Cure Amounts (if applicable), pursuant to Section X.H.1. of the Plan, each of the Assumed Agreements shall be deemed assumed by the Reorganized Company and shall be in full force and effect, except to the extent that they have been modified consensually with the agreement of the parties thereto. Notwithstanding Section X.H.3. of the Plan, any objection to a Cure Amount that has been reduced or eliminated pursuant to the Contract Schedules Revision must be filed with the Court and served upon the Reorganized Company and the Reorganized Company's Counsel within fourteen days of the date that the Contract Schedules Revision and notice of the entry of this Order are served upon the parties to the applicable Assumed Agreements. The failure to file and serve such an objection shall be deemed a waiver of any objection to such revised Cure Amounts; in the event that such an objection is timely filed, the Reorganized Company shall make the cure payment required to be made pursuant to section 365(b)(1) of the Bankruptcy Code within thirty days after the order of the Court resolving such objection has become a Final Order.

                  6. As of the Effective Date, the Reorganized Company also shall be deemed to have assumed the obligations of Barry's to indemnify its directors and officers as of the Petition Date pursuant to all applicable certificates of incorporation, bylaws, written agreements, and statutes with respect to all present and future actions, suits, and proceedings against any of such directors and officers based upon any act or omission related to service with, for, or on behalf of Barry's. Such obligations shall not be discharged or impaired by confirmation or consummation of the Plan or this Order and shall survive confirmation unaffected by the contemplated reorganization.


                  7. Unless previously assumed or rejected by Order of this Court, as of the Effective Date, pursuant to Section X.H.4. of the Plan, each of the Rejected Agreements shall be deemed rejected by Barry's, the Existing Warrants and Options shall be deemed rejected, cancelled, and terminated, and the Reorganized Company shall have no liabilities or obligations with respect to the Rejected Agreements and/or the Existing Warrants and Options. The deadlines, procedures, and sanctions set forth in Section X.H.5. of the Plan regarding the assertion of Claims for damages arising from such rejection are approved and established.

                  8. Except as otherwise provided in the Plan, this Order, or the documents effectuating the Plan Financing, on the Effective Date and upon
(a) effectiveness of the Reincorporation Merger, (b) payment of Allowed Class 1 Claims pursuant to Section X.C.1. of the Plan, and (c) provision for Allowed Class 2 Claims pursuant to Section X.C.2. of the Plan, all property of the Estate shall revest in the Reorganized Company, free and clear of all Claims, liens, encumbrances, and Interests; provided, however, that such property shall be subject to valid security interests that secure the payment of Administrative Tax Claims and Secured Tax Claims in such priority as they otherwise hold under applicable nonbankruptcy law; and provided further that, upon satisfaction of such Administrative Tax Claims and Secured Tax Claims, any such surviving security interests automatically will be released and discharged without further order of the Court. From and after the Effective Date, the Reorganized Company may operate its business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Order.

                  9. Pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date and upon effectiveness of the Reincorporation Merger, the Reorganized Company shall be revested with and shall retain and may enforce any claims, rights, and causes of action that Barry's or the Estate may hold or have against any entity and that are not expressly released in or pursuant to the Plan, including, without limitation, (a) any claims, rights, or causes of action under sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory, (b) any rights of equitable subordination or disallowance, (c) any derivative causes of action that may be brought by or on behalf of Barry's or the Estate, and (d) any and all other claims, rights, or causes of action of any kind or nature of Barry's or the Estate that may exist under applicable bankruptcy or nonbankruptcy law. Any such recoveries from such causes of action shall be retained by the Reorganized Company free and clear of all Claims, liens, encumbrances, and Interests.

                  10. Pursuant to section 1125(e) of the Bankruptcy Code, Barry's, the Creditors' Committee, the Bondholder Committee, the Equity

Committee, the Bank Group, the Collateral Agent, their respective members, officers, directors, agents, and professional advisors, and all other Persons who have solicited acceptances or rejections of the Plan or who have participated in the Plan Agreement or the offer, issuance, sale, or purchase of any security offered or sold under the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code shall not be liable on account of such solicitation or participation for any violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

                  11. This Court's "Order Re Motion Of Debtor For Order
Authorizing: (A) Debtor's Entry Into Postpetition Consignment Agreement; (B) Granting Of Security Interest In And To Consigned Merchandise Pursuant To Uniform Commercial Code Section 9114 And Applicable Law; And (C) Obtaining Of Credit Pursuant To Consignment Agreement On An Administrative Priority Basis," entered on June 13, 1997, and "Order Authorizing On A Final Basis: (A) Debtor's Entry Into Postpetition Consignment Agreement; (B) Granting Of Security Interest In And To Consigned Merchandise Pursuant To Uniform Commercial Code Section 9114 And Applicable Law; And (C) Obtaining Of Credit Pursuant To Consignment Agreement On An Administrative Priority Basis," entered on July 22, 1998, shall not apply and shall be ineffective with respect to any and all agreements regarding consigned merchandise executed by Barry's and/or the Reorganized Company and dated as of or after the Effective Date.

                  12. Pursuant to Section XI.N. of the Plan, on the Effective Date the "Trade Financing Agreement Term Sheet," dated as of July 22, 1997, among Barry's, the Creditors' Committee, the Bondholder Committee, and the Bank Group (the "TFA Agreement"), shall be deemed modified to provide that Barry's need not offer to execute trade financing agreements with trade vendors who assert Claims against Barry's in amounts of $1,000 or less. The "trade trust" established pursuant to the TFA Agreement shall be preserved and will remain in full force and effect until such time as Barry's accounts payable to trade vendors with respect to the period between the Petition Date and the Effective Date have been paid in accordance with their terms. After such payment, the "trade trust" shall be dissolved and the remaining funds held in such "trust" shall be returned to the Reorganized Company free and clear of any claims of trade vendors, the Bank Group, or the Bondholders.

                  13. The deadlines, procedures, and sanctions set forth in
Section X.B.1. of the Plan regarding the assertion of Administrative Claims are approved and established; provided, however, that, notwithstanding Section X.B.1.c. of the Plan, the following shall apply with respect to Administrative Tax Claims:

         An Administrative Tax Claim shall be allowed only if (i) within the later of (x) one hundred and twenty days after the Effective Date or
         (y) one hundred and twenty days after the filing of the tax return for such taxes with the applicable governmental unit, the holder of such Claim files with the Court and serves on the Reorganized Company and the Reorganized Company's Counsel a proof of such Administrative Claim or a motion requesting payment of such Administrative Claim; and (ii) such Claim is allowed by the Court pursuant to a Final Order. The Reorganized Company may file an objection to any such proof of Administrative Claim or motion by the Claims/Interests

         Deadline established in Section XI.E. of the Plan; if no such objection is filed, the applicable Administrative Claim shall be deemed allowed. Holders of Administrative Tax Claims that do not file and serve a timely proof of Administrative Claim or motion for payment shall be forever barred from asserting such Claims against Barry's, the Estate, the Reorganized Company, or their respective property, regardless of whether such Claims are deemed to arise prior to, on, or subsequent to the Effective Date.

                  14. The discharge and injunction provisions set forth in
Section XIV.A. of the Plan are approved and established.

                  15. This Court shall retain jurisdiction as provided in
Section XI.U. of the Plan.

                  16. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security under the Plan, and the making or delivery of an instrument or transfer under the Plan, shall not be subject to any stamp tax or similar tax.

                  17. All modifications made to the Plan since April 30, 1998, either (a) have been accepted by the parties who are materially affected thereby, or (b) do not adversely change the treatment under the Plan of the Claim of any creditor or the Interest of any shareholder. Such modifications therefore are deemed accepted by all creditors and shareholders who previously voted to accept the Plan and are deemed a part of the Plan pursuant to section 1127(a) of the Bankruptcy Code, Bankruptcy Rule 3019, and all other applicable laws.
                  18. Pursuant to Section XI.M. of the Plan, neither Barry's nor the Reorganized Company is required to comply with Rule 3020-1(2) (formerly Rule 142(3)) of the Local Bankruptcy Rules of the United States Bankruptcy Court for the Central District of California, which generally requires the filing of certain status reports after the Confirmation Date.

                  19. The Reorganized Company shall mail a notice of the entry of this Order and of the Effective Date, in substantially the form of the Notice attached hereto as Exhibit B, which form hereby is approved, to all creditors of record as of the date of entry of this Order (excluding any Bondholders who were not record holders of Senior Notes as of the Record Date) and to all shareholders of record as of the Record Date.


DATED:                                       /s/ Vincent P. Zurzolo
                                             -----------------------------------
                                             THE HONORABLE VINCENT P. ZURZOLO
                                             UNITED STATES BANKRUPTCY JUDGE



Presented By:

/s/ James O. Johnston
-----------------------------------
JAMES O. JOHNSTON, a Member of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Reorganization Counsel for
Barry's Jewelers, Inc.

LEE R. BOGDANOFF (State Bar No. 119542),
MICHAEL L. TUCHIN (State Bar No. 150375),
JAMES O. JOHNSTON (State Bar. No. 167330), and
JOSHUA R. ELLINGWOOD (State Bar No. 187117), Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
3699 Wilshire Boulevard, Suite 900
Los Angeles, California 90010
Telephone:  (213) 251-5248
Facsimile:  (213) 251-5288

Reorganization Counsel for Debtor and Debtor in Possession

Debtor's Mailing Address:
2914 Montopolis Drive, Suite 200
Austin, Texas 78741

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re                                                     )
                                                          )
BARRY'S JEWELERS, INC., a California corporation; d/b/a   )
The Ringmaker; Samuels Jewelers; Wallace Jewelers; A.     )   Case No. LA 97-27988 VZ
Hirsh & Son Jewelers; Gold Art Creations; Milen           )
Jewelers; Keiden's Jewelers; Mission Jewelers; Schubach   )
Jewelers; Barons Jewelers; and Hatfield Jewelers;         )   Chapter 11
f/d/b/a Leroy's Jewelers; Alberts Jewelers; Raskins       )
Jewelers; and Treasures f/a/k/a Jewelers Holding          )
Corporation; Western States Jewelers Holding Corp.; BBF   )
Jewelers Management, Inc., FBB Jewelers Management,       )
Inc., #2; BJI Holding Company, Inc.; Western States       )   ORIGINAL DISCLOSURE STATEMENT AND PLAN OF
Jewelers' Corp.; Milens of California; A. Hirsh & Son,    )   REORGANIZATION, DATED APRIL 30, 1998, PROPOSED BY
Inc.; Treasures, Inc.; Barry's Jewelers Texas Corp.;      )   BARRY'S JEWELERS, INC.
Gold Art Creations, Inc.; and Jeweler's Management        )
Corporation,                                              )
                                                          )
TAX ID #95-3746316                                        )
                                                          )                    Confirmation Hearing
                           Debtor.                        )
                                                          )   Date:        September 16, 1998
                                                          )   Time:        2:30 p.m.
                                                          )   Place:       Courtroom 1368
                                                          )                Roybal Federal Bldg.
                                                          )                255 East Temple Street
                                                          )                Los Angeles, CA  90012
                                                          )
---------------------------------------------------------


181916v2.doc

                               SUMMARY INFORMATION
                               -------------------
              (The capitalized terms used in this Summary have the
            meanings ascribed to them in Section IX of this document)


Debtor:             Barry's Jewelers, Inc.

Vote Required:      Acceptance of the Plan generally requires the affirmative
                    vote of two-thirds in amount and a majority in number of the Allowed Claims, and two-thirds in amount of the Allowed
                    Interests, actually voted in each Class of impaired Claims or Interests. Only holders of Claims and Interests within Classes 1, 2, 3, 5, 6, and 9 are entitled to vote. In the event that any of such Classes rejects the Plan, however, the Court nevertheless may confirm the Plan if the requirements of section 1129(b) of the Code are satisfied.

Recommendation:     Barry's, the Creditors' Committee, the Bondholder Committee,
                    and the Equity Committee recommend acceptance of the Plan and urge all creditors and shareholders to vote in favor of the Plan.

Balloting And
Other Information:  Ballots have been provided with this document to the holders of Claims or Interests in the impaired Classes and must be completed, executed, and returned as follows:

                    For all creditors (other than Bondholders), completed ballots must be returned to and received by the Ballot Tabulator by no later than 5:00 p.m., Pacific Daylight Time, on August 10, 1998.

                    For all Bondholders and shareholders, completed ballots must be returned to and received by the person identified on the ballot no later than 5:00 p.m., Pacific Daylight Time, on August 10, 1998.

                 The hearing on Confirmation will be held on September 16, 1998, at 2:30 p.m. The hearing may be continued from time to time without further notice.



                                 Plan Summary 1

Treatment Of The    If the Court confirms the Plan:
Claims Of
Creditors And
Shareholders:       General Unsecured Creditors (including most suppliers of
                    goods and services, and parties to executory contracts and leases which have been rejected or are rejected pursuant to the Plan) generally will receive the following treatment on account of their Unsecured Claims (which are classified into Class 6): (a) if the amount of all Allowed Class 6 Claims is equal to or less than $17,000,000, then each holder of an Allowed Class 6 Claim shall receive a cash payment in an amount equal to fifteen percent (15%) of the amount of such holder's Allowed Class 6 Claim, plus simple interest on such amount at the rate of five percent (5%) per annum from the Effective Date until the date of the distribution to such holder; and (b) if the amount of all Allowed Class 6 Claims exceeds $17,000,000, then each holder of an Allowed Class 6
                    Claim shall receive a Pro Rata share of $2,550,000 in cash, plus simple interest on such Pro Rata share at the rate of five percent (5%) per annum from the Effective Date until the date of the distribution to such holder.

                    Bondholders generally will receive on account of their Secured and Unsecured Claims (which are classified into Classes 2 and 5, respectively) (a) a Pro Rata share of the Bondholder New Common Stock (which represents fifty percent of the New Common Stock to be issued by the Reorganized Company), and (b) the right to purchase a ratable share of Additional New Common Stock (which represents forty-five percent of the New Common Stock to be issued by the Reorganized Company).

                    Shareholders generally will receive on account of their Interests (which are classified into Class 9) a Pro Rata share of the Reorganized Company Warrants (which represent, in the aggregate, the right to purchase up to five percent of the New Common Stock on a fully-diluted basis at specified Strike Prices).

                    All existing shares, stock options, and warrants of Barry's will be canceled. Other creditors will receive treatment set forth in the Plan and described in this document.

Effective Date
And Plan
Distributions:      The Effective Date of the Plan will occur on the first
                    Business Day (a) that is at least ten days after the Confirmation Date, (b) on which no stay of the Confirmation
                    Order is in effect, and (c) after which the applicable conditions to the occurrence of the Effective Date have been satisfied or waived. Distributions on account of general
                    Unsecured Claims classified into Class 6, however, will not occur until the earlier of (x) the date on which the total amount of asserted Class 6 Claims becomes equal to or less than $17,000,000, and (y) the date on which the Claims
                    Committee, if formed, informs the Reorganized Company that no further objections to Class 6 Claims are warranted.


                                 Plan Summary 2

Questions:          All inquiries regarding the Plan or this Disclosure
                    Statement should be in writing and directed to James O.
                    Johnston, Stutman, Treister & Glatt Professional
                    Corporation, 3699 Wilshire Blvd., Suite 900, Los Angeles,
                    California 90010 (facsimile: 213-251-5288).

IMPORTANT
NOTICE: The Plan, Disclosure Statement, and ballots contain important information that is not included in this Summary, which information may affect your rights materially. You therefore should read the Plan, Disclosure Statement, and ballot in their entirety and consult with your legal and financial advisors prior to casting your ballot on the Plan.









                                 Plan Summary 3

                                       I.

                                  INTRODUCTION

                  On May 11, 1997 (the "Petition Date"), Barry's Jewelers, Inc. ("Barry's") filed a voluntary petition under chapter 11 of the Bankruptcy Code (the "Code"), and since that time Barry's has operated its business and managed its affairs as a debtor in possession pursuant to sections 1107 and 1108 of the Code.

                  The document you are reading is both the Plan of Reorganization (the "Plan") (set forth in the non-italicized text of Sections IX through XIV) and the Disclosure Statement with respect to the Plan (the "Disclosure Statement") (set forth in Sections I through VIII, Sections XV through XXI, and in the italicized text of Sections IX through XIV).1 Barry's has proposed the Plan to treat the Claims of its creditors and the Interests of its shareholders and to reorganize its business affairs. The Disclosure Statement generally describes the assumptions that underlie the Plan and how the Plan will be executed.

                  The United States Bankruptcy Court for the Central District of California (the "Court") has approved the form of this document as an adequate disclosure statement, containing enough information to enable parties affected by the Plan to make an informed judgment with respect to voting for or against the Plan. Such approval, however, does not constitute a determination by the Court of the fairness or merits of the Plan or of the accuracy or completeness of the information contained herein. Moreover, because the Court has not yet confirmed the Plan, its terms are not now binding on anyone.

                  For the reasons set forth below, Barry's, the Creditors' Committee, the Bondholder Committee, and the Equity Committee believe that the Plan provides the greatest and earliest possible recoveries to Barry's creditors and shareholders, that acceptance of the Plan is in the best interests of all parties, and that any alternative would result in further delay, uncertainty, and expense. Barry's, the Creditors' Committee, the Bondholder Committee, and the Equity Committee therefore recommend that all eligible creditors and shareholders entitled to vote cast their ballots to accept the Plan.


                                      II.

                       GENERAL INFORMATION AND DISCLAIMERS

                  Please read this document and the attached Exhibits carefully. Together, such documents explain who may object to confirmation of the Plan, who is entitled to vote to accept or reject the Plan, and the treatment that creditors and shareholders can expect to receive if the Plan is accepted by the requisite number of creditors and shareholders or otherwise confirmed by the Court. (As explained in Section XVII, the Court may confirm the Plan even if not all of the Classes of Claims and Interests have voted for acceptance of the Plan if the Plan satisfies certain other statutory requirements).


--------
1 The capitalized terms not otherwise defined in the Disclosure Statement portion of this document are defined in Section IX.A, below.

                  The Disclosure Statement and the Plan, however, do not constitute financial or legal advice. Creditors and shareholders should consult their own advisors if they have questions about the impact of the Plan on their Claims or Interests.

                  The sources of financial data relied upon in formulating this document are set forth in the declaration in Section XXI. The financial information used in preparing the Disclosure Statement and the Plan was prepared by and is the sole responsibility of Barry's, and Barry's professional advisors have not independently verified such information.

                  No representations concerning Barry's that are inconsistent with anything contained herein are authorized except to the extent, if at all, that the Court orders otherwise. The statements and information concerning Barry's that are set forth in this document constitute the only such statements and information that have been approved by the Court for the purpose of soliciting acceptances or rejections of the plan.

                  The Disclosure Statement and Plan may not be relied upon for any purpose other than to determine whether to vote in favor of or against the Plan. Nothing contained herein will constitute an admission of any fact or liability by any party, or be deemed evidence of the tax or other legal effects of the reorganization of Barry's on holders of Claims or Interests in the Reorganization Case.

                  Unless another time expressly is specified herein, the statements contained in this document are made as of the date identified on the cover page. Under no circumstances will the delivery of this document or the exchange of any rights made in connection with the Plan create an implication or representation that there has been no change in the information set forth in this document since the date of its compilation. Barry's assumes no duty and presently does not intend to update or supplement any of the disclosures contained herein.

                  CAUTIONARY STATEMENT: CERTAIN INFORMATION INCLUDED IN THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION AVAILABLE WHEN THE STATEMENTS WERE MADE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENTS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS DOCUMENT.

                                      III.

                   WHO MAY OBJECT TO CONFIRMATION OF THE PLAN

                  Barry's has reserved September 16, 1998, at 2:30 p.m., in Courtroom 1368 of the Roybal Federal Building, 255 East Temple Street, Los Angeles, California, for a hearing to determine whether the Court will confirm the Plan. If, after receiving the ballots on the Plan, it appears that Barry's has a sufficient number and amount of affirmative votes, Barry's will file a motion for an order confirming the Plan. Any parties in interest in the Reorganization Case, including creditors and shareholders who vote to reject the Plan, will have the opportunity to file an objection to confirmation. Failure to oppose Barry's motion in support of confirmation may be deemed to be consent to the Plan's confirmation.

                                      IV.

                    WHO MAY VOTE TO ACCEPT OR REJECT THE PLAN

                  In order to vote to accept or reject the Plan, a creditor's Claim or a shareholder's Interest generally must be both (a) impaired and (b) an Allowed Claim or an Allowed Interest. A Claim generally includes all rights to payment from Barry's, and an Interest generally represents an ownership stake in Barry's. See Section IX.A for the operative definition of Claims and Interests under the Plan.

                  Allowance: A Claim is an Allowed Claim only if (a) a proof of the Claim was timely filed, or the Claim is deemed timely filed pursuant to Bankruptcy Rule 3003(b)(1) or by reason of an order of the Court; and (b) Barry's, the Reorganized Company, or the Claims Committee (if formed) does not file an objection to the Claim by the Claims/Interests Objection Deadline and the Claim is not otherwise a Disputed Claim, or the Claim is allowed by a Final Order, or the Claim otherwise is allowed under the Plan. An Interest is an Allowed Interest only if (x) either a proof of the Interest was timely filed, the Interest is deemed timely filed pursuant to Bankruptcy Rule 3003(b)(2) or by reason of an order of the Court, or, in the case of Interests consisting of Existing Common Stock, the Interest is identified by Barry's stock transfer agent as existing as of the Record Date; and (y) either Barry's or the Reorganized Company does not file an objection to the Interest by the Claims/Interests Objection Deadline and the Interest is not otherwise a Disputed Interest, or the Interest is allowed by a Final Order, or the Interest otherwise is allowed under the Plan. See Section IX.A for more information.

                  Notwithstanding the foregoing, pursuant to an order of the Court, a claimant who holds a Claim that is not an Allowed Claim or an Interest that is not an Allowed Interest is entitled to vote on the Plan and to have its ballot counted as an acceptance or rejection if (a) the claimant has filed a timely proof of Claim or Interest that is not the subject of an objection filed prior to the Confirmation Hearing or an order entered prior to the Confirmation Hearing disallowing such proof of Claim or Interest; or (b) the claimant has not filed a timely proof of Claim or Interest but a Claim or Interest is identified on behalf of the claimant in Barry's "Schedules of Assets and Liabilities" (as amended, the "Schedules") in a liquidated, noncontingent, undisputed amount (or, in the case of Interests, an Interest is identified by Barry's stock transfer agent as existing as of the Record Date). An entity whose Claim or Interest currently is subject to an objection is not eligible to vote on the Plan unless and until that objection is resolved in the entity's favor or, after notice and a hearing pursuant to Bankruptcy Rule 3018(a), the court temporarily allows the entity's Claim or Interest for the purpose of voting to accept or reject the Plan. Any entity who seeks temporary allowance of its Claim or Interest for the purpose of voting on the Plan promptly must take the steps necessary to arrange an appropriate hearing with the Court.

                  Impairment: Impaired Claims include those for which a creditor's legal, equitable, and/or contractual rights are altered by the Plan, even if such alteration is beneficial to the creditor. A contract provision that entitles a creditor to accelerated payment upon default, however, generally does not render a Claim impaired, even if Barry's has defaulted and the Plan does not provide the creditor with accelerated payment, if the Plan cures the default, reinstates the maturity of the Claim as it existed before such default, and compensates the creditor for damages, if any, incurred as a result of reasonable reliance upon the acceleration provision. Impaired Interests include those for which a shareholder's legal, equitable, and/or contractual rights are altered by the Plan, even if such alteration is beneficial to the Interest-holder. Section X.A identifies the Classes of Claims and Interests that Barry's believes to be impaired under the Plan.

                  To summarize, there are two general prerequisites to voting on the Plan: a Claim or Interest must be both impaired and an Allowed Claim or an Allowed Interest. Impaired Claims and impaired Interests are placed in Classes pursuant to the Plan, which Classes generally must vote to accept the Plan in order for it to be confirmed. Even if all Classes do not vote in favor of the Plan, however, the Court nevertheless may confirm the Plan if the dissenting Class or Classes are treated in a manner prescribed by the Code. See Sections XVII and XVIII for a further explanation of the confirmation requirements applicable to the Plan.

                                       V.

                       VOTES NECESSARY TO CONFIRM THE PLAN

                  The Court may confirm the Plan only if, at a minimum, at least one Class of impaired Claims has voted to accept the Plan (without counting the votes of any insiders whose Claims are classified within that Class) and if certain statutory requirements are met as to both nonconsenting members within a consenting Class and dissenting Classes. A Class of Claims has accepted the Plan only when at least one-half in number and at least two-thirds in amount of the Allowed Claims actually voting in that Class vote in favor of the Plan. A Class of Interests has accepted the Plan when at least two-thirds in amount of the Allowed Interests actually voting in that Class vote in favor of the Plan.

                  Even if Barry's receives the requisite number of votes by entities holding impaired Claims or Interests, the Plan will not become binding unless and until, among other things, the Court makes an independent determination that confirmation is appropriate, which determination will be the subject of an upcoming Confirmation Hearing, and the Effective Date then occurs. See Section XI.V for a discussion of the various other conditions to confirmation and effectiveness of the Plan.

                                      VI.

                    INFORMATION REGARDING VOTING IN THIS CASE

                  Barry's believes that Classes 1, 2, 3, 5, 6, and 9 are impaired and therefore entitled to vote on the Plan. Barry's believes that Classes 4, 7, and 8 are unimpaired and therefore not entitled to vote on the Plan. Pursuant to applicable sections of the Code, holders of Administrative Claims and Priority Tax Claims are not classified and not entitled to vote on the Plan. See Section X.A.9. Any party that disputes Barry's characterization of its Claim or Interest as unimpaired may request a finding of impairment from the Court in order to obtain the right to vote.

                  In voting for or against the Plan, please use only the ballot sent to you with this document, and please carefully read the voting instructions on the ballot for an explanation of applicable voting procedures and deadlines. If, after reviewing this document, you believe that you hold an impaired Claim or Interest and are entitled to vote on the Plan but you did not receive a ballot, or if your ballot is damaged or lost, please make a written request for a replacement ballot to Charlotte N. Benford (the "Ballot Tabulator"), Stutman, Treister & Glatt Professional Corporation, 3699 Wilshire Blvd., Suite 900, Los Angeles, California 90010 (facsimile: 213-251-5288).

                  If your Claim against or Interest in Barry's is not based upon Existing Common Stock or Senior Notes, you must mail or otherwise deliver your completed ballot, in the pre-addressed enclosed envelope, to the Ballot Tabulator. IN ORDER TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY THE BALLOT TABULATOR BY NOT LATER THAN 5:00 P.M., PACIFIC DAYLIGHT TIME, ON AUGUST 10, 1998. DO NOT SUBMIT YOUR BALLOT VIA FACSIMILE. DO NOT RETURN YOUR BALLOT TO THE COURT.

                  If your Claim against or Interest in Barry's is based upon Existing Common Stock or Senior Notes, special procedures have been established for the purpose of balloting on the Plan. Please refer to the ballot that you received with this document or contact the Ballot Tabulator for more information.

                  Any interested party desiring further information with respect to the Plan, or seeking additional copies of this document, should contact the Ballot Tabulator in writing. The cost of any additional copies must be paid by the person ordering them. All pleadings and other papers filed in this case, however, may be inspected free of charge during regular court hours at the Office of the Clerk, United States Bankruptcy Court, 300 North Los Angeles Street, Los Angeles, California.

                                      VII.

                             BACKGROUND INFORMATION
     (DESCRIPTION OF BARRY'S PAST AND FUTURE BUSINESS, EVENTS PRECIPITATING
                        BARRY'S BANKRUPTCY PETITION, AND
                 SIGNIFICANT EVENTS IN THE REORGANIZATION CASE)

                  Barry's is a corporation formed under the laws of the State of California with principal executive offices currently located in Monrovia, California. Barry's, however, is in the process of relocating its headquarters to Austin, Texas, see Section VII.E.13, and the Plan provides for Barry's, on the Effective Date, to be merged into Samuels Jewelers, Inc., a corporation to be formed under the laws of the State of Delaware, and to conduct its business after the Effective Date under the name of "Samuels Jewelers," see Section XIII.

A. Business Background.

                  Barry's is a large specialty retailer of fine jewelry. Prior to the Petition Date, Barry's operated approximately 163 retail jewelry stores in 18 states (principally in California, Texas, Arizona, North Carolina, Utah, Indiana, Ohio, Colorado, Idaho, and Montana) under the trade names of A. Hirsch & Son Jewelers, Barons Jewelers, Barry's Jewelers, Hatfield Jewelers, Mission Jewelers, The Ringmaker, Samuels Jewelers, and Schubach Jewelers. On the Petition Date, Barry's employed approximately 1,200 employees. Since that time, however, Barry's has closed certain of its stores, reduced its workforce, and eliminated many of its trade names in an effort to restructure and improve its business.

                  Barry's stores are located in regional malls and offer fine jewelry items, with a principal emphasis on diamond and gemstone jewelry, in a wide range of styles and prices. All of Barry's stores are located on leased premises, with most of the store leases providing for the payment of fixed rent plus real estate taxes, insurance, common area maintenance fees, mall association dues, and contingent amounts based upon a store's gross sales. Barry's store leases generally have an initial term of five to fifteen years and expire at various dates through 2007. Some of the store leases, however, have expired and Barry's currently occupies such stores on a month-to-month basis.

                  To enhance sales, Barry's makes credit financing available to qualified customers through its own private-label credit card and through various secondary credit sources. Barry's has a trained and knowledgeable sales staff, an automated, centralized credit and collection system for the authorization of credit sales and collection of accounts, and a centralized distribution system for the replenishment of merchandise in stores.

B. Barry's Current Creditor And Shareholder Constituents.

                  As set forth in the Schedules, there existed as of the Petition Date a total of approximately $133 million in Secured and Unsecured Claims against Barry's, exclusive of any obligations of Barry's to lessors of real or personal property.

     1. The Bank Group, The Bondholders, And The Intercreditor Agreement.

                  Two major groups of potentially secured creditors of Barry's exist. The first such group (collectively, the "Bank Group"), is comprised of BankBoston, N.A. ("BankBoston"), The CIT Group/Business Credit, Inc., Jackson National Life Insurance Company, and The Long Horizon Fund, L.P. (which, during the Reorganization Case, received an assignment of all of the Claims of Sanwa Business Credit Corporation) as lenders under the "Second Amended And Restated Revolving Credit Agreement," dated August 30, 1996 (as amended, the "Revolving Credit Agreement"). The Bank Group asserts Secured Claims against Barry's totaling approximately $57.880 million as of the Petition Date. Pursuant to the Revolving Credit Agreement, BankBoston serves as the agent for the Bank Group.

                  The second such group consists of holders (collectively, the "Bondholders") of Barry's 11% Senior Secured Notes due December 22, 2000 (the "Senior Notes"). First Trust National Association (the "Indenture Trustee") serves as indenture trustee under an Indenture for the benefit of the Bondholders, who number in excess of 100 and assert partially Secured Claims totaling approximately $53.073 million.

                  Under a "Collateral Agency And Intercreditor Agreement," dated December 22, 1993 (as amended, the "Intercreditor Agreement"), to which Barry's is a party, BankBoston serves as the Collateral Agent for the Bank Group and for the Indenture Trustee. Pursuant to the Intercreditor Agreement, Barry's purportedly granted security interests in favor of BankBoston, as Collateral Agent, in substantially all of its assets (the "Collateral"), including, among other things, Barry's inventory, accounts receivable, personal property (including furniture, fixtures, and equipment) and the proceeds of such Collateral.

                  BankBoston, as Collateral Agent, therefore asserts a single lien against Barry's for the benefit of both the Bank Group and the Bondholders. The Intercreditor Agreement, however, purports to subordinate the interests of the Bondholders in the Collateral to the interests of the Bank Group in the Collateral in accordance with the terms of the agreement.

                  Barry's has commenced litigation to avoid and/or limit certain of the purported security interests held by BankBoston as Collateral Agent for the benefit of the Bank Group and the Bondholders pursuant to the Intercreditor

Agreement. See Section VII.E.17.a. Pursuant to the Plan Agreement (as referenced in Section VII.E.18), that litigation currently is stayed, and the Plan provides for the dismissal of the litigation, with prejudice, as of the Effective Date. See Section X.C.1.

2. Unsecured Creditors.

                  In its Schedules, Barry's also scheduled approximately $17.9 million in Unsecured Claims (excluding the unsecured deficiency Claims of the Bondholders), which consist of trade, accounts payable, and other acknowledged accrued liabilities. Barry's, however, has received proofs of Claim significantly in excess of that scheduled amount. See Section VII.E.14. Barry's currently estimates that there will be Allowed Unsecured Claims in the Reorganization Case (excluding the Claims asserted by the Bondholders) of approximately $15 million to $17 million.

3. Interest Holders.

                  Finally, Barry's has 4,029,372 shares of common stock issued and outstanding (the "Existing Common Stock"). As a result of the commencement of the Reorganization Case, the Existing Common Stock was delisted from the NASDAQ National Market System effective as of July 11, 1997.

                  As indicated in Barry's 10-K Report for the fiscal year ended May 31, 1997, Barry's also has approximately 1,050,000 warrants and 218,000 options for the purchase of Existing Common Stock issued and outstanding.

C.       The Prior Chapter 11 Case.

                  Barry's previously filed a voluntary petition for relief under chapter 11 of the Code on February 26, 1992, for the purpose of implementing a pre-negotiated plan of reorganization (the "Old Plan"). The Old Plan was confirmed by the Court by order entered on June 19, 1992, and became effective and was substantially consummated on June 30, 1992. Pursuant to the Old Plan, all allowed general unsecured claims were paid in full in cash, the holders of Barry's 125/8% Subordinated Notes due May 1, 2001 received ninety percent of the primary shares of the Existing Common Stock, and Wells Fargo Bank, N.A. and The Bank of California, N.A. entered into an amended credit facility.

                  Barry's previous chapter 11 case was fully administered and a final decree closing the case was entered on or about June 14, 1994. To the best of Barry's knowledge, no creditor whose indebtedness was restructured under the Old Plan is currently a creditor of Barry's with respect to that debt. As discussed in Section VII.D, Barry's now is operated by a new management team that was not involved in any aspect of its prior chapter 11 case.

D. The New Management Team And Events Leading To The Reorganization Case.

                  After Barry's achieved positive net income of $1,539,000 for the fiscal year ended May 1994 and of $1,906,000 for the fiscal year ended May 1995, Barry's previous management embarked on an aggressive expansion program that involved opening over twenty new stores throughout the country. The capital expenditures necessitated by that expansion program, however, drained Barry's working capital and availability under the Revolving Credit Agreement. Moreover, the sales of merchandise at Barry's new stores ultimately failed to meet expectations, thereby exacerbating Barry's capital problems, and Barry's suffered a net loss of $2,783,000 for the fiscal year ended May 1996 and of $19,220,000 for the nine months ending in February 1997.

                  A number of other factors contributed to Barry's financial difficulties, including (a) Barry's inability to obtain a bridge loan from the Bank Group or elsewhere during its working capital crisis; (b) limitations on Barry's ability to acquire new inventory on consignment and to establish other vendor-related programs; (c) deterioration in the quality of Barry's accounts-receivable base as a result of its aggressive granting of credit to risky customers; (d) above industry-average selling, administrative, and overhead expenses; and (e) increasingly past-due accounts payable, which resulted in sharply decreasing shipments on account.

                  As a result of those and other problems, Barry's Board of Directors hired a new management team for Barry's in mid-February 1997 to analyze the reasons for the company's poor performance and to lead a financial and operational reorganization. The new management team was led by Samuel Merksamer as Chief Executive Officer and President, E. Peter Healey as Executive Vice President and Chief Financial Officer, and Randy N. McCullough as Senior Vice President. See Section VII.E.8 for a description of the compensation arrangements for that management team, and see Section XIII.A.2 for a discussion of the management team that is anticipated to oversee the Reorganized Company's post-confirmation operations.

                  Shortly after its appointment, the new management team identified additional problems with Barry's financial and operational situation, including the facts that: (a) Barry's was significantly over-leveraged; (b) Barry's had a substantial number of stores that consistently operated at a net loss and that needed to be closed; (c) Barry's had no continuity in management (it had, for example, four Chief Executive Officers in the two years prior to the appointment of the new management team); (d) Barry's had higher than normal inventory shrinkage due to poor management and inventory controls; (e) Barry's operated with a below industry-average percentage of its inventory on consignment, thereby limiting the depth and breadth of selection in its stores and increasing Barry's financing costs; (f) Barry's had poor accounts-receivable management policies, had poor credit-granting standards, and had failed to incentivize collections until accounts were at least ninety days past due; (g) Barry's headquarters space was too large for its needs and the lease for such space was significantly above market; and (h) Barry's cost of collection of its accounts receivable was far in excess of acceptable levels.

                  The new management team therefore embarked on the development and implementation of a business plan designed to restore Barry's to profitability. The business plan included (a) closing under-performing stores;
(b) bringing in new consignment inventory and establishing other vendor-partnering programs to enhance merchandise assortment and thereby attract a less credit-dependent customer base; (c) returning aged merchandise to vendors in exchange for new inventory; (d) raising credit-granting standards to industry norms; (e) incentivizing accounts-receivable collection efforts; (f) investing in modern, industry-standard operational technology; (g) changing Barry's commission structure to properly motivate salespeople; (h) acquiring a modern point-of-sale system; (i) reducing vault inventory by sending more merchandise to the stores; (j) establishing an updated store format and consistent name; (k) pursuing alternatives to Barry's in-house credit and collection process; (l) reducing corporate overhead; and (m) pursuing the relocation of the corporate offices to less expensive space.

                  Although Barry's hoped to implement its new business plan without having to commence bankruptcy proceedings, it was unable to do so. Because of its inability to obtain bridge financing, its diminished financial capacity, and certain defaults under the Revolving Credit Agreement, Barry's was unable to make an approximate $3 million interest payment due on the Senior Notes on April 30, 1997. Moreover, as a result of public announcements relating to those defaults and other problems, substantially all of Barry's vendors ultimately refused to ship to Barry's on credit, and at least one unsecured creditor had commenced ex parte writ of attachment proceedings.

                  Barry's therefore determined that it would need to commence chapter 11 reorganization proceedings in order to provide it with the time, flexibility, and stability needed to formulate and fully implement the new business plan and otherwise to reorganize its financial and operational affairs.

                  In order to achieve the most efficient possible transition to chapter 11 operations, Barry's thereafter engaged in extensive negotiations with representatives of the Bank Group regarding the provision of debtor in possession financing. The Bank Group and Barry's, however, were unable to agree on the terms of such financing. As a result, Barry's and the Bank Group ultimately negotiated and executed a "Stipulation Pursuant To Sections 361 And 363 Of The Bankruptcy Code Authorizing Debtor's Use Of Cash Collateral And Granting Adequate Protection To Collateral Agent And Lenders" (the "Original Cash Collateral Stipulation"), the effect of which is described in Section VII.E.2.

E.       The Chapter 11 Case.

                  Barry's commenced the Reorganization Case by filing a voluntary petition for relief under chapter 11 of the Code on Sunday, May 11, 1997, after its stores had closed on that day. The Sunday filing enabled Barry's to operate through Mother's Day, which is a peak selling period, and thereafter promptly to commence the process of closing thirty-three store locations, most of which were underperforming stores, while staying any and all further collection actions (including actions under the Revolving Credit Agreement and actions by account vendors).

1. Overview Of Chapter 11 And The Plan Process.

                  Chapter 11 is the principal business reorganization chapter of the Code. Under chapter 11, a debtor in possession attempts to reorganize its business for the benefit of itself, its creditors, and other parties in interest.

                  The commencement of a chapter 11 case creates an estate consisting of all of the legal and equitable interests of the debtor in property as of the date that the petition was filed. Sections 1101, 1107, and 1108 of the Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the bankruptcy court orders the appointment of a trustee. Since the Petition Date, therefore, Barry's has remained in possession of its property and continues to operate its business as a debtor in possession.

                  The filing of a voluntary petition under chapter 11 also operates as an automatic stay of, among other things, all attempts to collect on prepetition claims from the debtor or otherwise interfere with the debtor's property or business. In chapter 11 cases, unless otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

                  The formulation of a plan of reorganization is the principal purpose of a chapter 11 case. A plan sets forth the means for satisfying the claims against and interests in the debtor. The Plan proposed by Barry's provides for a reorganization of its capital structure to enable it to continue as a viable business enterprise, to maximize the recoveries for creditors and shareholders, to preserve the jobs of hundreds of employees, and to avoid the potentially adverse impact of a liquidation on Barry's numerous trade vendors and other suppliers.

2. The Cash Collateral Stipulation.

                  Prior to the Petition Date, after lengthy negotiations, and against the backdrop of litigation regarding the non-consensual use of "cash collateral" in which the Collateral Agent, the Bank Group, and the Bondholders asserted an interest (i.e., cash allegedly encumbered pursuant to the Revolving Credit Agreement and the Intercreditor Agreement), Barry's, the Collateral Agent, and the Bank Group executed the Original Cash Collateral Stipulation, by which the Collateral Agent and the Bank Group consented to the use of cash collateral on certain terms and conditions. On the day following the Petition Date, Barry's filed an emergency motion to approve the Original Cash Collateral Stipulation, which motion was granted by the Court on an interim basis on May 20, 1997. An unofficial committee representing the interests of Bondholders did not oppose the Original Cash Collateral Stipulation.

                  The Creditors' Committee thereafter filed an objection to the Original Cash Collateral Stipulation. Litigation regarding final approval of the agreement was postponed several times through stipulations continuing the final hearing date, during which period Barry's had extensive negotiations with the Bank Group, the official Bondholder Committee (which by then had been appointed), and the Creditors' Committee regarding modifications to the agreement. Such negotiations spanned several weeks and, at times, were highly contentious.

                  Ultimately, Barry's asked the Court not to approve the Original Cash Collateral Stipulation on a final basis and, concurrently, filed a comprehensive motion requesting authority to use the alleged cash collateral on a nonconsensual basis. Just prior to the final hearing, after intense multi-party negotiations, Barry's, the Collateral Agent, the Bank Group, the Bondholder Committee, and the Creditors' Committee entered into the "Amended Stipulation Pursuant to Sections 361 and 363 of the Bankruptcy Code Authorizing Debtor's Use of Cash Collateral and Granting Adequate Protection to Collateral Agent, Lenders and Bondholders" (the "Amended Cash Collateral Stipulation"), which authorized Barry's to use the cash collateral, on specified terms and conditions, through February 28, 1998. Barry's presented the Amended Cash Collateral Stipulation at a final hearing on July 22, 1997, and the agreement was approved by the Court on a final basis.

                  The Court subsequently authorized Barry's to continue to use cash collateral on substantially the same terms and conditions as set forth in the Amended Cash Collateral Stipulation through May 31, 1998. By the Plan Agreement, the Collateral Agent, the Bank Group, the Creditors' Committee, and the Bondholder Committee agreed to continue the use of cash collateral on substantially the same terms as the Amended Cash Collateral Stipulation, as amended, through at least August 31, 1998, subject to the approval of an acceptable budget.

3. Lease Rejections.

                  Following the Petition Date, Barry's also filed a motion for authority to reject the leases pertaining to its thirty-three closed store locations and to reject an additional lease involving a store location that was never opened.

                  Although no parties in interest disputed Barry's business judgment in determining that such leases should be rejected, some of the affected lessors responded to Barry's motion by contending that the effective date of the lease rejections should be the date of entry of the Court's order granting the motion and that, as a result, the lessors were entitled to an administrative expense claim for any and all rent that accrued from the Petition Date through that date. Barry's filed a brief in which it disagreed with the lessors' contentions and argued that the effective date of rejection should be the date on which Barry's vacated the leased premises.

                  The Court authorized rejection of the applicable leases but declined to rule upon the issues regarding the lessors' asserted Rejected Lease Administrative Claims for rent that accrued following the date on which Barry's vacated the premises but prior to the date of entry of the order authorizing rejection of the various leases, and instead indicated that it would address such issues in the context of objections to Rejected Lease Administrative Claims filed in the Reorganization Case.

4.       Other First-Day Motions.

                  Immediately following the Petition Date, Barry's also filed several other motions designed to minimize the impact of the chapter 11 filing on Barry's operations and to facilitate Barry's compliance with the requirements of chapter 11. Among other things, Barry's filed motions requesting authority to maintain its existing bank account structure and cash receipts and disbursement procedures, subject to certain modifications, and for authority to honor certain customer and related service claims and employee benefits. The Court ultimately granted such relief, and Barry's successfully transitioned to operating as a debtor in possession.

5. Barry's Retention Of Professionals And The Appointment Of Official
   Committees.

                  Shortly after the Petition Date, the Court approved Barry's engagement of the following professionals at the expense of the Estate: (a) Stutman, Treister & Glatt Professional Corporation as reorganization counsel;
(b) Weil, Gotshal & Manges LLP as special corporate, tax, and real estate counsel; (c) Littler, Mendelsohn, Fastiff, Tichy & Mathiason as special labor counsel; (d) Deloitte & Touche LLP as accountants and auditors; (e) Budetti, Harrison, Nerland & Associates LLC as financial and management consultants; and
(f) Alschuler, Grossman & Pines LLP as special secured transactions, real estate, and litigation counsel. Barry's subsequently retained SBC Warburg Dillon Read Inc., as financial advisors, discontinued the services of the Alschuler, Grossman firm, and, with the approval of the Court, retained Tuttle & Taylor, A Law Corporation in its stead.

                  Also shortly after the Petition Date, the United States Trustee appointed the following official committees pursuant to section 1102 of the Code:

                           a. The Official Committee of Unsecured Creditors (the "Creditors' Committee"), which currently consists of the following creditors:

                                    Europa Diamond Syndicate, Inc.
                                    I. Kurgan & Co., Inc.
                                    M. Fabrikant & Sons, Inc.
                                    MGM Jewelry Manufacturing Company
                                    Original Design/Famor, Inc.
                                    Simon DeBartolo Group, L.P.

         The Creditors' Committee has retained, at the expense of the Estate, Andrews & Kurth LLP as counsel, Whitman Breed Abbott & Morgan LLP as local counsel, and Triumph Corporate Finance Group, Inc. as financial advisors; and

                           b. The Official Committee of Bondholders (the "Bondholder Committee"), which currently consists of the following holders of the Senior Notes:

                    DDJ Capital Management, LLC
                    Mitchell Hutchins Asset Management, Inc.

         The Bondholder Committee has retained, at the expense of the Estate, Pachulski, Stang, Ziehl, & Young P.C. as counsel and BDO Seidman, LLP as financial advisors.

                  An unofficial committee of Interest holders (the "Equity Committee"), consisting of Gary Gelman, David Johnson, and Jack Woolf also has been formed to represent Interest holders in this case, and the Equity Committee has retained counsel.

                  The Bank Group is represented in this case by Stroock & Stroock & Lavan LLP and has retained Price Waterhouse LLP as its financial advisors.

6.       The Interim Fee Procedures.

                  On motion by Barry's, the Court thereafter entered an "Order Establishing Procedures For Interim Payment Of Fees And Reimbursement Of Expenses," which established procedures by which Barry's was authorized to pay, on an interim and monthly basis, eighty percent of the fees for services rendered and one-hundred percent of the expenses incurred by professionals employed at the expense of the Estate, within certain established aggregate parameters.

                  Pursuant to those procedures and various quarterly fee applications filed pursuant to section 331 of the Code, Barry's had made the following interim payments of professional fees and expenses in the Reorganization Case through March 31, 1998:

   -------------------------------------------------------------------------------- -----------------------------

                                                                                    INTERIM AMOUNT PAID THROUGH
                                PROFESSIONAL/CLAIMANT                                         3/31/98
   -------------------------------------------------------------------------------- -----------------------------
   Stutman, Treister & Glatt Professional Corporation                                          $603,859
   (reorganization counsel to Barry's)
   -------------------------------------------------------------------------------- -----------------------------

   Weil, Gotshal & Manges LLP                                                                        $0
   (special corporate, tax, and real estate counsel to Barry's)
   -------------------------------------------------------------------------------- -----------------------------

   Littler, Mendelsohn, Fastiff, Tichy & Mathiason                                                   $0
   (special labor counsel to Barry's)
   -------------------------------------------------------------------------------- -----------------------------

   Deloitte & Touche LLP (accountants and auditors to Barry's)                                 $319,352
   -------------------------------------------------------------------------------- -----------------------------

   Budetti, Harrison, Nerland & Associates LLC                                                 $454,790
   (financial and management consultants to Barry's)
   -------------------------------------------------------------------------------- -----------------------------



                                       12

   Alschuler, Grossman & Pines LLP (former special secured transactions, real
   estate, and litigation counsel to Barry's)                                                    $90,643
   -------------------------------------------------------------------------------- -----------------------------


   Tuttle & Taylor, A Law Corporation (special secured transactions, real estate,                    $0
   and litigation counsel to Barry's)
   -------------------------------------------------------------------------------- -----------------------------

   SBC Warburg Dillon Read Inc. (financial advisors to Barry's)                                      $0
   -------------------------------------------------------------------------------- -----------------------------

   Andrews & Kurth LLP (counsel to Creditors' Committee)                                       $363,856
   -------------------------------------------------------------------------------- -----------------------------

   Whitman Breed Abbott & Morgan LLP                                                            $22,717
   (local counsel to Creditors' Committee)
   -------------------------------------------------------------------------------- -----------------------------

   Triumph Corporate Finance Group, Inc.                                                        $81,334
   (financial advisors to Creditors' Committee)
   -------------------------------------------------------------------------------- -----------------------------
   Pachulski, Stang, Ziehl, & Young P.C.                                                       $227,770
   (counsel to Bondholder Committee)
   -------------------------------------------------------------------------------- -----------------------------

   BDO Seidman, LLP (financial advisors to Bondholder Committee)                                $52,182
   -------------------------------------------------------------------------------- -----------------------------

                                                                             TOTAL           $2,216,503
   -------------------------------------------------------------------------------- -----------------------------


                  On Motion by the Creditors' Committee, the Court also entered an "Order Authorizing And Establishing Procedure For Monthly Reimbursement Of Certain Expenses Incurred By Members Of Creditors' Committee," which authorized Barry's to reimburse members of the Creditors' Committee, on an interim basis, for expenses incurred in the performance of the duties of the Creditors' Committee.

                  All of the above-noted payments of professional fees and reimbursement of expenses are subject to final approval of the Court. See
Section X.B.1.

7. Payment Of Postpetition Interest And The Bank Group's Professional Fees And Expenses.

                  The Revolving Credit Agreement provides for Barry's to pay certain fees and expenses incurred by the Bank Group in connection with the enforcement of its rights under the agreement. Barry's agreed pursuant to the Original and Amended Cash Collateral Stipulations (the "Cash Collateral Stipulations") to pay to BankBoston, as agent for the Bank Group, the reasonable postpetition professional fees and expenses incurred during the course of the Reorganization Case by BankBoston and the other members of the Bank Group, subject to certain limitations set forth in the Cash Collateral Stipulations. Through March 31, 1998, Barry's had paid approximately $740,994 to the Bank Group on account of such fees and expenses. Pursuant to the Cash Collateral Stipulations, Barry's reserved all rights to recover such payments under any applicable legal theory.

                  During the course of the Reorganization Case, Barry's also has paid postpetition interest, at the non-default rate, on the Claims of the Bank Group under the Revolving Credit Agreement. As with its payment of the Bank Group's fees and expenses, Barry's reserved in the Cash Collateral Stipulations all rights to recover such payments under any applicable legal theory.

                  The Bank Group has asserted Secured Claims for default interest allegedly arising under the Revolving Credit Agreement, after the Petition Date, and for the unpaid professional fees and expenses that it allegedly has incurred during the course of the Reorganization Case. Pursuant to the Plan Agreement, the Bank Group has agreed to waive, upon the Effective Date, any and all Claims against Barry's for default interest, unused commitment fees, late charges, or any other penalties of any kind, whether under the Revolving Credit Agreement or otherwise, and Barry's has agreed to pay, among other things, the Bank Group's unpaid professional fees and expenses as part of its Allowed Secured Claim.

8.       The Executive Management Contracts.

                  As noted above, in late 1996 Barry's Board of Directors initiated a nationwide search for a new chief executive officer and chief financial officer. In mid-February 1997, based upon recommendations received from industry and non-industry sources and following interviews, the Board determined to hire Samuel Merksamer as Chief Executive Officer and President and
E. Peter Healey as Executive Vice President and Chief Financial Officer. Following the selection of Mr. Merksamer and Mr. Healey, the Board also hired Randy N. McCullough as Senior Vice President Merchandising, Chad C. Haggar as Vice President Operations, Bill R. Edgel as Vice President Marketing, and Paul
W. Hart as Vice President - Management Information Systems (collectively, the "Senior Executives").

                  Following negotiations with a Compensation Committee of the Board of Directors, each of the Senior Executives and Barry's entered into an employment agreement dated as of May 1, 1997 (collectively, the "Executive Management Contracts"), which agreements provided for specified base salaries, annual and incentive bonuses, and termination benefits. After the Petition Date, Barry's filed a motion for an order authorizing the assumption and performance of the Executive Management Contracts. Following the filing and service of that motion, however, discussions transpired among certain of Barry's major constituents regarding the terms of the Executive Management Contracts and, as a result of those discussions, the Senior Executives proposed modifications to the Executive Management Contracts, by which they agreed to reduce the total compensation payable thereunder. Subsequently, Barry's filed a notice of amendment to its motion to authorize assumption of the Executive Management Contracts, in which it explained the modifications proposed by the Senior Executives.

                  Thereafter, after long and intense negotiations, the Senior Executives and the Bank Group agreed to further modifications to the Executive Management Contracts. On or about September 15, 1997, the Bank Group filed a "Response of Bank Group to Debtor's Motion for Assumption of Executive Management Contracts and Approving Post-Petition Employment Agreements," which set forth the terms of the compromise regarding the terms of the Executive Management Contracts.

                  Despite the modifications to the Executive Management Contracts, the Bondholder Committee and the Creditors' Committee filed oppositions to Barry's motion to assume the agreements. Based upon the evidence presented, the Court determined that the compensation payable under the agreements was within the range of industry norms and reasonableness and that Barry's had exercised reasonable business judgment in executing the agreements. The Court therefore granted the motion and authorized Barry's to enter into, and assume, the Executive Management Contracts, thereby enabling Barry's to retain intact its new management team and to incentivize key personnel during the course of the Reorganization Case.

                  The Bondholder Committee filed an appeal from the Court's order approving the Executive Management Contracts. Barry's and the Bondholder Committee twice stipulated to delay briefing of that appeal and, pursuant to the Plan Agreement, the Bondholder Committee subsequently dismissed its appeal of the order with prejudice and such dismissal was approved by the United States District Court for the Central District of California.

                  On March 27, 1998, Samuel Merksamer's employment as President and Chief Executive Officer of Barry's terminated and, pursuant to his Executive Management Contract and with the consent of the Bank Group, the Creditors' Committee, and the Bondholder Committee, Barry's thereafter paid Mr. Merksamer $401,000 plus accrued but unpaid vacation, salary, and expense reimbursements. Randy N. McCullough, who recently had been promoted to Executive Vice President and Chief Operating Officer, succeeded Mr. Merksamer as Chief Executive Officer.

                  See Section XIII.A.2 for a description of the proposed management team that will guide the Reorganized Company's post-confirmation operations.

9. The Postpetition Consignment, Trade Financing, And Vendor Return Programs.

                  Barry's ability to operate successfully depends in large part upon its ability to provide a wide variety of high-quality jewelry for display and sale to retail customers. Prior to the Petition Date, however, Barry's inventory had become "stale" (with more than fifty percent of the inventory on hand for more than one year), and much of the inventory had become obsolete. Moreover, as Barry's financial condition deteriorated, Barry's had difficulty in replacing the merchandise most popular with customers and, from April through mid-June 1997, Barry's received virtually no new shipments of inventory. Indeed, as of May 31, 1997, Barry's averaged only $260,000 in inventory (at cost) per store, as compared to the $400,000-$600,000 per-store inventory (at cost) typically averaged by Barry's competitors.

                  One of Barry's most urgent priorities following the Petition Date therefore was to increase per-store inventory levels prior to the start of the crucial 1997 Christmas-Hanukkah season, during which Barry's would generate a substantial majority of its sales for the year. Barry's addressed the inventory problem in three ways.

                  First, as noted above, Barry's negotiated, executed, and obtained Court approval of the Amended Cash Collateral Stipulation, which eased considerably the borrowing-base restrictions under the Revolving Credit Agreement and enabled Barry's to acquire additional inventory with the cash collateral in which the Collateral Agent and the Bank Group asserted an interest.

                  Second, Barry's obtained Court approval of a postpetition consignment program pursuant to which certain key vendors committed to maintain a specified minimum amount of consigned merchandise with Barry's. Barry's also obtained authorization to pay for any prepetition consigned goods that it sold after the Petition Date with the consent of the applicable consignors, and Barry's now has disposed of approximately half of its prepetition consigned inventory in that manner.

                  Third, Barry's negotiated, executed, and obtained Court approval of a vendor return program, which provided for (a) Barry's to return to participating vendors certain merchandise sold by vendors to Barry's prior to the Petition Date, in amounts of up to 75% of the applicable vendors' prepetition Claims (as valued based upon the purchase price set forth in the prepetition invoices for the returned goods) and up to an aggregate of approximately $8 million, with such returns being credited to reduce the vendors' Claims against Barry's on a dollar-for-dollar basis; (b) the participating vendors to agree to provide revolving credit to Barry's until the earlier of the confirmation of a plan of reorganization or one year, on ninety-day terms in an amount of at least 250% of the value of the merchandise so returned; (c) Barry's to fund a $2 million "trade trust," with the consent of the Bank Group and the Bondholder Committee, with which to secure its postpetition credit obligations to participating vendors; (d) members of the Bondholder Committee to subordinate $4 million of their Secured Claims against Barry's to Barry's postpetition trade payables to participating vendors; and (e) in the event that such trade trust was eliminated or reduced, members of the Bondholder Committee to agree to subordinate up to an additional $2 million of their Secured Claims against Barry's to Barry's postpetition trade payables to participating vendors.

                  The vendor return program further provided that any plan of reorganization of Barry's must provide for the maintenance of the trade trust until Barry's postpetition/pre-Effective Date trade payables have been paid in accordance with their terms. The Plan therefore provides for the preservation of the trade trust until such time, and thereafter for the trade trust to be returned to the Reorganized Company free and clear of any claims of trade vendors, the Bank Group, or the Bondholders. See Sections X.B.2 and XI.N.

                  Barry's offered participation in the vendor return program to its trade vendors with Claims of more than $1,000, and through February 28, 1998, Barry's had returned approximately $5.6 million of merchandise pursuant to the program (and thereby had reduced Unsecured Claims in the Reorganization Case by that amount). Barry's, however, determined that it would not be cost effective or efficient to offer the vendor return program to vendors with Claims of $1,000 or less, and Barry's therefore did not make such an offer to vendors with those smaller Claims. The Plan accordingly provides for such Claims to be classified and treated as general Unsecured Claims in Class 6, and for the vendor return program to be deemed modified to reflect the fact that Barry's did not offer participation in the vendor return program to vendors with Claims of $1,000 or less. See Section XI.N.

                  Ultimately, the Amended Cash Collateral Stipulation, postpetition consignment program, and vendor return program enabled Barry's to return outdated and unsalable inventory to vendors, to receive trade credit on very favorable ninety-day terms while avoiding typically high financing fees and charges, to acquire needed inventory on consignment, and, most importantly, to build its inventory to satisfactory levels for the 1997 Christmas/Hanukkah season.

10. The 1997 Christmas/Hanukkah Season.

                  Following approval and implementation of the Amended Cash Collateral Stipulation, postpetition consignment program, and vendor return program, Barry's focused much of its efforts and resources on obtaining inventory for the upcoming 1997 Christmas/Hanukkah season. Among other things, key management personnel spent large parts of October and November 1997 in New

York, meeting with suppliers and trying to ensure that Barry's inventory orders would be filled on a timely basis. As a result of those and other efforts, Barry's obtained during November and December 1997 approximately $32 million in new inventory, consisting of nearly $27 million in consigned inventory and approximately $5 million in purchased goods. In comparison, for the five months prior to November 1997, Barry's had received a total of only $21 million in inventory shipments, consisting of approximately $12 million in consigned inventory and $9 million in purchased goods. By December 1997, Barry's per store inventory levels had risen to approximately $438,000 (as opposed to $348,000 during December 1996).

                  As a result of such increased inventory levels and other efforts, Barry's enjoyed a successful and promising 1997 holiday season, selling $28 million in inventory in December 1997 alone. In fact, Barry's December 1997 sales exceeded by 6.4% the sales projections contained in the Amended Cash Collateral Stipulation, and sales for the seven months ending December 1997 exceeded such projections by approximately 3.5%. Moreover, during December 1997, same store or comparable store sales were up 15.4% from the prior year.

                  Barry's net cash position as of December 31, 1997 was $25.3 million, approximately $13.8 million ahead of projections. Moreover, during the seven month period ending in December 1997, sales from Barry's in-house credit program accounted for approximately 55% of its total sales, as opposed to approximately 62% of such sales for the same period in the prior year.

11.      January-March 1998 Results.

                  Barry's improved performance continued in the first several months of 1998. For example, Barry's sales for the three months ending on February 28, 1998, were 9.7% ahead of projections.

12.      Other Business Restructuring Efforts.

                  Following the Petition Date, Barry's proceeded to implement its business reorganization plan along an array of other fronts.

                  Perhaps most importantly, Barry's evaluated and restructured many of its store leases. As of the Petition Date, Barry's chain-wide, per-store occupancy costs were approximately 10.3% of sales, and the occupancy costs at certain stores were almost double that amount. Such amounts were well above industry averages. Following the Petition Date, therefore, Barry's began to negotiate interim reductions in base rent under various leases and evaluated the specific terms of other leases in order to determine whether any required only "non-economic" modifications. Thereafter, Barry's submitted non-economic lease modification proposals to the lessors of over fifty store locations. Pursuant to those proposals, Barry's has assumed approximately twenty-seven leases, as modified. Since the Petition Date, Barry's also has closed twelve stores (in addition to the stores that it closed on or immediately after the Petition Date) and has moved to reject the leases with respect to those closed stores. Finally, as indicated in Section X.H, Barry's proposes through the Plan to assume some of its remaining non-residential leases and to reject the remainder.

                  Barry's also devised and obtained Court approval of a comprehensive program to obtain and implement a new integrated management information system, including a systems processor and operating system, applications software, point-of-sale hardware, additional microcomputers, and a new home office telephone system, all of which will enable more efficient operation and reduced overhead expenses on a going-forward basis.

                  The new system will replace the computer system that existed on the Petition Date, which was a hodgepodge of undependable and ineffective early-1980's technology that was incapable of meeting the ever-growing demands that Barry's operations placed upon it. For example, under the previous system, management did not have easy access to information regarding merchandise levels, and therefore could not manage inventory with any degree of efficiency. Moreover, many merchandise management and financial reporting functions required significant manual effort under the previous system, which thereby resulted in unnecessary labor costs, increased potential for human error, and diminished controls. The previous system also was not "year 2000 compliant," meaning that it may not have remained operational after 1999. See Section XV.C.1.

                  Compounding those problems was the fact that Barry's information systems were not fully integrated and, as a result, precluded the free flow of information among departments. Thus, under the old system, it was extremely difficult for Barry's to (a) track and replenish inventory in a timely and informed manner, (b) manage consignment inventory efficiently, (c) create comprehensive databases concerning past customers and their purchase histories,
(d) provide timely and accurate financial reporting, and (e) communicate reliably with individual stores, vendors, customers and management. Barry's anticipates that the new management information system will alleviate such problems.

                  Finally, Barry's is pursuing a number of other options to help restore long-term profitability, including reductions in corporate overhead, changes in personnel, bringing in new consignment inventory and establishing other vendor-partnering programs to enhance merchandise assortment and thereby attract a less credit-dependent customer base, raising credit-granting standards to industry norms, incentivizing accounts-receivable collection efforts, changing commission structure to properly motivate salespeople, reducing vault inventory by sending more merchandise to the stores, and pursuing alternatives to the existing in-house credit and collection process.

                  Finally, in order to establish an updated store format and consistent name, on the Effective Date of the Plan Barry's will be merged into Samuels Jewelers, Inc., a corporation to be formed under the laws of the State of Delaware, and thereafter will conduct its business under the name of "Samuels Jewelers." See Section XIII.

13. Relocation Of Corporate Headquarters And Rejection Of Headquarters Lease.

                  Barry's leases approximately 38,000 square feet at its headquarters location in Monrovia, California under a lease that expires in 2005.

                  Because Barry's obligations under its headquarters lease are significantly greater than market lease rates, Barry's has determined to reject the lease. As a result, Barry's either will file a separate motion for rejection of the lease prior to confirmation of the Plan or will reject the lease pursuant to the Plan, as set forth in Section X.H.4.

                  In connection with Barry's determination to reject its existing headquarters lease, Barry's has determined to relocate its corporate headquarters to Austin, Texas, where it can lease space for substantially lower rent and can enjoy lower costs of conducting its business. Barry's therefore has entered into a new lease for its headquarters with the following substantive terms: (a) approximately 24,000 square feet, with rent of $0.47 per square foot per month on a triple net basis; and (b) a term of five years, with an option to renew for one additional five year term at the average monthly net rental rate charged for comparable premises. Barry's also intends to sublease space in Irwindale, California, for its existing credit center. Together, the new leases should enable Barry's to save over $400,000 per year, approximately forty-four percent, in total headquarters occupancy costs.

                  Barry's believes that it has complied with the advance notice requirements of the Worker Adjustment and Retraining Notification Act (the "WARN Act") with regard to the relocation of its headquarters. Nonetheless, no assurance can be given that employees ultimately will not assert claims against Barry's pursuant to the WARN Act, which claims likely would be payable as administrative expenses in the Reorganization Case.

14. The Bar Date, Claims Objections, And Estimated Aggregated Claims Amounts.

                  Pursuant to a motion by Barry's, the Court established October 31, 1997, as the bar date for filing proofs of Claim and Interest against Barry's. Subsequently, claimants filed over 890 proofs of Claim and Interest, in which they asserted Claims in excess of $138 million.

                  Barry's thereafter analyzed the proofs of Claim and, to date, successfully has objected to the allowance of more than 274 non tax-related proofs of Claim. Barry's successful objections in this regard have resulted in the disallowance of approximately $5.2 million in asserted Claims and in the reclassification of a number of asserted Administrative Claims and Secured Claims to Unsecured Claims. Barry's also successfully has objected to allowance of approximately seventy proofs of Claim filed by state and local taxing authorities, which objections resulted in the disallowance of approximately $274,000 in asserted Claims and the reclassification of approximately $470,000 of purported Priority, Administrative, or Secured Claims into general Unsecured Claims.

                  A number of other objections to Claims and Interests were pending as of the date of this document. Moreover, Barry's intends to object to at least the following types of Claims prior to the Claims/Interests Objection
Deadline:

                           a. Claims By Employees Pursuant To The Executive Bonus Plan: Many current and former employees of Barry's have filed proofs of Claim with respect to amounts allegedly due and owing under the Executive Bonus Plan. See Section VII.E.17.b. Such Claims include the proofs of Claim identified on Exhibit A as "Executive Bonus Plan Claims." Barry's intends to object to such Claims to the extent that any particular claimant asserts a Claim (i) in excess of the amounts for which Barry's is obligated under the plan to such claimant, or (ii) for amounts that will be paid out of assets, if any, that are determined to be part of a valid trust and therefore not part of the Estate. See Section VII.E.17.b for a description of pending litigation that may affect the validity and amount of the Claims with respect to the Executive Bonus Plan.

                           b. Claims By Lessors: Lessors under the various leases that Barry's has rejected, or will reject pursuant to the Plan, have filed or may file proofs of Claim for damages as a result of such rejection. Barry's has filed objections to many of such Claims, which objections remain pending as of the date of this document, on the grounds that the lessors did not give credit for mitigation of their damages, did not account properly for the limitation of their claims arising through the operation of section 502(b)(6) of the Code, or otherwise erroneously calculated the amount of their Claims. Barry's anticipates that many of such lessors also will file Rejected Lease Administrative Claims to which Barry's ultimately will object. See
         Section VII.E.3.

                           c. Tort And Related Claims. Other claimants have filed Claims that assert liability for discrimination, personal injury, or other torts and/civil rights violations. Such Claims include the proofs of Claim identified on Exhibit A as "Tort/Civil Rights Claims." Barry's intends to object to those Claims and related tort and civil rights Claims because it does not believe that any of the Claims have merit or that it otherwise has any liability to such claimants.

                  As described in Section XI.E, the Plan enables Barry's or a Claims Committee formed after the Effective Date to file additional objections to Claims and Interests through six months after the Effective Date, and Barry's therefore reserves all rights with respect to the allowance or disallowance of any and all Claims and Interests, including Claims and Interests not referenced above. The Bankruptcy Court has ordered that, in voting on the Plan, creditors and shareholders may not rely on the absence of an objection to their proofs of Claim or Interest as any indication that Barry's ultimately will not object to the amount, priority, security, or allowability of their Claims or Interests.

                  Based upon the successful, pending, and anticipated objections to Claims, Barry's estimates that the aggregate amount of Allowed Unsecured Claims in this case, excluding the Claims asserted by Bondholders, will be approximately $15,000,000 to $17,000,000. The foregoing, however, is only an estimate based upon information currently available to Barry's. The actual amount of Allowed Unsecured Claims may differ materially from such estimate and ultimately will be ascertained only after the resolution of all Disputed Claims.

15. Extension Of The Time Within Which To Assume Or Reject Leases Of Nonresidential Real Property.

                  On motions by Barry's, the Court has extended through May 29, 1998, the time within which Barry's needs to assume, assume and assign, or reject its remaining leases of nonresidential real property, including its retail store leases and the lease of its headquarters facilities in Monrovia, California. Barry's intends to seek a further extension of the assumption/ rejection deadline, which arises pursuant to section 365(d)(4) of the Code, through August 31, 1998.

16. Plan Exclusivity.

                  On motion by Barry's, the Court also has extended the time periods within which Barry's maintains the exclusive right, pursuant to sections 1121(b) and (c) of the Code, to file a plan of reorganization and to solicit acceptances to any such plan, through April 30, 1998, and June 30, 1998, respectively. By the Plan Agreement, the Creditors' Committee, the Bondholder Committee, the Equity Committee, and the Bank Group all have agreed that Barry's shall have the exclusive right to solicit acceptances on the Plan through August 31, 1998.

17. Litigation.

a.       Lien Avoidance Litigation.

                  On October 21, 1997, in response to a Court-approved deadline, Barry's filed with the Court a "Complaint To Avoid Purported Security Interests, To Limit Purported Security Interests, And For Declaratory Relief" (the "Lien Avoidance Complaint") in order to avoid and/or limit certain of the purported security interests held by BankBoston as Collateral Agent for the benefit of the Bank Group and the Bondholders pursuant to the Intercreditor Agreement. By the Lien Avoidance Complaint, which names as defendants the Collateral Agent, the Indenture Trustee, and the individual members of the Bank Group, Barry's sought, among other things, (i) to avoid the purported security interest in inventory located in California having a unit retail value of $500 or less (the "California Inventory Claim"); (ii) a declaratory judgment determining that certain statutory landlord liens preserved for the benefit of the estate are senior to any purported security interest in and to the same assets; and (iii) a declaratory judgment determining that no security interest exists in Barry's retail store leases and proceeds thereof.

                  The Indenture Trustee thereafter filed an answer. The Bank Group, later joined by the Collateral Agent, moved to dismiss the California Inventory Claim on the ground that Massachusetts law, rather than California law, governed the dispute. The Indenture Trustee, adopting the argument made by the Bank Group, then filed a motion for summary judgment on the California Inventory Claim. The Court denied both motions without prejudice and the Bank Group and Collateral Agent filed answers, in which they, among other things, disputed the claims alleged in the Lien Avoidance Complaint. On March 27, 1998, Barry's filed a motion for leave to file a first amended complaint. That motion was pending when the parties entered into the Plan Agreement, pursuant to which Barry's has agreed to dismiss the Lien Avoidance Complaint with prejudice as of the Effective Date.

                  At the request of the parties, the Court thereafter stayed further prosecution of the Lien Avoidance Complaint and continued all hearings with regard to the complaint until October 8, 1998.

          b.       Executive Bonus Plan Interpleader Litigation.

                  Prior to the Petition Date, Barry's implemented both a Deferred Compensation Plan and an Executive Bonus Plan (collectively, the "Plans") in order to provide specified benefits to management and certain key employees. The Deferred Compensation Plan allows eligible employees to defer receipt of a portion of their current income on a pre-tax basis and to receive tax-deferred interest on the deferrals. The Executive Bonus Plan provides a payment of certain benefits to eligible employees upon the occurrence of certain specified "changes in control" of Barry's. Any benefits paid to an eligible employee under the Executive Bonus Plan are offset against the benefits payable to such employee under the Deferred Compensation Plan.

                  In connection with the Plans, Barry's established what has been described as a "trust" (the "EBP Trust") to fund and secure the benefits for the Executive Bonus Plan participants, and the EBP Trust currently holds liquidated proceeds from life insurance policies on the lives of some or all of such participants. The trustee of the EBP Trust is Imperial Trust Company ("Imperial").

                  During the Reorganization Case, certain of the participants in the Executive Bonus Plan have made demand on Imperial for the payment of benefits that they allege are due and owing as a result of Barry's having filed its chapter 11 petition. Imperial, however, has refused to make payments to the participants absent an order of the Court. Accordingly, on December 9, 1997, Imperial filed a "Complaint In Interpleader" (as amended, the "Interpleader Complaint"), naming Barry's, the Creditors' Committee, and numerous individual plan participants as defendants, in order to determine the respective rights and obligations of the parties in and to the EBP Trust assets.

                  Barry's subsequently moved to dismiss the Interpleader Complaint because Imperial failed to join as defendants all interested parties, which motion was granted by the Court. Imperial subsequently filed and served a first amended complaint in which all potentially interested parties were named as defendants. The Creditors' Committee has moved to dismiss the amended complaint, asserting that it fails to state a claim upon which relief could be granted, and Barry's has joined in that motion, which remains pending as of the date of this document. Some of the other defendants in the litigation have filed a motion for summary judgment, by which they seek a determination that the EBP Trust is valid, which motion also remains pending as of the date of this document.

                  Notwithstanding the filing of the Interpleader Complaint, in order to protect current employees who are necessary to Barry's reorganization, Barry's, the Creditors' Committee, the Bondholder Committee, the Bank Group, and the Equity Committee have stipulated to authorize Barry's to continue to pay from alleged cash collateral all Claims made by current employees under the Plans (up to an aggregate maximum of $260,000), provided that Barry's is subrogated to the rights of those employees whose Claims are honored and that such payments not prejudice any of the parties' rights in the litigation. Barry's now has satisfied, or soon will satisfy, the valid Claims of all of its current employees.

                  Pursuant to the Plan Agreement, the Creditors' Committee has agreed that Barry's shall determine how to proceed with respect to the Interpleader Complaint and that Barry's has the authority to resolve such litigation. If the EBP Trust ultimately is determined to be valid in the litigation, Barry's believes that the Claims of participants in the Executive Bonus Plan should be disallowed to the extent of such participants' ratable share of assets in the EBP Trust (which assets would not be property of the Estate) and will be Unsecured Claims to the extent that the assets of the EBP Trust are insufficient to satisfy the full amount of the participants' claims. If, however, the EBP Trust ultimately is determined to be invalid or otherwise unenforceable, Barry's believes that the assets in the EBP Trust will be property of the Estate free and clear of any and all Claims of participants in the Executive Bonus Plan and that the Claims of such participants will be Unsecured Claims against the Estate.

                  Barry's estimates of the allowed amount of the Claims of former employees with respect to the Executive Bonus Plan are set forth in the schedule attached as Exhibit B, which schedule provides estimates of the anticipated allowed amounts of such Claims if the EBP Trust is determined to be valid and enforceable and if the EBP Trust is determined not to be valid and enforceable.

                  Under the Plan, the Unsecured Claims of former employees with respect to the Executive Bonus Plan will be classified and treated as general Unsecured Claims in Class 6. To the extent that the EBP Trust is determined to be valid and enforceable, the Claims of such former employees to the assets of the EBP Trust will be paid from such assets in accordance with the terms of the Executive Bonus Plan, and any such Claims therefore are not impaired under the

Plan. However, to the extent that any resolution (by settlement or litigation) by Barry's of the Interpleader Complaint ultimately increases the amount of the Allowed Unsecured Claims of former employees to an amount over $187,537.61 (which amount represents Barry's current estimate of the unsecured deficiency portion of such Claims if the EBP Trust is determined to be valid and enforceable), Barry's shall increase the amount of money available to satisfy Allowed Class 6 Claims by fifteen percent of the amount by which such Allowed Claims exceeds $187,537.61 (provided, however, that in no event shall any Allowed Class 6 Claim receive a distribution of more than fifteen percent of the allowed amount of such Claim plus interest at the rate provided for such Claim by the Plan). See Section X.D.

               c. Stayed Litigation

                  The litigation identified on the schedule attached as Exhibit A was pending in other fora on the Petition Date and remains stayed pursuant to section 362(a) of the Code. Barry's expects that the Claims arising from such litigation have been or will be resolved through the Claims allowance process in the Reorganization Case and that, as a result such litigation ultimately will be dismissed without further prosecution.

18. The Plan Agreement.

                  After months of arduous negotiations regarding the terms of a consensual plan of reorganization, on or about April 14, 1998, Barry's, the Creditors' Committee, the Bondholder Committee, the Equity Committee, the Bank Group, DDJ Capital, and Mitchell Hutchins executed the "Agreement Regarding Consensual Plan Of Reorganization" (the "Plan Agreement"). By the Plan Agreement, those entities agreed to support a plan of reorganization that contained substantially the terms and conditions of the Plan, and further agreed to refrain from supporting any other plan that was inconsistent with the terms and conditions set forth in the Plan Agreement.

                  The Plan Agreement becomes null and void in the event that the Court does not confirm the Plan by August 31, 1998.

                                     VIII.

                       SUMMARY OF CRITICAL PLAN PROVISIONS

                  The following summary of the Plan is qualified in its entirety by the actual terms of the Plan (as set forth in the non-italicized text of Sections IX through XIV). In the event of any conflict, the terms of the Plan will control over any summary set forth in this Section or in other parts of the Disclosure Statement.

A . Summary Of Distributions.

                  The Plan is intended to provide for the maximum feasible recoveries for creditors and shareholders by enabling Barry's to recapitalize and continue to operate as a viable business enterprise.

                  Generally, the Plan provides for (a) the payment in full of Allowed Administrative Claims, Priority Claims, and Priority Tax Claims; (b) the payment in full of the approximately $57.880 million in Allowed Secured Claims of members of the Bank Group, including the payment of pre- and post-petition interest at the non-default rate provided in the Revolving Credit Agreement and the payment of the professional fees and expenses incurred by the Bank Group during the Reorganization Case; (c) the payment or other satisfaction of other Allowed Secured Claims; (d) the distribution of 2.5 million shares of New Common Stock to Bondholders in satisfaction of their Secured and Unsecured Claims for payment of the Senior Notes; (e) the offer and sale of an additional 2.25 million shares of New Common Stock, for an aggregate price of $15 million, to Bondholders who elect to purchase such shares; (f) either (i) if the amount of all other Allowed Unsecured Claims is equal to or exceeds $17 million, the payment of $2.55 million to holders of such other Allowed Unsecured Claims, to be distributed on a Pro Rata basis among such holders, plus simple interest at the rate of five percent per annum from the Effective Date until the date of the distribution to such holders; or (ii) if the amount of all other Allowed Unsecured Claims is less than $17 million, the payment of fifteen percent of the amount of such Allowed Unsecured Claims, plus simple interest at the rate of five percent per annum from the Effective Date until the date of the distribution to such holders; and (g) in satisfaction of Allowed Interests, the provision of 263,158 Reorganized Company Warrants, distributed on a Pro Rata basis to holders of Existing Common Stock, which warrants will provide such holders with the right to purchase up to an aggregate of five percent of the New Common Stock, on a fully diluted basis, under specified terms and conditions.

B. Summary Of Source Of Funds.

                  The sources of money earmarked to pay creditors and shareholders under the Plan include (a) cash on hand; (b) the $50 million Plan Financing; and (c) the $15 million in proceeds from the sale of New Common Stock to Participating Bondholders. Moreover, as noted above, in lieu of cash payments or other distributions of property to Bondholders and holders of Existing Common Stock, the Reorganized Company will issue New Common Stock and Reorganized Company Warrants, respectively, to such claimants.

                           THE PLAN OF REORGANIZATION

                  The Plan, which is the only legally operative and binding portion of this Plan and Disclosure Statement, is set forth in its entirety in Sections IX through XIV. Any text in those Sections that appears in italics, however, is not part of the Plan and is provided only for informational purposes.

                                      IX.

                      DEFINITIONS AND RULES OF CONSTRUCTION

A.       Definitions.

                  Capitalized terms used in the Plan have the following meanings:

                  "Additional New Common Stock" means 2,250,000 shares of New Common Stock to be offered for sale to holders of Allowed Class 2 and 5 Claims pursuant to Sections X.C.2 and XII.A.2.

                  "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b) of the Code, including: (a) the actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and of operating the business of Barry's (such as wages, salaries, and commissions for services and payments for inventory and expenses of sale);
(b) Professional Fee Claims; and (c) all fees and charges assessed against the Estate pursuant to 28 U.S.C. ss. 1930.

                  "Administrative Tax Claim" means an Administrative Claim or other Claim by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, which is not an Allowed Secured Claim.

                  "Agreement Parties" means Barry's, the Estate, the Creditors' Committee, the Bondholder Committee, the Equity Committee, the Collateral Agent, and the Bank Group.

                  "Agreement Parties Release" means the release, in substantially the form of the release to be attached as Exhibit I and filed by the Exhibit Filing Date, to be executed by the Agreement Parties pursuant to
Section XI.I.

                  "Allowed Administrative Claim" means an Administrative Claim that is allowed as set forth in Section X.B.1.

                  "Allowed Claim" means a Claim against Barry's to the extent that:

                           (a) either (i) a proof of the Claim was timely filed,
                  or (ii) the Claim is deemed timely filed pursuant to Bankruptcy Rule 3003(b)(1) or by reason of an order of the Court; and

                           (b) either (i) Barry's, the Reorganized Company, or
                  the Claims Committee (if formed) does not file an objection to the Claim by the Claims/Interests Objection Deadline and the Claim is not otherwise a Disputed Claim, (ii) the Claim is allowed by a Final Order, or (iii) the Claim is allowed under the Plan; provided, however, that, unless otherwise specified in the Plan, an Allowed Claim shall not include interest on such Claim accruing after the Petition Date.

                  "Allowed [Class Designation] Claim or Interest" means an Allowed Claim or Interest in the specified Class.

                  "Allowed Interest" means an Interest in Barry's to the extent that:

                           (a) either (i) a proof of the Interest was timely
                  filed, (ii) the Interest is deemed timely filed pursuant to Bankruptcy Rule 3003(b)(2) or by reason of an order of the Court, or (iii) in the case of Interests consisting of Existing Common Stock, the Interest is identified by Barry's stock transfer agent as existing as of the Record Date; and

                           (b) either (i) Barry's or the Reorganized Company
                  does not file an objection to the Interest by the Claims/Interests Objection Deadline and the Interest is not otherwise a Disputed Interest, (ii) the Interest is allowed by a Final Order, or (iii) the Interest is allowed under the Plan.

                  "Allowed Secured Claim" means a Secured Claim that is an Allowed Claim.

                  "Allowed Unsecured Claim" means an Unsecured Claim that is an Allowed Claim.

                  "BankBoston" means BankBoston, N.A.

                  "Bank Group" means BankBoston, The CIT Group/Business Credit, Inc., Jackson National Life Insurance Company, and The Long Horizon Fund, L.P., as lenders under the Revolving Credit Agreement.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as applicable to the Reorganization Case.

                  "Barry's" means Barry's Jewelers, Inc., debtor and debtor in possession in the Reorganization Case.

                  "Bondholders" means holders of the Senior Notes.

                  "Bondholder Committee" means the Official Committee of Bondholders appointed by the United States Trustee in the Reorganization Case.

                  "Bondholder New Common Stock" means 2,500,000 shares of New Common Stock, to be distributed to holders of Allowed Class 2 and 5 Claims pursuant to Section X.C.2.

                  "Business Day" means any day except a Saturday, Sunday, or "legal holiday," as such term is defined in Bankruptcy Rule 9006(a).

                  "Claim" means a claim, as such term is defined in section 101(5) of the Code, against Barry's or the Estate.

                  "Claims Committee" means the committee consisting of Mike Shaffet, Tom Libassi, and Ron Tucker, to be formed under the circumstances specified in Section XI.E.

                  "Claims/Interests Objection Deadline" means the bar date for objecting to the allowance of Claims and Interests, as established by Section XI.E.

                  "Class" means a group of Claims or Interests as classified pursuant to Section X.A.

                  "Code" means Title 11 of the United States Code (also known as the Bankruptcy Code), as applicable to the Reorganization Case.

                  "Collateral Agent" means BankBoston, in its capacity as Collateral Agent under the Intercreditor Agreement.

                  "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Court.

                  "Confirmation Hearing Date" means the first date on which the Court holds a hearing with respect to confirmation of the Plan.

                  "Confirmation Order" means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

                  "Consignment Claim" means a Claim, asserted by an entity that provided merchandise to Barry's prior to the Petition Date on a consignment basis, for return of or payment for Residual Consigned Inventory.

                  "Court" means the United States Bankruptcy Court for the Central District of California and any other court that exercises jurisdiction over the Reorganization Case.

                  "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Reorganization Case.

                  "DDJ Capital" means DDJ Capital Management, LLC and/or funds managed or controlled by it.

                  "Definitive Financing Documents" means a definitive financing agreement with respect to the Plan Financing, to be attached as Exhibit J and filed by the Exhibit Filing Date, and any and all other documents related thereto.

                  "Disbursing Agent" means the Reorganized Company or the Third Party Disbursing Agent.

                  "Disclosure Statement" means Sections I through VIII, Sections XV through XXI, and the italicized portions of Sections IX through XIV of this document, filed pursuant to section 1125 of the Code, which Sections describe and explain the Plan and certain information related to the Plan but which are not a binding and enforceable part of the Plan.

                  "Disputed Claim" means a Claim as to which a proof of Claim was filed or is deemed filed pursuant to Bankruptcy Rule 3003(b)(1), as to which an objection has been timely filed and which objection, if timely filed, has not been overruled or denied by a Final Order or withdrawn. Prior to the Claims/Interests Objection Deadline, and except to the extent a Claim may have been allowed by a Final Order, for the purposes of this Plan a Claim shall be considered a Disputed Claim (a) in its entirety if (i) any corresponding Claim scheduled by Barry's in the Schedules has been scheduled with a different level of priority or different status as secured or unsecured; (ii) any corresponding Claim scheduled by Barry's in its Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by Barry's in the Schedules; and (b) to the extent that the amount of the Claim specified in the proof of Claim exceeds the amount of any corresponding Claim scheduled by Barry's in the Schedules.

                  "Disputed Interest" means any Interest as to which a proof of Interest was filed or a proof of the Interest is deemed filed pursuant to Bankruptcy Rule 3003(b)(2), or which has been identified by Barry's stock transfer agent as existing as of the Record Date, as to which an objection has been timely filed and which objection, if timely filed, has not been overruled or denied by a Final Order or withdrawn.

                  "Effective Date" means the first day, as determined by Barry's in its reasonable discretion, that is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the conditions set forth in Section XI.V.2 have been satisfied or waived pursuant to Section XI.V.3.

                  "Eligible Holders" means those Persons who have received distributions under the Plan of at least ten percent (10%) of the aggregate amount of New Common Stock issued pursuant to the Plan.

                  "Equity Committee" means the unofficial committee of Interest holders formed with respect to the Reorganization Case.

                  "Estate" means the estate created in the Reorganization Case pursuant to section 541 of the Code.

                  "Exchange Agent" means the agent to distribute Reorganized Company Warrants to holders of Allowed Class 9 Interests pursuant to Section X.G.

                  "Executive Bonus Plan" means the Executive Bonus Plan established by Barry's prior to the Petition Date that is the subject of the Interpleader Complaint.

                  "Exhibit Filing Date" means the date that is the last Business Day that is at least ten days prior to the Confirmation Hearing Date.

                  "Existing Common Stock" means the 4,029,372 issued and outstanding shares of Barry's common stock as of the Petition Date.

                  "Existing Warrants and Options" means any and all outstanding warrants, options, conversion rights, or similar rights, regardless of whether they are contingent or unmatured, to acquire Existing Common Stock.

                  "Final Order" means an order or judgment of the Court, or another court of competent jurisdiction, entered on the docket of such court, that has not been reversed, rescinded, stayed, modified, or amended, that is in full force and effect, and with respect to which: (a) the time to appeal, seek review or rehearing, or petition for certiorari has expired and as to which no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought.

                  "Financing Agent" means Foothill in its capacity as agent for the Lenders under the Plan Financing.

                  "Financing Commitment Letter" means a binding commitment letter for the Plan Financing.

                  "Foothill" means Foothill Capital Corporation.

                  "Indenture Trustee" means First Trust National Association, as indenture trustee under the Indenture governing the Senior Notes.

                  "Intercreditor Agreement" means the "Collateral Agency And Intercreditor Agreement," dated December 22, 1993, among Barry's, the Bank Group, the Collateral Agent, and the Indenture Trustee, as amended.

                  "Interest" means the interest, whether or not asserted, of any holder of an equity security of Barry's as defined in section 101(17) of the Code, including the Existing Common Stock.

                  "Interpleader Complaint" means the complaint entitled "Complaint In Interpleader" filed by Imperial Trust Company with the Court on December 9, 1997, as amended.

                  "Lenders" means, collectively with Foothill, the lenders under the Plan Financing.

                  "Lien Avoidance Complaint" means the complaint entitled "Complaint To Avoid Purported Security Interests, To Limit Purported Security Interests, And For Declaratory Relief" filed by Barry's with the Court on October 21, 1997.

                  "Mitchell Hutchins" means Mitchell Hutchins Asset Management, Inc., and/or funds managed or controlled by it.

                  "New Common Stock" means the shares of common stock in the Reorganized Company with the attributes set forth in Section XII.B.1, to be issued and distributed to holders of Allowed Class 2 and 5 Claims and to Participating Bondholders in accordance with Section X.C.2, and to be reserved for distribution for grants to the executive officers of the Reorganized Company and, if applicable, to Persons that exercise Reorganized Company Warrants.

                  "No-Action Letter" means a letter by which the SEC determines that it will take no action with respect to the issuance of Plan Securities without registration pursuant to the exemption set forth in section 1145(a) of the Code.

                  "Non-Ordinary Course Administrative Claim" means an Administrative Claim that is not an Ordinary Course Administrative Claim, an Administrative Tax Claim, or a Professional Fee Claim, and includes all Rejected Lease Administrative Claims.

                  "Ordinary Course Administrative Claims" means Administrative Claims, other than Administrative Tax Claims and Rejected Lease Administrative Claims, based upon liabilities incurred in the ordinary course of Barry's business.

                  "Other Secured Claims" means all Secured Claims other than Secured Tax Claims, Claims asserted by Bondholders or by members of the Bank Group, and Consignment Claims.

                  "Participating Bondholders" means those Bondholders who elect to purchase Additional New Common Stock pursuant to Section X.C.2.

                  "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit (as defined in the Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other entity.

                  "Petition Date" means May 11, 1997, which is the date on which Barry's filed its voluntary petition under chapter 11 of the Code with the Court.

                  "Plan" means the non-italicized portions of Sections IX through XIV of this document, which Sections constitute the operative provisions of the chapter 11 plan of reorganization proposed by Barry's.

                  "Plan Agreement" means the "Agreement Regarding Consensual Plan Of Reorganization," dated as of April 7, 1998, among Barry's, the Creditors' Committee, the Bondholder Committee, the Equity Committee, and the Bank Group.

                  "Plan Financing" means the $50,000,000 financing to be procured by Barry's on or before the Effective Date, as described in Section XII.A.1.

                  "Plan Securities" means the New Common Stock and Reorganized Company Warrants.

                  "Priority Claim" means a Claim entitled to priority pursuant to sections 507(a)(3), 507(a)(4), 507(a)(5), or 507(a)(6) of the Code.

                  "Priority Tax Claim" means an Allowed Claim entitled to priority pursuant to section 507(a)(8) of the Code.

                  "Professional Fee Claim" means (a) a Claim under sections 327, 328, 330, 331, 503, or 1103 of the Code for compensation for professional services rendered and expenses incurred, and (b) a Claim under sections 503(b)(3)(D) and 503(b)(4) of the Code for compensation for professional services rendered and expenses incurred in making a "substantial contribution" to the Reorganization Case; provided, however, that "Professional Fee Claim" shall not include the Administrative Claim in the amount of $125,000 to be allowed in favor of the Equity Committee, for having made a "substantial contribution" to the Reorganization Case within the meaning of section 503(b)(3)(D) of the Code, pursuant to Section X.B.2.

                  "Pro Rata" means proportionately so that the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Allowed Interest to (b) the allowed amount of the Allowed Claim or Allowed

Interest, is the same as the ratio of (x) the amount of consideration available for distribution on account of all Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to
(y) the amount of all Allowed Claims or Allowed Interests of that Class.

                  "Record Date" means July 16, 1998, at 5:00 p.m. Pacific Daylight Time.

                  "Registration Rights Agreement" means the agreement to be attached as Exhibit L and filed by the Exhibit Filing Date, as referenced in
Section XII.C.

                  "Rejected Lease Administrative Claim" means an Administrative Claim for rent or any other obligations arising under any unexpired lease of real property that is rejected by Barry's pursuant to section 365 of the Code.

                  "Reorganization Case" means Case No. LA 97-27988 VZ pending in the Court, which case is Barry's pending chapter 11 case.

                  "Reorganized Company" means the successor to Barry's on and after the Effective Date, as described in Section XIII.

                  "Reorganized Company's Counsel" means Stutman, Treister and Glatt Professional Corporation, 3699 Wilshire Boulevard, Suite 900, Los Angeles, California 90010, attention James O.
Johnston.

                  "Reorganized Company Warrants" means the 263,158 warrants for the purchase of New Common Stock, with the attributes set forth in Section XII.B.2, to be issued and distributed to holders of Allowed Class 9 Interests in accordance with Section X.G.

                  "Residual Consignment Inventory" means that merchandise held by Barry's on a consignment basis on the Petition Date that remains unsold and in Barry's actual possession on the Effective Date.

                  "Revolving Credit Agreement" means the "Second Amended And Restated Revolving Credit Agreement," dated August 30, 1996, among Barry's and the members of the Bank Group (or their predecessors in interest), as amended, together with the other agreements related thereto.

                  "Samuels" means Samuels Jewelers, Inc., a corporation to be incorporated under the laws of the State of Delaware.

                  "Schedule of Assumed Agreements" means the schedule of executory contracts and unexpired leases to be assumed by the Reorganized Company pursuant to Section X.H.1, to be attached as Exhibit G and filed and served on the parties to the agreements identified therein by the Exhibit Filing Date.

                  "Schedule of Rejected Agreements" means the schedule of executory contracts and unexpired leases to be rejected by Barry's as of the Effective Date of the Plan pursuant to Section X.H.4, to be attached as Exhibit H and filed and served on the parties to the agreements identified therein by the Exhibit Filing Date.

                  "Schedules" means the Schedules of Assets and Liabilities filed by Barry's pursuant to section 521(1) of the Code, as amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Claim" means a Claim that is secured by a valid and unavoidable lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Code, to the extent of the value of the claimholder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by section 506(a) of the Code.

                  "Secured Tax Claim" means a Secured Claim of a governmental unit for the payment of taxes.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Notes" means the 11% Senior Secured Notes due December 22, 2000, issued by Barry's.

                  "Strike Price" means the price at which the Reorganized Company Warrants may be exercised, as specified in Section XII.B.2.

                  "Summary of Management Compensation" means a summary of the terms of the compensation agreements between the Reorganized Company and its senior management, to be attached as Exhibit M and filed by the Exhibit Filing Date.

                  "Third Party Disbursing Agent" means an entity or entities employed by the Reorganized Company in its sole discretion to act as Disbursing Agent.

                  "Unsecured Claim" means any Claim that is not an Administrative Claim, a Priority Tax Claim, or a Secured Claim.

                  "Warrant Agreement" means the warrant agreement with respect to the Reorganized Company Warrants, to be attached as Exhibit K and filed by the Exhibit Filing Date.

B.       Rules Of Interpretation.

                  For purposes of the Plan:

                  1. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural;

                  2. Any reference to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made following the Confirmation Date without such party's consent;

                  3. Any reference to an existing document, schedule, or Exhibit filed or to be filed means such document, schedule, or Exhibit, as it may have been or may be amended, modified, or supplemented;

                  4. Unless otherwise specified in a particular reference, all references to Sections and Exhibits are references to the Sections and Exhibits of or to this Plan and Disclosure Statement;

                  5. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to this Plan and Disclosure Statement in its entirety rather than to only a particular portion hereof;

                  6. Captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of this Plan and Disclosure Statement;

                  7. The rules of construction set forth in section 102 of the Code shall apply;

                  8. Reference to a pleading, request, or document being "filed" means duly and properly filed with the Court and reflected on the official docket of the Court;

                  9. Any Claim or portion thereof satisfied in full or released during the Reorganization Case shall not constitute an Allowed Claim entitled to treatment under the Plan;

                  10. All Exhibits hereto are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when they are filed;

                  11. A term used in the Plan and/or Disclosure Statement that is not defined herein shall have the meaning ascribed to that term, if any, in or by the Code and/or the Bankruptcy Rules; and

                  12. Except as otherwise provided in the Plan, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                       X.

                           DESIGNATION OF CLASSES AND
                         TREATMENT OF CLAIMS, INTERESTS,
                    EXECUTORY CONTRACTS, AND UNEXPIRED LEASES

A.       Classification Of Claims And Interests.

                  The categories of Claims and Interests listed and described below classify Claims (except for Administrative Claims and Priority Tax Claims, which are not classified under the Plan) and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class.

                  Moreover, a Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied and, notwithstanding anything to the contrary in this Plan and Disclosure Statement, no distributions shall be made, and no rights of any kind shall be retained, on account of any Claim or Interest that is not an Allowed Claim or an Allowed Interest.

                  The following table summarizes the classification of Claims and Interests under the Plan.

   ----------- --------------------------------------------------------------- ------------------------------------

     CLASS                          SUMMARY DESCRIPTION                                      STATUS
   ----------- --------------------------------------------------------------- ------------------------------------
   None        Administrative Claims and Priority Tax Claims                   Unimpaired - not entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 1     Secured Claims of the Bank Group                                Impaired - entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 2     Secured Claims of the Bondholders                               Impaired - entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 3     Secured Tax Claims                                              Impaired - entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 4     Other Secured Claims                                            Unimpaired - not entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 5     Unsecured Claims of the Bondholders                             Impaired - entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 6     General Unsecured Claims                                        Impaired - entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 7     Consignment Claims                                              Unimpaired - not entitled to vote

   ----------- --------------------------------------------------------------- ------------------------------------
   Class 8
               Priority Claims                                                 Unimpaired - not entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

   Class 9     Interests                                                       Impaired - entitled to vote
   ----------- --------------------------------------------------------------- ------------------------------------

                  The above-noted Classes consist of the following:

1.       Class 1 (Secured Claims Of The Bank Group).

                  Class 1 consists of all of the Secured Claims asserted by members of the Bank Group for obligations due under the Revolving Credit Agreement, including any unpaid prepetition and postpetition interest at the nondefault rate and any unpaid professionals' fees and expenses incurred by the Bank Group with respect to the Revolving Credit Agreement or the Reorganization Case. Class 1 excludes any Claims for default interest, unused commitment fees, late charges, or any other penalties of any kind asserted by members of the Bank Group or by the Collateral Agent on behalf of the Bank Group.

                  Barry's and the Bank Group have agreed that the aggregate amount of Allowed Class 1 Claims as of the Petition Date is $57,880,214.01.

2.       Class 2 (Secured Claims Of The Bondholders).

                  Class 2 consists of all of the Secured Claims for repayment of the Senior Notes as of the Record Date.

                  Barry's estimates that the aggregate amount of Allowed Claims in Class 2 and Class 5, which consists of the unsecured deficiency claims for repayment of the Senior Notes, is approximately $53,073,000 as of March 31, 1998. Barry's also is informed that, through April 30, 1998, the fees and expenses of the Indenture Trustee incurred in connection with the Reorganization Case, which fees and expenses will be paid pursuant to Section X.C.2, are $56,668.50.

3. Class 3 (Secured Tax Claims).

                  Class 3 consists of all Secured Tax Claims. Each Secured Tax Claim shall be deemed to be in its own separate sub-class of Class 3.

                  Barry's estimates that the aggregate amount of Allowed Class 3 Claims is approximately $256,000 as of March 31, 1998. The actual amount of such Allowed Claims, however, is impossible to predict with certainty and may depend upon the outcome of negotiations and objections to Claims that have not yet been commenced.

4. Class 4 (Other Secured Claims).

                  Class 4 consists of all Other Secured Claims. Each Other Secured Claim shall be deemed to be in its own separate subclass of Class 4.

                  Barry's estimates that the aggregate amount of Allowed Class 4 Claims is approximately $26,000 as of March 31, 1998. The actual amount of such Allowed Claims, however, is impossible to predict with certainty and may depend upon the outcome of negotiations and objections to Claims that have not yet been commenced.

5. Class 5 (Unsecured Claims Of The Bondholders).

                  Class 5 consists of all of the Unsecured Claims for repayment of the Senior Notes as of the Record Date.

                  Barry's estimates that the aggregate amount of Allowed Claims in Class 5 and Class 2, which consists of the Secured Claims for repayment of the Senior Notes, is approximately $53,073,000 as of March 31, 1998. Barry's also is informed that, through April 30, 1998, the fees and expenses of the Indenture Trustee incurred in connection with the Reorganization Case, which fees and expenses will be paid pursuant to Section X.C.2, are $56,668.50.

6. Class 6 (General Unsecured Claims).

                  Class 6 consists of all Unsecured Claims other than Unsecured Claims for repayment of the Senior Notes.

                  Barry's estimates that the aggregate amount of Allowed Class 6 Claims as of the Effective Date will be approximately $15,000,000 to $17,000,000. The actual amount of such Allowed Claims, however, is impossible to predict with certainty and may depend upon the outcome of negotiations and objections to Claims that have not yet been commenced. Moreover, the foregoing estimate assumes that the Court ultimately will determine the EBP Trust to be valid and enforceable. If the Court determines that the EBP Trust is not valid and enforceable, Barry's estimates that the amount of Allowed Class 6 Claims will increase by approximately $506,000.

7. Class 7 (Consignment Claims).

                  Class 7 consists of all Consignment Claims, regardless of whether such Claims are Secured Claims or Unsecured Claims.

                  The schedule attached as Exhibit C identifies the Consignment Claims that Barry's believes are currently in existence. That schedule, however, is only an estimate, and Barry's reserves the right to object to any Consignment Claim asserted by a Person identified on such schedule.

8.       Class 8 (Priority Claims).

                  Class 8 consists of all Priority Claims.

                  Barry's estimates that up to $100,000 in Allowed Priority Claims will exist as of the Effective Date. The actual amount of such Allowed Claims, however, is impossible to predict with certainty and may depend upon the outcome of negotiations and objections to Claims that have not yet been commenced.

9. Class 9 (Interests).

                  Class 9 consists of all Interests existing as of the Record Date.

10.      Unclassified:  Administrative Claims And Priority Tax Claims.

                  As provided in section 1123(a)(1) of the Code, the Plan does not classify Administrative Claims and Priority Tax Claims for the purposes of voting or receiving distributions under the Plan. Rather, all such Claims are treated separately as unclassified Claims on the terms set forth in Section X.B.

                  Barry's estimates regarding the amount of unclassified Administrative Claims and Priority Tax Claims are set forth in Section X.B.

B. Allowance And Treatment Of Unclassified Administrative Claims And Priority Tax Claims.

1.       Allowance Of Administrative Claims.

                  Administrative Claims shall be determined and allowed as follows:
                           a. Ordinary-Course Administrative Claims: Unless objected to by Barry's or the Reorganized Company, Ordinary Course Administrative Claims shall be allowed in accordance with the terms and conditions of the particular transaction giving rise to such Claims, and holders of Ordinary Course Administrative Claims shall not be required to file any request for payment of such Claims.

                           b. Non-Ordinary Course Administrative Claims: A Non-Ordinary Course Administrative Claim shall be allowed only if (i) within sixty days after the Effective Date, the holder of such Claim files with the Court and serves on the Reorganized Company and the Reorganized Company's Counsel a motion requesting payment of such Administrative Claim; and (ii) such Claim is allowed by the Court pursuant to a Final Order. The Reorganized Company may file an objection to any such motion within the time provided by the Bankruptcy Rules or otherwise by the Court. Holders of Non-Ordinary Course Administrative Claims that do not file and serve a timely request for payment shall be forever barred from asserting such Claims against Barry's, the Estate, the Reorganized Company, or their respective property.

                           Barry's anticipates that lessors to the various leases that have been rejected during the course of the Reorganization Case will file significant Rejected Lease Administrative Claims. It is the position of Barry's that Rejected Lease Administrative Claims should be limited to, at most, the unpaid postpetition rent accruing through the date that Barry's vacated the leased premises. Certain lessors to rejected leases, however, have taken the position that their Rejected Lease Administrative Claims include all unpaid postpetition rent accruing through the date on which the Court authorized the rejection of the applicable lease.

                           As explained in Section VII.E.3, the Court has not yet ruled upon this issue. If Barry's prevails, Barry's estimates that Rejected Lease Administrative Claims will be approximately $20,000. If the lessors prevail, however, Barry's estimates that Rejected Lease Administrative Claims could exceed $150,000.

                           c. Administrative Tax Claims: An Administrative Tax Claim shall be allowed only if (i) within the later of (x) sixty days after the Effective Date and (y) one hundred and twenty days after the filing of the tax return for such taxes with the applicable governmental unit, the holder of such Claim files with the Court and serves on the Reorganized Company and the Reorganized Company's Counsel a proof of such Administrative Claim or a motion requesting payment of such Administrative Claim; and (ii) such Claim is allowed by the Court pursuant to a Final Order. The Reorganized Company may file an objection to any such motion within the time provided by the Bankruptcy Rules or otherwise by the Court. Holders of Administrative Tax Claims that do not file and serve a timely motion for payment shall be forever barred from asserting such Claims against Barry's, the Estate, the Reorganized Company, or their respective property, regardless of whether such Claims are deemed to arise prior to, on, or subsequent to the Effective Date.

                           Barry's is unable to accurately estimate at this time the aggregate amount of Allowed Administrative Tax Claims that will exist as of the Effective Date. Barry's can give no assurances that the actual amount of such Allowed Claims will not be substantial and material.

                           d. Professional Fee Claims. A Professional Fee Claim shall be allowed only if (i) within sixty days after the Effective Date, the holder of such Claim files with the Court and serves on the Reorganized Company and the Reorganized Company's Counsel a motion requesting payment of such Administrative Claim; and (ii) such Claim is allowed by the Court pursuant to a Final Order. The Reorganized Company or any other party in interest may file an objection to any such motion within the time provided by the Bankruptcy Rules or otherwise by the Court. Holders of Professional Fee Claims that do not file and serve a timely motion for payment shall be forever barred from asserting such Claims against Barry's, the Estate, the Reorganized Company, or their respective property.

                           The Reorganized Company may pay the fees and expenses of any and all professionals employed by it without further notice or an order of the Court.

                           Barry's estimates that the following Professional Fee Claims ultimately will be sought in the Reorganization Case, and that some of the claimants who file such Claims also may request the payment of a bonus or enhancement for their services with respect to the Reorganization Case. Parties in interest may object to some or all of such Claims. The following estimates do not reflect any bonuses or enhancement that might be requested by the applicable professionals:

   ------------------------------------------------------------------- ------------------------ ---------------------

                                                                       ESTIMATED PROFESSIONAL   INTERIM AMOUNT PAID
                                CLAIMANT                                      FEE CLAIM           (As Of 3/31/98)
   ------------------------------------------------------------------- ------------------------ ---------------------
   Stutman, Treister & Glatt Professional Corporation                         $1,500,000               $603,859
   (reorganization counsel to Barry's)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Weil, Gotshal & Manges LLP                                                   $150,000                     $0
   (special corporate, tax, and real estate counsel to Barry's)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Littler, Mendelsohn, Fastiff, Tichy & Mathiason                               $90,000                     $0
   (special labor counsel to Barry's)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Deloitte & Touche LLP (accountants and auditors to Barry's)                $1,100,000               $319,352
   ------------------------------------------------------------------- ------------------------ ---------------------

   Budetti, Harrison, Nerland & Associates LLC                                  $590,000               $454,790
   (financial and management consultants to Barry's)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Alschuler, Grossman & Pines LLP (former special secured                      $170,000                $90,643
   transactions, real estate, and litigation counsel to Barry's)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Tuttle & Taylor, A Law Corporation (special secured transactions,            $320,000                     $0
   real estate, and litigation counsel to Barry's)
   ------------------------------------------------------------------- ------------------------ ---------------------

   SBC Warburg Dillon Read Inc. (financial advisors to Barry's)                 $675,000                     $0
   ------------------------------------------------------------------- ------------------------ ---------------------

   Andrews & Kurth LLP (counsel to Creditors' Committee)                        $610,000               $363,856
   ------------------------------------------------------------------- ------------------------ ---------------------


                                       38

   Whitman Breed Abbott & Morgan LLP                                             $60,000                $22,717
   (local counsel to Creditors' Committee)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Triumph Corporate Finance Group, Inc.                                        $200,000                $81,334
   (financial advisors to Creditors' Committee)
   ------------------------------------------------------------------- ------------------------ ---------------------

   Pachulski, Stang, Ziehl, & Young P.C. (counsel to Bondholder                 $500,000               $227,770
   Committee) (includes an anticipated request of $51,348.82, pursuant to sections 503(b)(3)(D) and 503(b)(4) of the Code, for services rendered prior to the date of appointment of the
   Bondholder Committee)
   ------------------------------------------------------------------- ------------------------ ---------------------
   BDO Seidman, LLP (financial advisor to Bondholder Committee)                 $180,000                $52,182
   ------------------------------------------------------------------- ------------------------ ---------------------

                                                                TOTAL         $6,145,000             $2,216,503
   ------------------------------------------------------------------- ------------------------ ---------------------

                  Barry's is informed that the firm of Scotia Capital intends to seek allowance of a claim, in an amount of approximately $150,000, for a "substantial contribution" to the Reorganization Case within the meaning of sections 503(b)(3)(D) and 503(b)(4) of the Code for its services to the unofficial committee representing the interests of Bondholders and, after it was formed, to the Bondholder Committee.

2. Treatment Of Allowed Administrative Claims (Unclassified).

                  Unless the holder of an Allowed Administrative Claim agrees to other treatment, the Disbursing Agent shall pay to each holder of an Allowed Administrative Claim cash equal to the full amount of the Allowed Administrative Claim, without interest, on or before the later of (a) the Effective Date or as soon as reasonably practicable thereafter, (b) thirty days after the date on which such Claim becomes an Allowed Administrative Claim, and (c) the date on which such Allowed Administrative Claim becomes due and payable. An Administrative Claim in the amount of $125,000 in favor of the Equity Committee, for having made a "substantial contribution" to the Reorganization Case within the meaning of section 503(b)(3)(D) of the Code, will be allowed pursuant to the Plan and will be paid by the Disbursing Agent on the Effective Date or as soon as reasonably practicable thereafter.

3.       Treatment Of Priority Tax Claims (Unclassified).

                  Unless the holder and Barry's agree to other treatment, the Reorganized Company shall pay to each holder of a Priority Tax Claim, over a period not exceeding six years from the Effective Date, deferred cash payments in an aggregate amount equal to the allowed amount of such Claim, plus simple interest from the Effective Date on the unpaid portion of such Claim at the rate prescribed below. The payment of the amount of each such Claim shall be made in equal semiannual installments with the first installment due on the later of (a) thirty days after the Effective Date and (b) thirty days after the date on which the order allowing such Claim becomes a Final Order. Each installment shall include simple interest, in arrears, on the unpaid portion of such Claim, without penalty of any kind, at the rate of eight percent (8%) per annum; provided, however, that the Reorganized Company shall have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty of any kind.

                  Pursuant to the "Agreed Order Resolving Debtor's Objection To Claims Filed By The Texas Comptroller Of Public Accounts," entered by the Bankruptcy Court in the Reorganization Case on March 3, 1998 (the "Texas Comptroller Order"), Barry's and the Texas Comptroller of Public Accounts (the "Texas Comptroller") have agreed to an alternative treatment of the Texas Comptroller's Priority Tax Claims. Accordingly, to the extent that it provides for different treatment, the Texas Comptroller Order shall govern the treatment of the Texas Comptroller's Priority Tax Claims.

                  Barry's estimates that there exist approximately $117,000 in Allowed Priority Tax Claims as of March 31, 1998. The actual amount of such Allowed Claims, however, is impossible to predict with certainty and may depend upon the outcome of negotiations and objections to Claims that have not yet been commenced.

C. Treatment Of Secured Claims (Classes 1, 2, 3, And 4) And Related Unsecured Deficiency Claims (Class 5).

1.       Class 1 (Secured Claims Of The Bank Group).

                  Class 1 is impaired under the Plan. The Bank Group, as holders of Class 1 Claims, shall have an aggregate Allowed Secured Claim in an amount of $57,880,214.01. On or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall indefeasibly pay to BankBoston, as agent for each holder of an Allowed Class 1 Claim, cash equal to the aggregate amount of all Allowed Class 1 Claims, in full satisfaction thereof, to be distributed to such holders by BankBoston in accordance with the terms of the Revolving Credit Agreement. On the Effective Date, Barry's and the Estate also shall execute the Agreement Parties Release in favor of the other Agreement Parties, including the Bank Group and Collateral Agent, as set forth in Section XI.I, and Barry's shall dismiss with prejudice the Lien Avoidance Complaint.

                  In consideration for the treatment set forth in the preceding paragraph and subject to the tender of payment as described therein, on the Effective Date the Collateral Agent and all holders of Allowed Class 1 Claims shall execute the Agreement Parties Release in favor of the other Agreement Parties (which release shall include a release of any and all rights that the Collateral Agent and all holders of Allowed Class 1 Claims have under the Intercreditor Agreement).

                  Although Barry's believes that Class 1 is unimpaired under the Plan, the Bank Group asserts an entitlement to default interest under the Revolving Credit Agreement, which interest will not be paid under the Plan. Accordingly, out of an abundance of caution, Barry's has treated Class 1 as impaired under the Plan.

2. Class 2 (Secured Claims Of The Bondholders) And Class 5 (Related Unsecured Deficiency Claims).

                  Classes 2 and 5 are impaired under the Plan. Holders of Allowed Class 2 and Class 5 Claims shall receive on account of such Claims, and in full satisfaction thereof, (a) a Pro Rata share of the Bondholder New Common

Stock, distributed in the manner set forth in this Section; and (b) the right to purchase Additional New Common Stock, as described in Section XII.A.2.

                  On or as soon as reasonably practicable after the Effective Date, the Reorganized Company shall distribute the Bondholder New Common Stock to the Indenture Trustee. As soon as reasonably practicable thereafter, the Indenture Trustee shall make the Pro Rata distribution of the Bondholder New Common Stock to holders of Allowed Class 2 and Class 5 Claims in the manner set forth in the Indenture governing the Senior Notes; provided, however, that, upon request of the Disbursing Agent or the Indenture Trustee, holders of Allowed Class 2 and 5 Claims shall be required, prior to receiving distributions pursuant to this Section, to (a) surrender to the Indenture Trustee the certificates representing such Claims, or (b) provide an affidavit certifying that such certificates are lost and an appropriate indemnification of Barry's, the Estate, and the Reorganized Company. The Reorganized Company shall pay the reasonable fees and expenses of the Indenture Trustee incurred in connection with the Reorganization Case (including the Lien Avoidance Complaint) and in distributing the Bondholder New Common Stock. On the Effective Date, Barry's and the Estate also shall execute the Agreement Parties Release in favor of the other Agreement Parties, including the Bondholder Committee and the Collateral Agent, as set forth in Section XI.I.

                  In consideration for such treatment, on the Effective Date, the Bondholder Committee and the Collateral Agent shall execute the Agreement Parties Release in favor of the other Agreement Parties (which release shall include a release of any and all rights that the Bondholder Committee or the Collateral Agent have under the Intercreditor Agreement), as set forth in
Section XI.I. Furthermore, on the Effective Date all holders of Allowed Class 2 and 5 Claims unconditionally shall release and be deemed to have released any and all of their liens and security interests in the property of Barry's, the Estate, or the Reorganized Company, and shall waive and be deemed to have waived any rights that they may have under the Intercreditor Agreement and any rights that they may have to share in the distributions provided under the Plan to holders of Allowed Class 6 Claims.

3.       Class 3 (Secured Tax Claims)

                  Class 3 is impaired under the Plan. Each holders of an Allowed Class 3 Claim shall receive on account of such Claim and in full satisfaction thereof (a) the same treatment provided for holders of Priority Tax Claims in
Section X.B.3, and (b) a payment, on or as soon as reasonably practicable after the Effective Date, in an amount equal to simple interest accruing at the rate of eight percent (8%) per annum on the allowed amount of the holder's Allowed Class 3 Claim from the Petition Date through the Effective Date; provided, however, that each holder of an Allowed Class 3 Claim shall retain whatever lien it has on property of the Estate as of the Effective Date until such time as the allowed amount of the holder's Allowed Class 3 Claim is paid in full pursuant to this Paragraph.

4. Class 4 (Other Secured Claims).

                  Class 4 is not impaired under the Plan. Unless the holder agrees to other treatment, each holder of an Allowed Class 4 Claim shall receive treatment pursuant to one of the following options, as selected by Barry's in its sole discretion: (a) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall convey to such holder the collateral in which such holder has a security interest; (b) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall pay to such holder cash in the allowed amount of such holder's Allowed Class 4 Claim; (c) on or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall (i) cure any default, other than a default of a kind specified in section 365(b)(2) of the Code, with respect to such holder's Allowed Class 4 Claim, without recognition of any default rate of interest or similar penalty or charge, and upon such cure, no default shall then exist, (ii) reinstate the maturity of such Allowed Class 4 Claim as the maturity existed before any default, without recognition of any default rate of interest or similar penalty or charge, (iii) compensate such holder for any actual damages incurred as a result of the reasonable reliance by such holder on any provision that entitled the holder to accelerate the maturity of such Allowed Class 4 Claim, and (iv) leave unaltered all other legal, equitable, and contractual rights of such holder with respect to such Allowed Class 4 Claim.

                  Barry's shall be deemed to have selected the treatment set forth in section (c) of the foregoing paragraph unless Barry's otherwise notifies the holder of the Allowed Class 4 Claim at issue on or before ten days prior to the Confirmation Hearing Date.

D. Treatment Of General Unsecured Claims (Class 6).

                  Class 6 is impaired under the Plan. Holders of Allowed Class 6 Claims shall receive on account of such Claims, and in full satisfaction thereof, the following treatment:

                           1. If the amount of all Allowed Class 6 Claims is equal to or less than $17,000,000, then each holder of an Allowed Class 6 Claim shall receive a cash payment in an amount equal to fifteen percent (15%) of the amount of such holder's Allowed Class 6 Claim, distributed in the manner set forth in Section XI.F.2, plus simple interest on such amount at the rate of five percent (5%) per annum from the Effective Date until the date of the distribution to such holder; and

                           2. If the amount of all Allowed Class 6 Claims exceeds $17,000,000, then each holder of an Allowed Class 6 Claim shall receive a Pro Rata share of $2,550,000 in cash, distributed in the manner set forth in Section XI.F.2, plus simple interest on such Pro Rata share at the rate of five percent (5%) per annum from the Effective Date until the date of the distribution to such holder; provided, however, that, in the event that any resolution (by settlement or litigation) of the Interpleader Complaint increases to an aggregate amount of more than $187,537.61 the amount of the Allowed Unsecured Claims attributable to former employees of Barry's with respect to the Executive Bonus Plan, Barry's shall increase the amount of money available to satisfy Allowed Class 6 Claims by fifteen percent (15%) of the amount by which such former employees' Allowed Class 6 Claims exceeds $187,537.61; provided further, however, that in no event shall any Allowed Class 6 Claim receive a distribution of more than fifteen percent (15%) of the amount of such Allowed Class 6 Claim plus any interest as provided in this Paragraph.

E.       Treatment Of Consignment Claims (Class 7)

                  Class 7 is not impaired under the Plan. Holders of Allowed Class 7 Claims shall receive on account of such Claims, and in full satisfaction thereof, the following treatment on or before the later of the Effective Date and the sixtieth day after the Confirmation Date: the Reorganized Company, in its sole discretion and only to the extent that it is able to ascertain the identity of the supplier of Residual Consignment Inventory or to the extent that the Court determines the identity of the supplier of Residual Consignment Inventory after notice and a hearing pursuant to the applicable Bankruptcy Rules, either shall (a) return to such supplier the Residual Consignment Inventory that is the subject of the supplier's Allowed Class 7 Claim, or (b) pay such supplier, in cash and in full, for the amount of its Allowed Class 7 Claim with respect to such Residual Consignment Inventory.

F. Treatment Of Priority Claims (Class 8).

                  Class 8 in not impaired under the Plan. Unless the holder of an Allowed Class 8 Claim agrees to other treatment, the Disbursing Agent shall pay to each holder of an Allowed Class 8 Claim cash equal to the allowed amount of such Claim, without interest, on or before the later of (a) the Effective Date or as soon as reasonably practicable thereafter, (b) thirty days after the date on which such Claim becomes an Allowed Claim, and (c) the date on which such Claim becomes due and payable.

G.       Treatment Of Interests (Class 9).

                  Class 9 is impaired under the Plan. Holders of Allowed Class 9 Interests shall receive on account of such Interests, and in full satisfaction thereof, a Pro Rata share of the Reorganized Company Warrants, distributed in the manner set forth in this Paragraph.

                  On or as soon as reasonably practicable after the Effective Date, the Reorganized Company shall distribute the Reorganized Company Warrants to the Exchange Agent and shall instruct the Exchange Agent to distribute, as soon as reasonably practicable thereafter, a Pro Rata share of Reorganized Company Warrants to holders of Allowed Class 9 Interests; provided, however, that, upon request of the Disbursing Agent or the Exchange Agent, holders of Allowed Class 9 Interests shall be required, prior to receiving distributions pursuant to this Section, to (a) surrender to the Exchange Agent the certificates representing such Interests, or (b) provide an affidavit certifying that such certificates are lost and an appropriate indemnification of Barry's, the Estate, and the Reorganized Company.

H. Treatment Of Executory Contracts And Unexpired Leases.

                  Subject to approval of the Court, the Code empowers debtors in possession such as Barry's to assume or reject executory contracts and unexpired leases. As a general matter, an "executory contract" is a contract under which material performance other than the payment of money is due by either party. If an executory contract or unexpired lease is rejected by the debtor in possession, the agreement will be treated as if the debtor in possession breached its obligations thereunder immediately prior to the commencement of bankruptcy proceedings, and the other party to the agreement may file a claim for any damages incurred by reason of the rejection. In the case of rejection of employment agreements and leases of real property, such damage claims are subject to certain limitations imposed by the Code. If an executory contract or unexpired lease is assumed, the debtor in possession is required to perform its obligations thereunder in accordance with the terms of such agreement.

                  During the Reorganization Case, Barry's has assumed a number of unexpired leases and has rejected a number of other unexpired leases. See Sections VII.E.3 and VII.E.12. The Plan provides for the assumption or rejection of Barry's remaining contracts and leases as set forth in this Section.

1.       Assumption Of Executory Contracts And Unexpired Leases.

                  Unless previously assumed or rejected by order of the Court or pursuant to the operation of section 365 of the Code, as of the Effective Date, the Reorganized Company shall assume the executory contracts and unexpired leases that are identified in the Schedule of Assumed Agreements, which will be attached as Exhibit G and filed and served on the parties to the agreements identified therein by the Exhibit Filing Date. The Schedule of Assumed Agreements will identify the necessary amounts, if any, that Barry's believes need to be paid pursuant to sections 365(b)(1)(A) & (B) of the Code in order to cure existing defaults for such agreements. Notwithstanding the foregoing, however, on or before ten (10) days prior to the date of the hearing on adequacy of the information in the Disclosure Statement, Barry's will file a schedule of the necessary amounts, if any, that Barry's believes need to be paid pursuant to sections 365(b)(1)(A) & (B) of the Code in order to cure existing defaults for any of its remaining unexpired leases of nonresidential real property that are not then the subject of a motion for assumption or rejection (which schedule shall be incorporated into the Schedule of Assumed Agreements when filed), and Barry's shall serve such schedule on the parties to the agreements identified therein.

                  Please refer to Section X.H.3 for important deadlines and procedures regarding objections to the proposed cure amounts for the executory contracts and unexpired leases that Barry's proposed to assume pursuant to the Plan.

                  Barry's reserves the right at any time prior to the Confirmation Date to amend the Schedule of Assumed Agreements to (a) delete any executory contract or unexpired lease and therefore provide for its rejection pursuant to Section X.H.4, (b) add any executory contract or unexpired lease and therefore provide for its assumption pursuant to this Section, or (c) modify the identified cure amount. Barry's shall provide notice of any amendment to the Schedule of Assumed Agreements to the party or parties to the executory contract or unexpired lease affected by such amendment.

                  The Confirmation Order shall constitute an order of the Court approving the assumption, as of the Effective Date, of the agreements identified on the Schedule of Assumed Agreements as of that time.

2.       Cure Payments.

                  Any and all monetary defaults under each executory contract and unexpired lease to be assumed pursuant to Section X.H.1 shall be satisfied, pursuant to section 365(b)(1) of the Code, in one of the following two ways: (a) by payment by the Disbursing Agent of the default amount, as set forth on the Schedule of Assumed Agreements, in cash on or as soon as reasonably practicable after the Effective Date, or (b) on such other terms as agreed to by Barry's and the non-debtor party or parties to such executory contract or unexpired lease.

3. Objections To Assumption And/Or Proposed Cure Payments.

                  Any party to an executory contract or unexpired lease to be assumed under the Plan who contends that the proposed cure payment specified in the Schedule of Assumed Agreements is incorrect, or who otherwise objects to the assumption of such contract or lease, must file with the Court and serve upon Barry's and the Reorganized Company's Counsel a written statement and supporting declaration specifying the basis for its objection by the later of (a) twenty-one days prior to the Confirmation Hearing Date and (b) five days after the date of filing and service of the Schedule of Assumed Agreements (or, if applicable, the schedule of cure amounts with respect to remaining unexpired leases of nonresidential real property, to be filed prior to filing of the Schedule of Assumed Agreements). Failure to timely serve such a statement shall waive any and all objections to the proposed assumption and the proposed cure amount.

                  In the event of a dispute regarding (a) the amount of any proposed cure payments, (b) whether adequate assurance of future performance under the contract or lease to be assumed has been provided, or (c) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Code shall be made within thirty days after the order of the Court resolving the dispute and approving the assumption has become a Final Order.

4. Rejection Of Executory Contracts And Unexpired Leases.

                  Unless (a) previously assumed or rejected by order of the Court or pursuant to operation of section 365 of the Code, or (b) assumed pursuant to Section X.H.1, on the Effective Date any and all executory contracts and unexpired leases of Barry's executed prior to the Petition Date, including all Existing Warrants and Options (to the extent executory) and those agreements listed on the Schedule of Rejected Agreements, which will be attached as Exhibit H and filed and served on the parties to the agreements identified therein by the Exhibit Filing Date, shall be rejected to the extent, if any, that such agreements constitute executory contracts or unexpired leases within the meaning of section 365 of the Code. Listing a contract or lease on the Schedule of Rejected Agreements, however, does not constitute an admission that such agreement is an executory contract or unexpired lease or that Barry's or the Reorganized Company have any liability thereunder. Barry's reserves the right at any time prior to confirmation to amend the Schedule of Rejected Agreements to:
(a) delete any executory contract or unexpired lease listed therein and provide for its assumption pursuant to Section X.H.1, or (b) add any executory contract or unexpired lease to such Schedule and therefore provide for its rejection pursuant to this Section. Barry's shall provide notice of any amendment to the Schedule of Rejected Agreements to the party or parties to the executory contract or unexpired lease affected by the amendment.

                  The Confirmation Order shall constitute an order of the Court approving the rejection of the agreements identified on the Schedule of Rejected Agreements, pursuant to section 365 of the Code, as of the Effective Date.

5.       Bar Date For Rejection Damage Claims.

                  Any Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be filed with the Court and served upon the Reorganized Company and the Reorganized Company's Counsel within thirty (30) days after the mailing of notice of confirmation or be forever barred and unenforceable against Barry's, the Estate, the Reorganized Company, and their respective property and barred from receiving any distributions under the Plan on account of such Claim.

6.       Postpetition Contracts And Leases.

                  Except as expressly provided in the Plan or the Confirmation Order, all contracts, leases, and other agreements entered into by Barry's after the Petition Date shall remain in full force and effect notwithstanding the occurrence of confirmation or the Effective Date.

7.       Indemnification Assumption.

                  As of the Effective Date, the Reorganized Company shall be deemed to have assumed the obligations of Barry's to indemnify its directors and officers who held such positions as of the Petition Date pursuant to applicable certificates of incorporation, bylaws, written agreements, and statutes with respect to all present and future actions, suits, and proceedings against any of such directors and officers based upon any act or omission related to service with, for, or on behalf of Barry's. Such obligations shall not be discharged or impaired by confirmation or consummation of the Plan and shall survive confirmation unaffected by the contemplated reorganization.

                  Barry's does not believe that any meritorious claims exist against the parties affected by this Section. Moreover, Barry's believes that, to the extent that any such claims exist, adequate insurance exists to cover such claims. Nevertheless, Barry's cannot and does not represent or warrant that no such claims exist or will not arise in the future or that its obligations under this Section will not materially affect the financial condition of the Reorganized Company.

                                      XI.

                      MEANS OF EXECUTION AND IMPLEMENTATION
                        OF THE PLAN AND OTHER PROVISIONS

A.       Disbursing Agent.

                  The Reorganized Company, or an entity or entities employed by the Reorganized Company in its sole discretion (the "Third Party Disbursing Agent"), shall act as Disbursing Agent under the Plan and, unless otherwise specified, shall make all distributions required under the Plan. The Disbursing Agent may employ or contract with other entities to assist in or perform the distribution of property to be so distributed. Unless otherwise determined by the Reorganized Company in its sole discretion, the Disbursing Agent shall serve without bond. The Third Party Disbursing Agent, if any, shall receive from the Reorganized Company, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services on terms agreed to by the Reorganized Company.

B.       Revesting Of Assets.

                  Except as otherwise provided in the Plan or in any agreements contemplated under the Plan, on the Effective Date all property of the Estate shall revest in the Reorganized Company, free and clear of all Claims, liens, encumbrances, and other Interests. From and after the Effective Date, the Reorganized Company may operate its business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision by the Court and free of any restrictions of the Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

C. Preservation Of Rights Of Action.

                  Except as expressly released pursuant to the Plan, pursuant to section 1123(b) of the Code, the Reorganized Company shall be revested with and shall retain and may enforce any claims, rights, and causes of action that Barry's or the Estate may hold or have against any entity, including, without limitation, (a) any claims, rights, or causes of action under sections 544 through 550 of the Code or any similar provisions of state law, or any other statute or legal theory, (b) any rights of equitable subordination or disallowance, (c) any derivative causes of action that may be brought by or on behalf of Barry's or the Estate, and (d) any and all other claims, rights, or causes of action of any kind or nature of Barry's or the Estate that may exist under applicable bankruptcy or nonbankruptcy law.

                  Any such recoveries shall be retained by the Reorganized Company free and clear of all Claims and Interests, and the Reorganized Company may pursue its revested rights of action in accordance with its best interests.

D.       Cancellation Of Stock And Existing Warrants And Options.

                  On the Effective Date, all existing Interests (including the Existing Common Stock) and, to the extent not rejected as executory contracts pursuant to Section X.H.4, all Existing Warrants and Options, shall, without any further action, be cancelled, annulled, and extinguished and any certificates representing such Interests and Existing Warrants and Options shall become void. Holders of Existing Warrants and Options shall retain no rights and receive no consideration on account thereof.

E.       Objections To Claims And Interests.

                  Except as otherwise provided in Section X.B.1 for applications of professionals for compensation and reimbursement of expenses and for the payment of other Administrative Claims, objections to any Claim or Interest shall be filed and served upon the holder of such Claim or Interest no later than the date (the "Claims/Interests Objection Deadline") that is the later of
(a) six months after the Effective Date, and (b) six months after the date on which a proof of Claim or Interest has been filed, unless extended by the Court.

                  See Section VII.E.14 for a description of the Claims and Interests to which Barry's currently anticipates that it will object prior to the Claims/Interests Objection Deadline.

                  If, on the Effective Date, the amount of all asserted Class 6 Claims is less than $17,000,000 (excluding Claims in excess of $187,537.61 asserted by former employees with respect to the Executive Bonus Plan), the Reorganized Company shall have the exclusive right to object to, resolve, compromise, and settle Claims and Interests after the Effective Date.

                  If, however, on the Effective Date the amount of all asserted Class 6 Claims (excluding Claims in excess of $187,537.61 asserted by former employees with respect to the Executive Bonus Plan) is equal to or greater than $17,000,000, a committee consisting of Mike Shaffet, Tom Libassi, and Ron Tucker (the "Claims Committee") shall be formed and, after the Effective Date, shall have the exclusive right to object to, resolve, compromise, and settle Claims that, if allowed, would be classified into Class 6. The Reorganized Company shall retain the exclusive right to object to, resolve, compromise, and settle all other Claims and Interests, including Administrative Claims, after the Effective Date.

                  The Reorganized Company will reimburse the Claims Committee, if formed, for up to $50,000 in actual professional fees and expenses that the Claims Committee incurs in objecting to, resolving, compromising, and settling Class 6 Claims after the Effective Date, and the Claims Committee shall have no authority to incur more than $50,000 in such fees and expenses.

F.       Distribution Of Property Under The Plan.

1.       Manner Of Cash Payment Under The Plan.

                  Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Company or, at the option of the Reorganized Company, by wire transfer from a domestic bank; provided, however, that payments made to foreign creditors holding Allowed Claims may be paid, at the option of the Reorganized Company, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

2. Distributions To Holders Of Allowed Class 6 Claims.

                  The Disbursing Agent shall make the appropriate distributions to holders of Allowed Class 6 Claims within thirty days after the earlier of (a) the date on which the total amount of asserted Class 6 Claims (excluding Claims in excess of $187,537.61 asserted by former employees with respect to the Executive Bonus Plan) becomes equal to or less than $17,000,000, and (b) the date on which the Claims Committee, if formed, informs the Reorganized Company that no additional objections to Class 6 Claims are warranted. The Disbursing Agent will make distributions to holders of Class 6 Claims that are allowed after such initial distribution date, to the extent so allowed, within thirty days after the order of the Court allowing such Claims becomes a Final Order.

                  The Reorganized Company shall have no obligation to segregate the funds to be used for distributions to holders of Allowed Class 6 Claims.

3.       Restriction On Distributions Of Fractional Shares.

                  Notwithstanding anything to the contrary in the Plan, fractional interests in New Common Stock and Reorganized Company Warrants shall not be distributed under the Plan. At the time that distributions are made, the aggregate number of shares of New Common Stock and the aggregate number of Reorganized Company Warrants that otherwise would have been distributed to a holder of an Allowed Class 2 and Class 5 Claim, to a Participating Bondholder, or to a holder of an Allowed Class 9 Interest shall be rounded down to the nearest whole number for purposes of determining the amount to be distributed to such Person, without compensation in any form as a result of such rounding. Any New Common Stock or Reorganized Company Warrants remaining after such distributions as a result of the limitation on distribution of fractional interests shall be treated as undeliverable as provided in Section XI.F.5.b.

4.       No Distributions With Respect To Disputed Claims And Interests.

                  Notwithstanding any other provisions of the Plan, no payments of cash or distributions of Plan Securities or other consideration of any kind shall be made on account of any Disputed Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest or is deemed to be such for purposes of distribution, and then only to the extent that the Claim or Interest becomes, or is deemed to be for distribution purposes, an Allowed Claim or Allowed Interest.

5. Delivery Of Distributions And Undeliverable Or Unclaimed Distributions.

a.       Delivery Of Distributions In General.

                  Except as provided in Section XI.F.5.b for holders of undeliverable distributions, distributions to holders of Allowed Claims and Allowed Interests shall be distributed by mail as follows: (a) at the addresses set forth on the respective proofs of Claim or Interest filed by such holders of Allowed Claims and Allowed Interests; (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim; (c) at the address reflected in the Schedules if no proof of Claim or Interest is filed and the Disbursing Agent has not received a written notice of a change of address; and (d) with respect to holders of Allowed Class 2 and 5 Claims and Allowed Class 9 Interests, at the last known address of record holders of such Allowed Claims and Allowed Interests as of the Record Date, as determined by the applicable transfer agent.

b.       Undeliverable Distributions.

(1)      Holding And Investment Of Undeliverable Property.

                  If the distribution to the holder of any Allowed Claim or Allowed Interest is returned to the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then current address. Subject to Section XI.F.5.b(2), undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this Section until such time as a distribution becomes deliverable.

                  Unclaimed cash shall be held in an unsegregated bank account in the name of the Disbursing Agent or the Reorganized Company for the benefit of the potential claimants of such funds, and shall be accounted for separately. The parties entitled to such funds shall be entitled to simple interest on the funds at the rate of five percent (5%) per annum.

(2) Distribution Of Undeliverable Property After It Becomes Deliverable And Failure To Claim Undeliverable Property.

                  Any holder of an Allowed Claim or Allowed Interest who does not assert a claim in writing for an undeliverable distribution held by the Disbursing Agent within one year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases any property held for distribution on account of such Claims or Interests shall be retained by the Reorganized Company, as follows: (a) any undistributed cash shall be the property of the Reorganized Company, free from any restrictions thereon; and (b) any undistributed Plan Securities shall be canceled. Nothing contained in the Plan shall require Barry's, the Reorganized Company, or the Disbursing Agent to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

                  Therefore, any holder of an Allowed Claim or Interest that does not assert a claim for an undeliverable distribution within one year after the Effective Date will have any claim for such undeliverable distribution discharged and forever will be barred from asserting any Claim against Barry's, the Estate, the Reorganized Company, or their property.

6.       Compliance With Tax Requirements.

                  The Disbursing Agent shall comply with all withholding and reporting requirements imposed on it by governmental units, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements, if any.

7.       Setoff And Recoupment.

                  Notwithstanding anything to the contrary contained in the Plan, the Reorganized Company may, but shall not be required to, set off, recoup, and withhold against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to this Plan on account of such Claim or Interest claims of any nature that Barry's, the Estate, or the Reorganized Company may have against the holder of such Allowed Claim or Allowed Interest; provided, however, that neither the failure to effect such a setoff or recoupment, nor the allowance of any Claim against or Interest in Barry's or the Reorganized Company, nor any partial or full payment during the Reorganization Case or after the Effective Date in respect of any Allowed Claim or Allowed Interest, shall constitute a waiver or release by Barry's or the Reorganized Company of any claim that they may possess against such holder; and provided further that the foregoing paragraph shall not apply to holders of Allowed Class 1 Claims.

G.       No Liability For Solicitation Or Participation.

                  Pursuant to section 1125(e) of the Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

H.       Limitation Of Liability.

                  None of Barry's, the Reorganized Company, the Estate, the Creditors' Committee, the Bondholder Committee, the Equity Committee, the Bank Group, nor any of their employees, officers, directors, agents, members, representatives, or professional persons employed or retained by any of them, shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan.

I.       Consensual General Release.

                  Except for those obligations expressly set forth in the Plan, as of the Effective Date the Agreement Parties shall be deemed to have released each other and all of the other Agreement Parties' respective predecessors, successors, assigns, members, officers, directors, agents, and professionals of all claims, rights, causes of action, counterclaims, obligations, and defenses relating to Barry's or the Estate, or arising in connection with the Reorganization Case, regardless of whether such claims, rights, or obligations are matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, and regardless of whether such claims, rights, causes of action, counterclaims, obligations, and defenses arose during the Reorganization Case or prior to the Petition Date.

                  To effectuate such releases, on or prior to the Effective Date, the Agreement Parties shall execute a release in substantially the form of the release to be attached as Exhibit I (the "Agreement Parties Release"), which release shall be filed by the Exhibit Filing Date and shall contain a waiver of all of the Agreement Parties' rights under section 1542 of the California Civil Code.

J.       Dissolution Of Committees.

                  On the Effective Date, the Creditors' Committee and the Bondholder Committee shall dissolve and the members of such committees shall be released and discharged from all further rights and duties arising from or related to the Reorganization Case, except with respect to final applications for professionals' compensation. The professionals retained by the Creditors' Committee and the Bondholder Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications by such professionals or committee members for allowance of compensation and reimbursement of expenses pending on the Effective Date or timely filed after the Effective Date as provided in the Plan.

                  Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall prevent a professional formerly retained by the Creditors' Committee or the Bondholder Committee from rendering services to the Reorganized Company and from being paid by the Reorganized Company for such services without notice or approval of the Court.

K.       Revocation Of The Plan.

                  Barry's reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If Barry's does so, or if confirmation and the Effective Date otherwise do not occur, the Plan shall be null and void, and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, Barry's; or
(b) prejudice in any manner the rights of Barry's, the Estate, or any creditors in any further proceedings.

L. Post-Effective Date Effect Of Evidences Of Claims Or Interests.

                  Notes, stock certificates, warrants, and other evidences of Claims against, or Interests, in Barry's shall, effective upon the Effective Date, represent only the right to receive the distributions contemplated by the Plan.

M.       Non-applicability Of Local Rule 142(3).

                  Neither Barry's nor the Reorganized Company shall be required to comply with Rule 142(3) of the Local Bankruptcy Rules of the United States Bankruptcy Court for the Central District of California, which requires the filing of certain status reports after the Confirmation Date.

N.       Modification Of Vendor Return Program.

                  On the Effective Date, the "Trade Financing Agreement Term Sheet," dated as of July 22, 1997, among Barry's, the Creditors' Committee, the Bondholder Committee, and the Bank Group, shall be deemed modified to provide that Barry's need not offer to execute trade financing agreements with trade vendors who assert Claims against Barry's in amounts of $1,000 or less.

                  Notwithstanding anything to the contrary in the Plan, however, the "trade trust" established pursuant to that agreement shall be preserved and will remain in full force and effect until such time as Barry's accounts payable to trade vendors with respect to the period between the Petition Date and the Effective Date have been paid in accordance with their terms. After such payment, the "trade trust" shall be dissolved and the remaining funds held in such "trust" shall be returned to the Reorganized Company free and clear of any claims of trade vendors, the Bank Group, or the Bondholders.

O.       Successors And Assigns.

                  The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

P.       Saturday, Sunday, Or Legal Holiday.

                  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day and shall be deemed to have been completed as of the required date.

Q.       Headings.

                  The headings used in the Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions of this Plan.

R.       Governing Law.

                  Unless a rule of law or procedure is supplied by (a) federal law (including the Code and Bankruptcy Rules), or (b) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof.

S.       Severability Of Plan Provisions.

                  If, prior to confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may or may not have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

T. No Admissions.

                  Notwithstanding anything herein to the contrary, if the Plan is not confirmed or the Effective Date otherwise does not occur, the Plan shall be null and void, and nothing contained in the Plan or the Disclosure Statement shall (a) be deemed to be an admission by Barry's or against any creditor with respect to any matter set forth herein, including liability on any Claim or the propriety of the classification of any Claim; (b) constitute a waiver, acknowledgment or release of any Claims by or against, or any Interests in, Barry's; or (c) prejudice in any manner the rights of Barry's, the Estate, or any creditors in any further proceedings.

U.       Retention Of Jurisdiction.

                  Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Court shall retain jurisdiction over the Reorganization Case after the Effective Date to the fullest extent provided by law, including the jurisdiction to:

                  1. Allow, disallow, determine, liquidate, classify, establish the priority or secured or unsecured status of, estimate, or limit any Claim, Interest, or Administrative Claim;

                  2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Code or the Plan, for periods ending on or before the Effective Date;

                  3. Resolve any motions pending on the Effective Date to assume, assume and assign, or reject any executory contract or unexpired lease to which Barry's is a party or with respect to which Barry's may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

                  4. Ensure that distributions to holders of Allowed Claims and Allowed Interests, including but not limited to Administrative Claims, are accomplished pursuant to the provisions of the Plan;

                  5. Resolve any and all applications, motions, adversary proceedings, and other matters involving Barry's that may be pending on the Effective Date;

                  6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents entered into in connection with the Plan;

                  7. Resolve any and all controversies, suits, or issues that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any Person's rights or obligations in connection with the Plan;

                  8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Code, or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any order of the Court, the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Code;

                  9. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

                  10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                  11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

                  12. Enter an order closing the Reorganization Case.

                  If the Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter, this Section shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

V. Conditions To Confirmation And Effectiveness Of The Plan.

                  Distributions under the Plan expressly are contingent on confirmation and the occurrence of the Effective Date. Conditions to confirmation and conditions to the Effective Date therefore are important considerations in determining whether and when distributions under the Plan are likely to occur.

                  Because the following conditions relate to the outcome of future events, Barry's can give no assurance that the conditions will be satisfied. Moreover, as a result of the conditions to the Effective Date, it is possible that substantial delays between confirmation of the Plan and the occurrence of the Effective Date ultimately will occur.

1. Conditions To Confirmation.

                  In addition to the statutory confirmation requirements set forth in the Code, Barry's shall not request that the Court enter the Confirmation Order unless and until each of the following conditions has been satisfied or waived pursuant to Section XI.V.3:

                           a. Barry's shall have executed Definitive Financing Documents, which documents shall contain terms and conditions reasonably satisfactory to DDJ Capital and Mitchell Hutchins (the previously-given consent by DDJ Capital and Mitchell Hutchins to the Financing Commitment Letter shall not be deemed approval or acceptance of any terms and conditions not expressly included in such Financing

         Commitment Letter, including, without limitation, any financial covenants contemplated by, but not agreed upon in, such Financing Commitment Letter).

                           b. The SEC shall have issued the No-Action Letter in a form and substance reasonably satisfactory to Barry's.

                           Barry's anticipates that, if the SEC does not issue the No-Action Letter, Barry's will amend the Plan and Disclosure Statement to provide for the registration of the New Common Stock and/or Reorganized Company Warrants, as appropriate.

2.       Conditions To Effective Date.

                  The Plan shall not be consummated or become binding unless and until the Effective Date occurs. The Effective Date is the first day that, as determined by Barry's in its reasonable discretion, is a Business Day (a) that is at least ten days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all of the following conditions have been satisfied or waived pursuant to Section XI.V.3:

                           a. All of the conditions to effectiveness of the Plan Financing shall have been satisfied and the Plan Financing shall have been funded.

                           b. Payments for all of the Additional New Common Stock to be sold to Participating Bondholders, DDJ Capital, and/or Mitchell Hutchins shall have been received.

                           c. The Agreement Parties shall have executed and delivered the Agreement Parties Release.

                           d. The Collateral Agent shall have delivered any and all documents necessary to evidence a release of its liens and security interests in and to the collateral granted by Barry's pursuant to the Intercreditor Agreement.

                           e. The date of September 1, 1998, shall not yet have occurred.

3.       Waiver Of Conditions To Confirmation And The Effective Date.

                  The conditions to confirmation of the Plan and the occurrence of the Effective Date, as specified in Sections XI.V.1 and XI.V.2, are for the sole benefit of Barry's. The requirement that any of such conditions be satisfied may be waived in whole or in part by Barry's. To be effective, such a waiver must be in writing and filed. The failure to satisfy or waive any of such conditions may be asserted by Barry's regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by Barry's. The failure of Barry's to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed ongoing and assertable at any time.

                                      XII.

                       SOURCES OF MONEY TO PAY CLAIMS AND
                INTEREST-HOLDERS; PROVISIONS REGARDING NEW COMMON
                     STOCK AND REORGANIZED COMPANY WARRANTS

A.       Source Of Funds.

1.       Plan Financing.

                  On or prior to the Effective Date, Barry's shall procure financing (the "Plan Financing") with substantially the following terms:

                           a. Lender: Foothill Capital Corporation ("Foothill") as a lender and as agent (the "Financing Agent") for a lender group (collectively, with Foothill, the "Lenders"); provided, however, that if Foothill is unable to syndicate the Plan Financing to other Lenders, it will provide the Plan Financing on its own.

                           b. Loan Amount And Structure: The Plan Financing will have a maximum credit line of $50,000,000. the Lenders will make revolving advances to the Reorganized Company in an aggregate amount equal to the lesser of (i) the maximum credit line of $50,000,000 less any amounts outstanding on the letter of credit "subline" referenced below; and (ii) the sum of (x) eighty percent (80%) of the amount of eligible accounts receivable, less customary reserves, plus (y) the lesser of (aa) seventy percent (70%) of the cost of eligible finished goods inventory, less customary reserves, or (bb) eighty percent (80%) of the "going out of business" value of that finished goods inventory, less (z) any loan availability reserves established under the letter of credit "subline" referenced below; provided, however, that at no time will the Reorganized Company's eligible accounts receivable exceed an amount equal to its collections with respect to such accounts for the immediately preceding forty-five day period multiplied by a factor of six.

                           c. Interest Rate: The annual rate of interest on advances made pursuant to the Plan Financing will be, at the Reorganized Company's option, (i) 2.25% per annum over the Eurodollar rate, or (ii) 0.5% per annum over the prime rate publicly announced by Norwest Bank Minnesota, National Association; provided, however, that in no event will the applicable interest rate on any advance be less than 7% per annum; and provided further that Foothill's obligation to provide advances at the Eurodollar rate will be subject to the following: (x) no more than five such loans may be outstanding at any one time, and (y) no such loans may be made in the event of default under the Plan Financing. Upon the occurrence and during the continuation of any event of default under the Plan Financing, all obligations will bear interest at a per annum rate equal to three percentage points (3%) above the otherwise applicable interest rate.

                           d. Seasonal Accommodation: Between December 15 of each year and February 28 of the next year, the Lenders will increase the accounts receivable advance rate referenced above to eighty-five percent (85%), and between September 30 and December 15 of each year, Foothill will increase the inventory advance rate referenced above to the lesser of (i) seventy-five percent (75%) and (ii) eighty-five percent (85%) of the "going out of business" value of such inventory.

                           e. Optional Credit Line Reduction: The Reorganized Company will have the one-time, irrevocable option to reduce the maximum credit line to no less than $25,000,000 (by an increment wholly divisible by $5,000,000) upon the sale of its entire accounts receivable portfolio; provided, however, that such option will expire eighteen months from the date of closing of the Plan Financing. Upon exercise of such reduction option, the Lenders will cease all advances against the Reorganized Company's accounts receivable, and any subsequent advances with respect to such accounts receivable will be at the Lenders' sole discretion.

                           f. Letter Of Credit Subline: The Lenders will provide $5,000,000 in letters of credit on behalf of the Reorganized Company. Any such letters of credit opened for the purpose of purchasing eligible inventory will be reserved on a thirty percent (30%) basis, plus duty and domestic landing costs, against the loan availability under the Plan Financing. All other such letters of credit will be reserved on a one hundred percent basis against loan availability. The annual fee for such letters of credit will be an amount equal to 1.75% per annum times the undrawn upon or unreimbursed amount of the letters of credit plus issuing bank charges.

                           g. Collateral: As collateral for any and all obligations to the Financing Agent and the Lenders under the Plan Financing, the Reorganized Company will grant to the Financing Agent for the benefit of the Lenders a first priority perfected security interest in and to all of its now owned or thereafter acquired assets, whether tangible or intangible; provided, however, that such security interest shall be subject to each preexisting lien that validly secures a Secured Tax Claim that has not yet been satisfied in full pursuant to
         Section X.C.3.

                           h. Fees: (i) Barry's has paid Foothill a fully-earned, non-refundable $75,000 commitment fee upon execution of the Financing Commitment Letter for the Plan Financing; (ii) Barry's also has agreed to pay for all of Foothill's reasonable costs and expenses incurred in connection with negotiating and documenting the Plan Financing (including the expenses of Foothill's auditors, appraisers, and attorneys), and Barry's has made a deposit of $85,000 with Foothill against the payment of such expenses (although the unused portion of such deposit will be refunded by Foothill in the event that it determines not to proceed with the Plan Financing, the deposit will be retained by Foothill in the event that Foothill is prepared to proceed with the transaction but Barry's determines not to consummate the loan); (iii) the Reorganized Company will pay the Financing Agent a facility fee of $175,000, earned in full upon closing and payable in three installments of $58,333 each, at closing and on the following two anniversary dates thereafter (or at maturity, if occurring sooner);
         (iv) the Reorganized Company will pay the Financing Agent for the benefit of the Lenders an unused line fee in an amount equal to 0.375%, charged per diem and payable monthly, in arrears, on the average daily unused portion of the maximum credit line; and (v) the Reorganized Company will pay the Financing Agent a monthly servicing fee of $3,000, in arrears.

                           i. Covenants: The Reorganized Company will covenant to maintain a minimum level of tangible net worth of $40 million, tested quarterly beginning at the Reorganized Company's fiscal quarter ended February 28, 1999. Moreover, the Reorganized Company's ratio of in-house credit sales to total merchandise sales will not exceed 65% for the trailing four quarters through May 31, 1999, and 60% for the trailing four quarters thereafter.

                           j. Maturity and Prepayment: The Plan Financing will mature three years from closing (which is anticipated to occur on the Effective Date). If the Reorganized Company terminates the Plan Financing prior to that date, the Plan Financing will be subject to a prepayment charge equal to two percent (2%) of the initial maximum credit line ($50,000,000) during the first year of the financing, and of one percent (1%) of that maximum credit line thereafter; provided, however, that there will be no prepayment charge for the Reorganized Company's exercise of the "Optional Credit Line Reduction" referenced above.

                  Barry's shall file the definitive financing agreement with respect to the Plan Financing, to be attached as Exhibit J, by the Exhibit Filing Date.

                  Barry's has executed the Financing Commitment Letter with Foothill, which letter sets forth the material terms and conditions upon which Foothill will provide the Plan Financing, and DDJ Capital and Mitchell Hutchins have consented to the terms of Financing Commitment Letter. The consent by DDJ Capital and Mitchell Hutchins to the Financing Commitment Letter, however, shall not be deemed approval or acceptance of any terms and conditions not expressly included in such Financing Commitment Letter, including, without limitation, any financial covenants contemplated by, but not agreed upon in, the Financing Commitment Letter.

2. Offering Of Additional New Common Stock.

                  The ballot (and accompanying attachments) with respect to Classes 2 and 5 will allow holders of Allowed Class 2 and 5 Claims to elect to purchase a ratable share (based upon the ratio of the aggregate amount of a holder's Allowed Class 2 and 5 Claims to the aggregate amount of all Allowed Class 2 and 5 Claims) of Additional New Common Stock, calculated as follows: for each $1,000 (which is the face amount of the individual bonds that denominate the Senior Notes) in principal amount of Senior Notes held by a Bondholder, such Bondholder will have the right to purchase forty-five (45) shares of Additional New Common Stock at a total purchase price of $300 (i.e., a price of six and two-thirds dollars ($6.67) per share).

                  Bondholders should be aware, however, that the purchase price of six and two-thirds dollars ($6.67) per share for the Additional New Common Stock is not necessarily an indication of the per-share value of such stock following the Effective Date. Barry's makes no representations or warranties regarding the actual per-share value of the Additional New Common Stock.

                  Moreover, Barry's will issue the Additional New Common Stock only if, and at such time as, the Effective Date occurs. Barry's will hold payments made by Participating Bondholders for Additional New Common Stock pursuant to the procedures set forth on the ballot (and accompanying attachments) for Classes 2 and 5 in an interest-bearing escrow account until the Effective Date occurs, or Barry's withdraws the Plan, or the Court denies confirmation of the Plan. If the Effective Date occurs, Barry's will issue and send certificates for Additional New Common Stock to Participating Bondholders at the address indicated on their ballots. If the Effective Date does not occur, Barry's will return the applicable payments to Participating Bondholders, with any interest earned thereon, to the address indicated on their ballots.

                  The decision to purchase or not to purchase Additional New Common Stock is irrevocable. Any Participating Bondholder that timely completes the applicable certification and returns an appropriate payment to Barry's by the deadline specified in the ballot (and accompanying attachments) for Classes

2 and 5, pursuant to the procedures set forth therein, will not be able to revoke its purchase or otherwise receive a refund of its money unless the Effective Date of the Plan does not occur. Conversely, any Bondholders that do not timely elect to purchase Additional New Common Stock by satisfying the requirements set forth in the ballot (and accompanying attachments) for Classes 2 and 5 will be deemed to have forfeited any and all rights to purchase Additional New Common Stock.

                  All decisions and determinations regarding compliance with the requirements for the election to purchase Additional New Common Stock will be made by Barry's.

                  Bondholders carefully should review the ballot (and accompanying attachments) for Classes 2 and 5, which set forth the specific instructions and deadlines with respect to the foregoing option to purchase Additional New Common Stock.

                  Pursuant to the Plan Agreement, DDJ Capital and Mitchell Hutchins will purchase, on a ratable basis, their respective ratable shares (based upon the ratio of each's Allowed Class 2 and 5 Claims to the aggregate amount of all Allowed Class 2 and 5 Claims) of Additional New Common Stock, and any and all remaining Additional New Common Stock that other Bondholders do not purchase as described in the preceding paragraphs. Notwithstanding the foregoing, however, DDJ Capital and Mitchell Hutchins shall have no obligation to purchase any Additional New Common Stock unless (a) each has consented to the terms and conditions of the Definitive Financing Documents, which consent may not be unreasonably withheld (the previously-given consent by DDJ Capital and Mitchell Hutchins to the Financing Commitment Letter shall not be deemed approval or acceptance of any terms and conditions not expressly included in such Financing Commitment Letter, including, without limitation, any financial covenants contemplated by, but not agreed upon in, such Financing Commitment Letter); (b) no material adverse event, as reasonably determined by DDJ Capital and Mitchell Hutchins, has occurred with respect to the business or assets of Barry's, taken as a whole, between the date of the Plan Agreement and the Effective Date; and (c) all other conditions to the occurrence of the Effective Date, as set forth in Section XI.V.2, shall have occurred or been waived pursuant to Section XI.V.3.

                  Accordingly, Barry's expects that all 2,250,000 shares of Additional New Common Stock will be sold on the Effective Date, thereby generating aggregate gross proceeds of $15,000,000 for the Reorganized Company.

B.       Issuance Of New Common Stock And Reorganized Company Warrants.

1.       The New Common Stock.

                  The New Common Stock shall have the following attributes:

                           a. Authorization And Issuance: The charter of the Reorganized Company shall authorize the issuance of up to 20,000,000 shares of New Common Stock. Of such authorized shares, the Reorganized Company shall issue (a) 2,500,000 shares (the "Bondholder New Common Stock") to make the distributions contemplated by Section X.C.2 to holders of Allowed Class 2 and 5 Claims; (b) 2,250,000 shares (the "Additional New Common Stock") for sale to holders of Allowed Class 2 and 5 Claims, as described in Sections X.C.2 and XII.A.2; and (c) 250,000 shares to be reserved for grants to executive officers of the Reorganized Company. Except upon exercise of the Reorganized Company

         Warrants, no additional shares of New Common Stock shall be issued other than as directed by the Board of Directors of the Reorganized Company after the Effective Date.

                           b. Par Value: The New Common Stock shall have a par value of $0.001 per share.

                           c. Rights: The New Common Stock shall have such rights with respect to dividends, liquidations, voting, and other matters as are set forth in the charter of the Reorganized Company and as otherwise provided by Delaware law.

                           d. Listing: Following the Effective Date, the Reorganized Company shall use reasonable efforts to have the New Common Stock listed on a national exchange or listed for quotation on the NASDAQ National Market System.

2.       Reorganized Company Warrants.

                  The Reorganized Company Warrants shall have the following attributes:

                           a. Authorization And Issuance: The charter of the Reorganized Company shall authorize the issuance of 263,158 Reorganized Company Warrants, which will be issued to holders of Allowed Class 9 Interests as contemplated by Section X.G. No additional Reorganized Company Warrants shall be issued other than as directed by the Board of Directors of the Reorganized Company after the Effective Date.

                           b. Strike Price: Each Reorganized Company Warrant will represent the right to purchase one share of New Common Stock on a fully diluted basis (meaning that the exercise of Reorganized Company Warrants will cause a dilution of the then-outstanding New Common Stock) at a price (the "Strike Price") determined as follows: (i) during the period from the Effective Date through and including the first anniversary of the Effective Date, the Strike Price shall be $19.69 per share; (ii) during the period from the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, the Strike Price shall be $20.69 per share; (iii) during the period from the second anniversary of the Effective Date through and including the third anniversary of the Effective Date, the Strike Price shall be $21.74 per share; (iv) during the period from the third anniversary of the Effective Date through and including the fourth anniversary of the Effective Date, the Strike Price shall be $22.84 per share; and (v) during the period from the fourth anniversary of the Effective Date through and including the fifth anniversary of the Effective Date, the Strike Price shall be $24.00 per share. If not exercised by the fifth anniversary of the Effective Date, the Reorganized Company Warrants automatically shall terminate and be of no further force and effect, and all rights evidenced by the Reorganized Company Warrants shall cease.

                           c. Call Option In The Event Of A Subject Transaction:
         The Reorganized Company shall have the option to "call" the Reorganized Company Warrants, pursuant to the terms and conditions set forth in this Paragraph, upon the occurrence of one or more of the following transactions (individually, a "Subject Transaction," and, collectively, the "Subject Transactions"): (i) the sale of all, or substantially all, of the Reorganized Company's assets; (ii) the sale of all, or substantially all, of the then-outstanding common stock of the Reorganized Company; (iii) a follow on public stock offering of common stock of the Reorganized Company; and (iv) a merger of the Reorganized

         Company in which the Reorganized Company is not the surviving entity.

                           If a Subject Transaction occurs at a time when the market price of the New Common Stock is below the then-applicable Strike Price, the Reorganized Company Warrants may be called by the Reorganized Company at a price of $0.20 per Reorganized Company Warrant. If a Subject Transaction occurs at a time when the market price of the New Common Stock is above the then-applicable Strike Price, the Reorganized Company Warrants may be called by the Reorganized Company at a price equal to the greater of (x) $0.20 per Reorganized Company Warrant and (y) the "net" exercise value of each such Reorganized Company Warrant (i.e., the difference between the fully diluted market price of the New Common Stock and the Strike Price), to be paid as follows: (aa) in cash, in the event of a sale of all, or substantially all of the Reorganized Company's assets or stock in an all cash transaction; (bb) in publicly-traded stock or other securities in the event of a non-cash sale of the kind described in subparagraph (aa) above, or in the event of a follow on public stock offering or merger of the Reorganized Company into a new entity; or
         (cc) in both stock and cash in applicable proportions, in a transaction for cash and stock. The Warrant Agreement shall contain reasonable provisions for the mechanism for valuing any such non-cash consideration.

                           d. Forced Exercise In The Event Of Certain Trading In Excess Of The Strike Price: After the New Common Stock has been listed on a national securities exchange or listed for quotation on the NASDAQ National Market System, if the New Common Stock trades at a price which is twenty percent (20%) in excess of the then-applicable Strike Price for a period of not less than twenty consecutive trading days, the Reorganized Company may, upon the provision of reasonable notice to all holders of Reorganized Company Warrants, require holders of the Reorganized Company Warrants either to exercise their Reorganized Company Warrants at the then-applicable Strike Price or forfeit any and all rights thereunder.

                           e. Listing: Following the Effective Date, the Reorganized Company shall use reasonable efforts to have the Reorganized Company Warrants listed on a national exchange or listed for quotation on the NASDAQ National Market System.

                           f. Form: The Reorganized Company Warrants shall be issued in substantially the form of, and shall have such other terms and conditions as set forth in, the warrant agreement to be attached as Exhibit K (the "Warrant Agreement") and filed by the Exhibit Filing Date. The Warrant Agreement shall contain, among other things, anti-dilution provisions typically used in financing transactions.

C.       Registration Rights.

                  Following the Effective Date, the Reorganized Company will offer to enter into an agreement (the "Registration Rights Agreement"), in substantially the form of the agreement to be attached as Exhibit L and filed by the Exhibit Filing Date, with Eligible Holders.

                  The Reorganized Company will use reasonable commercial efforts to cause to become effective within ninety days after the Effective Date a shelf Registration Statement covering resales of New Common Stock owned by Eligible Holders and to maintain such registration for one year. Under and subject to the terms of the Registration Rights Agreement, during the period commencing on the 91st day after the Effective Date and ending on the first anniversary thereof,


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the Reorganized Company will be required, upon request of any Eligible Holder that then owns at least ten percent (10%) of the outstanding shares of New Common Stock or that certifies to the Reorganized Company that such Eligible Holder may be deemed to be an "affiliate" of the Reorganized Company, to effect the registration under the Securities Act of resales by such Eligible Holder of New Common Stock; provided, however, that in no event will the Reorganized Company be required to so register such New Common Stock (a) at any time prior to the 91st day after the Effective Date, or (b) pursuant to a Registration Statement other than a shelf Registration Statement at any time when a shelf Registration Statement of the Reorganized Company covering New Common Stock is effective under the Securities Act. No more than one such request for registration of resales of New Common Stock may be made by any particular Eligible Holder. Under the Registration Rights Agreement, Eligible Holders also will be entitled to customary "piggyback" registration rights.


                                     XIII.

                             THE REORGANIZED COMPANY

A.       Management Of The Reorganized Company.

1.       Directors Of The Reorganized Company.

                  As of the Effective Date, the Board of Directors of the Reorganized Company will consist of the following seven members: (a) one member to be appointed by the Bondholder Committee; (b) two members to be appointed by DDJ Capital; (c) two members to be appointed by Mitchell Hutchins; (d) Randy N. McCullough (subject to the execution of an employment agreement to be negotiated between the Bondholder Committee and McCullough); and (e) E. Peter Healey (subject to the execution of an employment agreement to be negotiated between the Bondholder Committee and Healey). The Bondholder Committee shall select the initial Chairperson of the Board of Directors.

                  The membership of the Board of Directors shall be subject to an election at the annual meeting of the Reorganized Company in the year 2000. The bylaws of the Reorganized Company shall provide for cumulative voting for directors.

2.       Officers Of The Reorganized Company.

                  The Officers of the Reorganized Company will serve at the discretion of its Board of Directors. Pursuant to the Plan Agreement, Barry's, the Bondholder Committee, the Creditors' Committee, the Equity Committee, and the Bank Group agreed that the following individuals shall initially shall serve as officers of the Reorganized Company; provided, however, that if employment agreements for the following individuals have not been negotiated by and between such individuals and the Bondholder Committee by five (5) days prior to the date of the hearing on adequacy of the information in the Disclosure Statement, the Bondholder Committee shall have the right to select other individuals to serve as the Chief Executive Officer and the Chief Financial Officer of the Reorganized Company upon terms and conditions acceptable to the Bondholder
Committee:

                           a. Randy N. McCullough, 45, Chief Executive Officer:
         Mr. McCullough joined Barry's in April 1997 and was Barry's Senior Vice President - Merchandising on the Petition Date. During the Reorganization Case, the Board of Directors promoted Mr. McCullough to


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
         the position of Chief Operating Officer and then, upon Samuel Merksamer's termination of employment, to Chief Executive Officer. Mr. McCullough has over twenty-five years of experience in the retail jewelry industry. Prior to joining Barry's, Mr. McCullough served as President of Silverman's Factory Jewelers from 1991 through March 1997. Prior to that time, Mr. McCullough also was a senior manager with a leading national retail chain for over eighteen years. The compensation arrangements that Mr. McCullough has negotiated with the Bondholder Committee will be summarized in the Summary of Management Compensation.

                           b. E. Peter Healey, 44, Chief Financial Officer: Mr. Healey joined Barry's in February 1997 and has served as Executive Vice President and Chief Financial Officer during the course of the Reorganization Case. Mr. Healey has over nineteen years of financial management experience, primarily in the retail jewelry industry. Prior to joining Barry's, Mr. Healey was the Vice President, Chief Financial Officer, Secretary, and Treasurer of MS Financial, Inc., from 1994 to 1996. From 1985 to 1993, Mr. Healey was Vice President and Treasurer of Zale Corporation, the nation's largest retail jeweler. Zale Corporation previously operated as a debtor in possession in reorganization proceedings under chapter 11 of the Code, and emerged from such proceedings in 1993. Mr. Healey's background includes debt restructuring as part of the chapter 11 reorganization process, cost reductions and cash flow improvements, corporate re-engineering, recapitalizations, initial public offerings, mergers and acquisitions, divestitures, and systems installation and development. The compensation arrangements that Mr. Healey has negotiated with the Bondholder Committee will be summarized in the Summary of Management Compensation.

                  Barry's also anticipates that, subject to the approval of the Court pursuant to section 1129(a)(5) of the Code, the Board of Directors will appoint the following persons to serve as additional Officers of the Reorganized
Company:

                           a. Bill R. Edgel, 32, Vice President - Marketing: Mr. Edgel has been Barry's Vice President - Marketing since February 1997. Prior to joining Barry's, Mr. Edgel served as Director of Credit Marketing of Macy's West, a division of Federated Department Stores, from 1996 to 1997. From 1995 to 1996, Mr. Edgel served as Director of Marketing for Merksamer Jewelers, Inc. From 1993 to 1995, Mr. Edgel served as Advertising Manager/Creative Director for Troutman's Emporium, Inc., and from 1992 to 1993, Mr. Edgel served as Partner/Creative Director of Vaki Advertising. Inc. The anticipated compensation arrangements for Mr. Edgel will be summarized in the Summary of Management Compensation.

                           b. Chad C. Haggar, 34, Vice President - Operations:
         Mr. Haggar has been Barry's Vice President - Operations since February 1997. Prior to joining Barry's, Mr. Haggar served as Director of Stores of Fred Meyer, Inc. from 1996 to 1997. From before 1992 to 1996, Mr. Haggar served as Regional Manager of Merksamer Jewelers, Inc. The anticipated compensation arrangements for Mr. Haggar will be summarized in the Summary of Management Compensation.

                           c. Paul W. Hart, 40, Vice President - Management Information Systems: Mr. Hart has been Barry's Vice President - Management Information Systems since August 1997. Prior to joining Barry's, Mr. Hart served as Vice President - Management Information Systems of MS Financial, Inc. From 1974 to 1995, Mr. Hart was employed by Zale Corporation, serving as Director of Credit Systems from 1994 to 1995, and as its Manager of Business Systems Planning and Support from


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
         1988 to 1994. The anticipated compensation arrangements for Mr. Hart will be summarized in the Summary of Management Compensation.

                           d. Robert J. Herman, 37, Vice President, Controller, and Assistant Secretary: Mr. Herman has been Barry's Vice President, Controller, and Assistant Secretary since February 1998. Prior to joining Barry's, Mr. Herman served as the Controller for Datamark, Inc. from 1997 to February 1998. From 1994 to 1997, Mr. Herman served as the Controller for Silverman's Factory Jewelers. From 1987 to 1994, Mr. Herman was employed by Sunbelt Nursery Group, Inc., serving as its Controller from 1991 to 1994. The anticipated compensation arrangements for Mr. Herman will be summarized in the Summary of Management Compensation.

B.       New Certificate Of Incorporation And Bylaws.

                  A copy of the proposed form of Certificate of Incorporation and Bylaws of the Reorganized Company will be attached as Exhibits N and O, respectively, and filed by the Exhibit Filing Date.

                  Among other things, the Certificate of Incorporation and the Bylaws of the Reorganized Company shall (a) prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Code, subject to amendment of such Certificate of Incorporation and Bylaws as permitted by applicable law, and (b) effectuate the provisions of the Plan, in each case without any further action by the shareholders or directors of Barry's or the Reorganized Company. The Certificate of Incorporation also shall contain the following additional provisions:

                           a. Stockholder Action by Written Consent; Special Meetings. Action may not be taken by stockholders by written consent in lieu of a meeting. Special meetings of stockholders may be called only by the Chairman of the Board, the President, or a majority of the Board of Directors of the Reorganized Company.

                           b. Preferred Stock. The Board of Directors of the Reorganized Company is authorized, without action by the stockholders, to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish the number of shares to be included in each such series, and to fix the designation, voting powers, preferences and relative, participating, optional and other rights, of the shares of each such series, and the qualifications, limitations and restrictions thereof. Such qualifications, limitations and restrictions may include, among others, voting rights, conversion and exchange privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights that could be superior and prior to New Common Stock.

                           The issuance of one or more series of preferred stock, under certain circumstances, could adversely affect the voting power of the holders of New Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to effect a change in control of the Reorganized Company.

C.       Change Of Name And State of Incorporation.

                  Barry's is incorporated under the name "Barry's Jewelers, Inc." in the State of California. On or prior to the Effective Date, Barry's


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
shall cause "Samuels Jewelers, Inc." ("Samuels") to be incorporated in the State of Delaware for the sole purpose of changing the state of incorporation and name of Barry's.

                  To effect the reincorporation from California to Delaware and the name change, Barry's and Samuels will enter into an agreement and Plan of Merger, which will provide for the merger, on the Effective Date, of Barry's with and into Samuels (with Samuels being the surviving entity). Upon such merger, Samuels will be the successor to Barry's.

D. Future Financial Outlook Of The Reorganized Company.

                  Barry's believes that its economic health has improved and will continue to improve from its pre-bankruptcy state for a number of reasons. Perhaps most importantly, Barry's now has access to and offers for sale significantly greater levels of high-quality merchandise than it did prior to the Petition Date. See Section VII.E.9. Moreover, as a result of its rejection or restructuring of leases for numerous underperforming stores, Barry's now has a vastly-improved core of leases for its stores. Barry's also has tightened its credit-granting standards considerably, thereby improving the collectability of its accounts receivable, and has implemented better collection procedures for those accounts.

                  Barry's anticipates that its current efforts to unify the names of all of its stores will result in greater consumer name recognition and increased sales. Similarly, Barry's anticipates that its ongoing investment in administrative technology will increase efficiency and reduce its overhead and administrative expenses, thereby further increasing profits in the coming years. See Section VII.E.12. Barry's rejection of its headquarters lease and move to more affordable space also will reduce overhead and result in more efficient operations. See Section VII.E.13.

                  Finally, as a result of confirmation of the Plan and, in particular, the discharge of more than $100 million in Claims and the infusion of $15 million of new capital by Participating Bondholders, the Reorganized Company will have a substantially improved balance sheet and greater access to financing and credit at reduced cost.

                  See Section XV.A for a description of the projections for the Reorganized Company and of the assumptions that underlie those projections.

                                      XIV.

                         EFFECT OF CONFIRMATION OF PLAN

A.       Discharge And Injunction.

                  The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against Barry's, the Reorganized Company, the Estate, or any of their property. Except as otherwise provided in the Plan or the Confirmation
Order: (a) on the Effective Date, Barry's, the Reorganized Company, the Estate, and their property shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims, and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Code, regardless of whether or not (i) a proof of Claim or proof of Interest based on such debt or Interest is filed or deemed filed, (ii) a Claim or Interest based on such debt or Interest is allowed


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
pursuant to section 502 of the Code, or (iii) the holder of a Claim or Interest based on such debt or Interest has or has not accepted the Plan; and (b) all Persons shall be precluded from asserting against Barry's, the Reorganized Company, the Estate, and their property any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

                  Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of Barry's, as provided in sections 524 and 1141 of the Code, and such discharge shall void any judgment against Barry's obtained at any time to the extent that it relates to a Claim discharged.

                  Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Interest: (a) commencing or continuing in any manner any action or other proceeding against Barry's, the Reorganized Company, the Estate, or their property; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against Barry's, the Reorganized Company, the Estate, or their property; (c) creating, perfecting, or enforcing any lien or encumbrance against Barry's, the Reorganized Company, the Estate, or their property; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to Barry's, the Reorganized Company, the Estate, or their property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

                  Barry's does not believe that any "retiree benefits," as such term is used in sections 1114 and 1129(a)(13) of the Code, exist in the Reorganization Case. Accordingly, the Plan does not provide for the continuation of any such benefits, and all applicable Claims and Interests will be subject to the above-noted discharge and injunction.

B.       Modification Of The Plan.

                  Subject to the restrictions set forth in section 1127 of the Code, Barry's reserves the right to alter, amend, or modify the Plan before its substantial consummation.

                                      XV.

                   FINANCIAL RECORDS TO ASSIST IN DETERMINING
                     WHETHER PROPOSED PAYMENTS ARE FEASIBLE,
                 WITH ACCOMPANYING EXPLANATIONS AND RISK FACTORS

A.       Financial Projections.

                  The Court will not confirm the Plan unless it determines that the Plan is "feasible," which means that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Company. Thus, the Court must determine that


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
there is a reasonable likelihood that the Reorganized Company will possess the working capital and other resources necessary to operate profitably and to satisfy its obligations under the Plan.

                  Exhibit D provides financial projections for Barry's and the Reorganized Company containing projected balance sheets, cash flow statements, and income and expense statements (collectively, the "Projections"). The Projections project financial information on an annual basis for fiscal years 1998 through 2003.

                  The Projections have been prepared by or under the direction of Barry's. To the best of Barry's knowledge, the Projections present the expected financial results for the periods projected, subject to the various assumptions set forth therein. Readers are urged to review carefully all of the notes and assumptions included in the Projections and to consult with their own financial and legal advisors regarding the same.

                  THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH THOUGH CONSIDERED REASONABLE AT THE TIME THEY WERE PREPARED, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND BARRY'S CONTROL. BARRY'S CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR THE REORGANIZED COMPANY'S ABILITY TO ACHIEVE THE PROJECTED OR ILLUSTRATED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED, OR WHICH WERE NOT THEN KNOWN TO BARRY'S, MAY DIFFER MATERIALLY FROM THOSE ASSUMED. THE PROJECTIONS THEREFORE MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

                  CERTAIN INFORMATION INCLUDED IN THE PROJECTIONS CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT AND THE EXCHANGE ACT. SUCH FORWARD LOOKING STATEMENTS ARE BASED UPON INFORMATION AVAILABLE WHEN THE STATEMENTS WERE MADE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENTS.

                  Barry's does not, as a matter of course, publish its business plans and strategies or projections of its anticipated financial position or results of operations. Accordingly, Barry's does not intend to, and disclaims any obligation to, furnish updated business plans or projections at any time prior to or after the Effective Date.

B. Resale Of Securities And Certain Securities Law Matters.

1.       Generally; Pending Request For No-Action Letter.

                  The Plan provides for (a) the issuance of Bondholder New Common Stock to holders of Allowed Class 2 and 5 Claims; (b) the offer for sale of Additional New Common Stock to such holders (the "Bondholder Contribution Election Procedure"); (c) the sale to DDJ Capital and Mitchell Hutchins of a ratable share of the Additional New Common Stock that is not purchased by Participating Bondholders; (d) the issuance of Reorganized Company Warrants to holders of Allowed Class 9 Interests; and (e) the merger of Barry's into Samuels


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
for the purpose of changing the Reorganized Company's state of incorporation from California to Delaware (the "Reincorporation Merger").

                  The New Common Stock, Reorganized Company Warrants, and other rights under the Plan will be issued without registration under the Securities Act or under any state or local law in reliance on the exemptions set forth in section 1145 of the Code and section 4(2) of the Securities Act.
Specifically, Barry's believes that:

                  1. Upon the effectiveness of the Reincorporation Merger, the Reorganized Company will constitute a successor to Barry's within the meaning of section 1145(a)(1) of the Code;

                  2. No registration under the Securities Act or any state securities law is required in connection with the issuance by Barry's of (a) the "purchase rights" (the "Purchase Rights") inherent in the Bondholder Contribution Election Procedure (to the extent that such Purchase Rights constitute a separate security under the Securities Act and state securities laws), or (b) following the effectiveness of the Reincorporation Merger, the issuance by the Reorganized Company of Additional New Common Stock to Participating Bondholders (the "Bondholder Contribution New Common Stock") and to DDJ Capital and Mitchell Hutchins (the "DDJ Capital/Mitchell Hutchins Contribution Obligation New Common Stock"), and of Bondholder New Common Stock, in reliance on (i) with respect to the Purchase Rights, section 1145(a)(1)(B) of the Code; (ii) with respect to the Bondholder Contribution New Common Stock and the DDJ Capital/Mitchell Hutchins Contribution Obligation New Common Stock, sections 1145(a)(1)(B) and 1145(a)(2) of the Code; and (iii) with respect to the Bondholder New Common Stock, section 1145(a)(1)(B) of the Code (the Purchase Rights, the Bondholder Contribution New Common Stock, the DDJ Capital/Mitchell Hutchins Contribution Obligation New Common Stock, the Bondholder New Common Stock, and the Reorganized Company Warrants are collectively referred to in this Section as the "Securities");

                  3. If the issuance to DDJ Capital and Mitchell Hutchins of the Bondholder Contribution New Common Stock and the DDJ Capital/Mitchell Hutchins Contribution Obligation New Common Stock were to be characterized as a separate transaction, that such separate transaction would be entitled to exemption from registration under section 4(2) of the Securities Act and should not be integrated with the issuance of any of the Securities to Bondholders other than DDJ Capital and Mitchell Hutchins; and

                  4. The Reorganized Company Warrants are exempt from registration under the Securities Act pursuant to section 1145(a)(1)(A) of the Code, and that the New Common Stock issuable upon exercise of the Reorganized Company Warrants will be exempt from registration under the Securities Act pursuant to section 1145(a)(2) of the Code.

                  Barry's intends to submit a no-action request to the SEC with respect to the matters set forth in paragraphs (1), (2) and (3) above, and one of the conditions to confirmation of the Plan is the issuance of the No-Action Letter. No assurances can be given, however, that the SEC ultimately will honor Barry's request for the No-Action Letter.

2. Bankruptcy Code And Securities Act Exemptions From Registration Requirements.

a.       Initial Offer And Sale of Securities.

                  Section 1145(a)(1) of the Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state and local securities laws if three principal requirements are satisfied: (i) the securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities hold a prepetition or administrative claim against the debtor or an interest in the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property.

                  Section 1145(a)(2) of the Code exempts from registration under the Securities Act (a) the offer of a security through any warrant, option, right to subscribe or conversion privilege that was sold in the manner specified in section 1145(a)(1), and (b) the sale of a security upon the exercise of any such warrant, option, right or privilege.

                  Section 4(2) of the Securities Act exempts from registration under the Securities Act the offer and sale of securities issued in transactions by an issuer not involving any public offering.

                  As described above, Barry's believes that the offer and sale of the Securities under the Plan satisfies the requirements of section 1145(a)(1)(A), section 1145(a)(1)(B), section 1145(a)(2), and section 4(2), in each case as set forth above, and that each such offer and sale is exempt from registration under the Securities Act and state securities laws.

b. Subsequent Transfers Of Securities.

                  Assuming exemption from initial registration as set forth in
Section XV.B.2.a, in general, all resale and subsequent transactions in the New Common Stock (including the New Common Stock issued upon exercise of the Reorganized Company Warrants) and the Reorganized Company Warrants distributed under the Plan will be exempt from registration under section 4(1) of the Securities Act unless the holder thereof is deemed to be an "underwriter" with respect to such Securities, an "affiliate," or a "dealer."

                  Section 1145(b) defines four types of underwriters: (a) a Person who purchases a claim against, interest in, or claim for an administrative expense in the case with a view to distributing any security received in exchange for that claim or interest; (b) a Person who offers to sell securities offered or sold under a plan for the holders of those securities; (c) a Person who offers to buy securities offered or sold under a plan from the holders of those securities if the offer is (i) made with a view to distribution of the securities, and (ii) made under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan; and (d) a Person who is an "issuer" with respect to the securities, as defined in section 2(11) of the Securities Act.

                  Under section 2(11) of the Securities Act, an "issuer" may include any Person directly or indirectly controlling or controlled by Barry's, or any Person under direct or indirect common control with Barry's (an "affiliate"). Whether a Person is such an affiliate, and therefore an "underwriter" with respect to Barry's for purposes of section 1145(b) of the

Code will depend on a number of factors. Such factors include: (a) the Person's equity interest in Barry's; (b) the distribution and concentration of other equity interests in Barry's; (c) whether the Person is an officer or director of Barry's; (d) whether the Person, either alone or acting in concert with others, has a contractual or other relationship giving that Person power over management policies and decisions of Barry's; and (e) whether the Person actually has that power notwithstanding the absence of formal indicia of control. Among other things, it is possible that an officer or director of Barry's or the holder of ten percent or more of the outstanding stock of Barry's may be deemed an affiliate.

                  Under section 2(12) of the Securities Act, a "dealer" is any Person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.

                  To the extent that a Person deemed to be an "underwriter" receives Securities, resales by that Person may not be exempted by section 1145 of the Code from registration under the Securities Act except in "ordinary trading transactions" (within the meaning of section 1145(b)(1) of the Code). The Code does not define the term "ordinary trading transactions," and the SEC has not given definitive guidance with respect to the proper construction of the term. Barry's is informed and believes, however, that in no-action letters the staff of the SEC has concurred in the view that a transaction will be an "ordinary trading transaction" if it is carried out on an exchange or in the over-the-counter market at a time when the issuer of the traded securities is a reporting company under the Exchange Act and does not involve any of the following factors:

                           (a) (i) Concerted action by two or more recipients of securities issued under a plan of reorganization in connection with the sale of those securities, or (ii) concerted action by distributors on behalf of one or more such recipients in connection with sales;

                           (b) The preparation or use of informational documents concerning the offering of plan securities to assist in the resale of the plan securities, other than the disclosure statement approved in connection with the plan and documents filed with the SEC by the debtor or the reorganized company pursuant to the Exchange Act; or

                           (c) Special compensation to brokers or dealers in connection with the sale of the securities designed as a special incentive to resell the securities, other than compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, that is not greater than the compensation that would be paid for a routine, similar-sized sale of similar securities of a similar issuer.

The views of the SEC on the matter, however, have not been sought by Barry's and, therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any person intending to rely on such exemption is urged to consult his or her own counsel as to the applicability thereof to his or her circumstances.

                  In addition, a Person deemed to be an "underwriter" solely because he/she/it is an affiliate may be able to sell securities without registration, in accordance with Rule 144 issued under the Securities Act, which


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
permits public sales of securities received pursuant to a plan by statutory underwriters subject to volume limitations and certain other conditions. Specifically, Rule 144 allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of one percent (1%) of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subsequent to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer.

                  Barry's believes that, pursuant to section 1145(c) of the Code, the New Common Stock and Reorganized Company Warrants will be unrestricted securities for purposes of Rule 144. Barry's also is informed and believes that the SEC has expressed its view in no-action letters that a Person deemed to be an underwriter solely because he is an affiliate may be able to sell securities without registration in accordance with Rule 144 without complying with the holding period requirement of Rule 144(d).

                  Because of the complex, subjective nature of the question of whether a particular holder may be an underwriter, Barry's makes no representation concerning the ability of any Person to dispose of the Securities. Barry's recommends that recipients of Securities under the Plan consult with their own counsel concerning the limitations on their ability to dispose of the Securities under federal and state securities law.

                  State securities laws also generally provide registration exemptions for subsequent transfers by a bona-fide owner for his or her own account and subsequent transfers to institutional or accredited investors. Such exemptions are generally expected to be available for subsequent transfers of New Common Stock and Reorganized Company Warrants.

c. Certain Transactions By Stockbrokers.

                  Under Section 1145(a)(4) of the Code, stockbrokers effecting transactions in the New Common Stock or Reorganized Company Warrants prior to the expiration of forty days after the Effective Date are required to deliver to the purchaser of such securities a copy of this Plan and Disclosure Statement (and supplements hereto, if any, if ordered by the Court) at or before the time of delivery of such securities to such purchaser. In connection with prior cases under the Code, the staff of the SEC has taken "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on the matter, however, have not been sought by Barry's and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

3. Valuation Considerations.

                  If the Plan is confirmed, ownership of a substantial number of shares of the New Common Stock will likely be concentrated in a relatively small number of holders. Sales of or offers to sell a substantial number of shares of the New Common Stock, or the perception by investors, investment professionals, and securities analysts of the possibility of such sales, could affect adversely the market for and price of such securities.


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
                  As noted in Section XII.B, Barry's and/or the Reorganized Company will attempt to have the New Common Stock and Reorganized Company Warrants listed on a national exchange. There can be no assurance, however, that such a listing can be obtained in the foreseeable future, if ever, or that a significant public or private market for the securities will develop. In the event that such a market does develop, it is possible that the market will be unstable for the foreseeable future as creditors and shareholders who have not previously been able to liquidate their positions attempt to do so. Such instability could affect negatively the value of the securities.

4. Reservation Of Rights.

                  The foregoing discussion is for disclosure purposes only, and nothing set forth herein shall be deemed to be an admission by Barry's or any other party as to, among other things, whether any particular entity is an "underwriter" or "issuer."

C. Additional Risk Factors.

                  In addition to the foregoing, the ability of the Reorganized Company to perform its obligations under the Plan is subject to a variety of other factors and contingencies, some of which are described in this Section. The following discussion, however, is not intended to be inclusive and should be read in connection with the other disclosures contained in this Plan and Disclosure Statement and the Exhibits. Creditors and shareholders should consult their legal and financial advisors regarding the risks associated with the Plan and any distributions that they may receive under the Plan.

1. Risks Associated With The Reorganized Company's Future Operations.

                  Merchandise Supply: The world supply and price of diamonds are influenced considerably by the Central Selling Organization, which is the marketing subsidiary of DeBeers Consolidated Mines, Ltd., a South African Company. Through the Central Selling Organization, DeBeers has supplied approximately eighty percent of the world demand for rough diamonds, by selling to gem cutters and polishers at controlled prices, over the past several years. The continued availability of diamonds to Barry's suppliers therefore is dependent, to some degree, upon the political and economic situation in South Africa. Although several other countries, including Australia, the Commonwealth of Independent States, Zaire, Angola, Tanzania, and Sierra Leone, also are suppliers of diamonds, Barry's cannot predict with any certainty the effect on the overall supply or price of diamonds in the event of an interruption of supplies from South Africa, the Central Selling Organization, or DeBeers.

                  Barry's also is subject to other supply risks, including fluctuations in the price of precious gems and metals. Barry's presently does not engage in any hedging activity with respect to possible fluctuations in the price of such items. As a result, if such fluctuations should be unusually large or rapid and result in prolonged higher or lower prices, Barry's can provide no assurance that the necessary retail price adjustments will be made quickly enough to prevent Barry's business from adverse effects.

                  Finally, as part of Barry's business restructuring, management has sought to increase the level of consigned merchandise offered for sale in its stores. See Section VII.E.9. Barry's does not believe that its consignment agreements and arrangements with vendors will be subject to substantial adverse change after the Effective Date. However, Barry's can give no assurances that


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
the Reorganized Company will be able to continue to obtain substantial amounts of merchandise on currently-existing terms.

                  Seasonality: Barry's level of success is heavily dependent each year upon the success of its Christmas/Hanukkah selling season, which in turn depends on many factors beyond Barry's control, including the general business environment and competition in the industry. Barry's sales during the Christmas/Hanukkah season generally account for approximately twenty-five percent of its net sales and all or nearly all of its annual earnings.

                  As a result of the seasonal nature of Barry's sales, a downturn of sales during the Christmas/Hanukkah season could have a disproportionately large impact on Barry's performance.

                  Competition: The retail jewelry industry is highly competitive. It is estimated that approximately 35,000 retail jewelry stores exist in the United States, most of which stores are independently operated and are not part of a major retail chain. Moreover, numerous companies, including publicly- and privately-held independent stores and small chains, department stores, catalog showrooms, direct-mail suppliers, and television shopping networks, provide competition on a regional and national basis. The malls and shopping centers where many of Barry's stores are located typically contain several other national-chain or independent jewelry stores as well as one or more jewelry departments located in the "anchor" department stores of such malls. Some of Barry's competitors are substantially larger than Barry's and have greater financial resources.

                  Barry's believes that the primary elements of competition in the retail jewelry business are quality of personnel, level of customer service, breadth, depth, price, and quality of merchandise offered, credit terms, and store location and design. Barry's believes that it previously was unable to compete successfully as a result of, among other things, failed merchandising programs, poor credit underwriting practices, cash flow constraints, excessive collection costs, poor inventory controls, below-average percentage of consignment inventory, executive turnover, restrictive financing arrangements, insufficient investment in technology, and the resultant excessive administrative costs. Barry's also believes that, as the jewelry retailing industry consolidates, the ability to compete effectively may become increasingly dependent on volume purchasing capability, regional market focus, superior management information systems, and the ability to provide customer service through trained and knowledgeable sales staffs.

                  Barry's has attempted and is attempting to address each of these issues. See Section VII.E. However, because the competitive environment often is affected by factors beyond the control of any particular retailer (such as shifts in consumer preferences, economic conditions, population, and traffic patterns), Barry's can provide no assurances that its ongoing business operations, including the steps undertaken in reorganization of the business, ultimately will be successful or that future losses will not result.

                  Year 2000 Compliance: Many existing computer systems and applications, and other control devices, use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can process data related to the year 2000 and beyond.

                  Barry's relies on its systems, applications and devices in operating and monitoring all major aspects of its business, including financial systems (such as general ledger, accounts payable and payroll modules), customer services, infrastructure, embedded computer chips, networks, telecommunications equipment and end products. Barry's therefore is in the process of obtaining and implementing a new integrated management information system that includes a system processor and operating system, applications software, point of sale hardware and additional microcomputers. See Section VII.E.12. The year 2000 issue was addressed during the planning process and all new system technology is expected to be year 2000 compliant. However, Barry's has no current intention to replace its current customer accounts receivable system, which is not year 2000 compliant. Barry's is planning to outsource the billing and collection functions of its customer accounts receivables and is confident that remaining needs will be addressed before the end of 1999.

                  As a result, Barry's believes that the year 2000 issue will not pose significant operational problems or result in unplanned costs that would have a material adverse impact on its financial condition or results of operations. However, Barry's also relies, directly and indirectly, on external systems of business enterprises such as customers, suppliers, creditors, and financial organizations, and of governmental entities, for accurate exchange of data. Thus, even if Barry's internal systems are not materially affected by the year 2000 issue, Barry's possibly could be affected through disruptions in the operations of the enterprises with which Barry's interacts.

                  Therefore, despite Barry's efforts to address the year 2000 impact on its internal systems and business operations, there can be no assurance that such impact will not result in a material disruption of its business or have a material adverse effect on its business, financial condition, or results of operations.

2. Risks Associated With New Management.

                  The Plan contemplates that the Reorganized Company will alter the composition of its management team and Board of Directors. See Section XIII.A. While members of current management will continue to play a material role in the management of the Reorganized Company, it is possible that positions ultimately will be filled by persons who are not currently employed by Barry's. The new directors and management of the Reorganized Company may propose changes in the business and operations of the Reorganized Company that could alter materially the assumptions underlying the Projections.

                                      XVI.

                      ASSETS AND LIABILITIES OF THE ESTATE

A.       Assets.

                  The identity and estimated liquidation value of the Estate's assets are listed on Exhibit E, which will assist the reader in assessing the assets that, at least theoretically, are available to satisfy Claims and Interests and to evaluate the overall worth of the Estate.

B.       Liabilities.

                  The estimated amount of the Estate's liabilities are identified in Exhibit E. The treatment of Claims and Interests is set forth in detail in Section X.


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
C.       Reorganization Value.

                  In connection with confirmation of the Plan, the Court may be requested to determine the "reorganization value" of the Reorganized Company on the Effective Date. The reorganization value of an enterprise often is utilized for the purpose of evaluating the consideration that creditors and shareholders will receive under a plan of reorganization. Reorganization value has been defined as follows:

                  Reorganization value is a forecast of future earnings converted to present value by a capitalization or discount rate. This capitalization or discount rate reflects the expected annual rate of return on an investment and the choice of this rate is a question of judgment which must be reasonably related to the rates of return generally expected by investors from comparable investment opportunities.

In re Equity Funding Corp., 391 F. Supp. 768, 772 (C.D. Cal. 1975).

                  Exhibit F sets forth a determination of the reorganization value of the Reorganized Company. Based on the methodology set forth in that Exhibit, the reorganization value of the Reorganized Company, as of the Effective Date (assuming effectiveness of the Plan Financing and the contribution of $15 million by Participating Bondholders for Additional New Common Stock), is in the range of $72 million to $93 million.

                  The reorganization value of a debtor does not necessarily correspond to the anticipated market or trading value of the debtor's securities upon plan effectiveness. Nevertheless, Barry's believes that a determination of reorganization value is the proper means of valuing the Reorganized Company for purposes of confirmation, to the extent that such a valuation is necessary.

                                     XVII.

                EXPLANATION OF TREATMENT OF NONCONSENTING CLASSES

                  Section 1129(b) of the Code provides for confirmation (or "cramdown") of a plan even if the plan is not accepted by all impaired classes.

                  Under the "cramdown" provisions, if a class votes to reject a plan, the court nevertheless may confirm the plan if it does not unfairly discriminate against the dissenting class and is "fair and equitable" to that class. A plan is "fair and equitable" to a dissenting class of secured claims if
(a) each holder of a claim within the class retains the lien securing its claim and receives cash payments totaling at least the allowed amount of its claim, of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property, (b) the property is sold with the holder's lien attaching to the proceeds from the sale, or (c) the holder realizes "the indubitable equivalent" of its claim. A plan is "fair and equitable" to a dissenting class of unsecured claims if (i) each holder of a claim included in the dissenting class receives or retains on account of that claim property that has a value, as of the plan's effective date, equal to the allowed amount of that claim or (ii) the holder of any claim or interest that is junior to the claims within the dissenting class will not receive or retain any property on account of that junior claim or interest. Finally, a plan is "fair and equitable" to a dissenting class of equity interests if (x) each holder of an interest included in the dissenting class receives or retains on account of that interest property that has a value, as of the plan's effective date, equal to the greatest of the allowed amount of any fixed liquidation preference to which that holder is entitled, any fixed redemption price to which that holder is entitled, or the value of that interest, or (y) the holder of any interest that is junior to that holder's interest does not receive any property at all on account of that junior interest.

                                     XVIII.

                 EXPLANATION TREATMENT OF NONCONSENTING MEMBERS
              OF CONSENTING CLASS (CHAPTER 7 LIQUIDATION ANALYSIS)

                  Section 1129(a)(7) of the Code requires that each holder of a claim or interest in an impaired class either (a) vote to accept the plan, or
(b) receive or retain under the plan cash or property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Code.

                  In a chapter 7 case, a trustee or trustees would be elected or appointed to liquidate Barry's assets for distribution to creditors in accordance with the priorities set forth in the Code. Secured creditors generally are paid first from the proceeds of sale of the properties securing their liens. If any assets are remaining after the satisfaction of secured claims, administrative expenses generally are next to receive payment. Unsecured claims are paid from any remaining sales proceeds, according to their rights to priority. Unsecured claims with the same priority share in proportion to the amount of their allowed claim in relationship to the amount of total allowed unsecured claims. Finally, interest holders receive the balance that remains, if any, after all creditors are paid.

                  Thus, for the Court to be able to confirm the Plan, the Court must find that all creditors and shareholders who do not accept the Plan will receive at least as much under the Plan as such holders would receive under a hypothetical chapter 7 liquidation. Barry's believes that the Plan satisfies this requirement.

                  Specifically, the liquidation analysis included in Exhibit E projects that general unsecured creditors and existing shareholders would receive no distribution in the event that Barry's were to be liquidated under chapter 7 of the Code. In contrast, under the Plan general unsecured creditors (other than Bondholders) will receive a distribution of fifteen percent of the allowed amount of their Claims or an aggregate of $2,550,000 to be distributed on a Pro Rata basis, and existing shareholders will retain some value in the form of Reorganized Company Warrants. Similarly, the liquidation analysis projects that, in a mid-range liquidation scenario, Bondholders would receive only an aggregate payment of approximately $2,000,000. In contrast, under the Plan Bondholders will receive significant consideration in the form of Bondholder New Common Stock, valued significantly in excess of that amount, and the right to purchase a ratable share of Additional New Common Stock. Thus, it is clear that all creditors will receive at least as favorable treatment under the Plan as they would in a hypothetical chapter 7 liquidation and that, in fact, creditors and shareholders will receive far better treatment under the Plan than in a chapter 7 liquidation.

                  Barry's has estimated the liquidation value of its assets based upon the most accurate information which currently is available. Because that estimate is a prediction of what could be obtained in the future if such assets actually were liquidated, there is no way to guarantee that the estimate is entirely accurate. It is probable that the actual liquidation of the assets


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
would generate either more or less than the estimated value set forth above and in Exhibit E. Although the liquidation analysis illustrates the consequences of a liquidation commencing or occurring on or about April 30, 1998, Barry's believes that the analysis of the consequences of such liquidation would be substantially the same if the Effective Date were used as the date for the commencement or occurrence of the liquidation.

                                      XIX.

                            TAX CONSEQUENCES OF PLAN

A.       Introduction.

                  Implementation of the Plan may have federal, state, and local tax consequences to Barry's and to the creditors and shareholders of Barry's. No tax opinion has been sought or will be obtained with respect to any tax consequences of the Plan, and the following disclosure (the "Tax Disclosure") does not constitute and is not intended to constitute either a tax opinion or tax advice to any Person. Rather, the Tax Disclosure is provided for informational purposes only.

                  Moreover, the Tax Disclosure summarizes only certain of the federal income tax consequences associated with the Plan's implementation, and does not attempt to comment on all such aspects. Similarly, the Tax Disclosure does not attempt to consider any facts or limitations applicable to any particular creditor or shareholder which may modify or alter the consequences described below. The Tax Disclosure also does not address state, local, or foreign tax consequences or the consequences of any federal tax other than the federal income tax.

                  The Tax Disclosure is based upon the provisions of the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, existing judicial decisions, and administrative rulings. In light of the numerous recent amendments to the Internal Revenue Code, no assurance can be given that legislative, judicial, or administrative changes will not be forthcoming that would affect the accuracy of the discussion below. Any such changes could be material and could be retroactive with respect to the transactions entered into or completed prior to the enactment or promulgation thereof. Finally, the tax consequences of certain aspects of the Plan are uncertain due to a lack of applicable legal authority and may be subject to judicial or administrative interpretations that differ from the discussion below.

                  Tax legislation has been introduced into Congress which, if enacted, would fundamentally alter the basic scheme of federal taxation by replacing the federal income tax with a national retail sales tax or a form of value added tax. Other proposed tax legislation would transform the current graduated-rate federal income tax into an income-based flat tax. Although fundamental tax reform of the type described above is unlikely to be enacted in 1998, it may be enacted in 1999 or subsequent years. Insofar as the discussion below addresses income tax consequences in 1998 and/or subsequent years, such discussion may be completely invalidated if fundamental tax reform is enacted.

                  Creditors and shareholders therefore are advised to consult with their own tax advisors regarding the tax consequences to them and to Barry's of the transactions contemplated by the Plan, including federal, state, local, and foreign tax consequences.

B. Federal Income Tax Consequences To Barry's.

1.       Tax Reorganization.

                  Section 368 of the Internal Revenue Code defines certain tax reorganizations, including reorganizations under the Code. Tax reorganizations usually involve exchanges of stock and tax securities in which the issuing corporation (or another corporation that is a party to the reorganization) and the holders of stock and tax securities participate.

                  Barry's believes that the transactions contemplated by the Plan will constitute a recapitalization tax reorganization under section 368(a)(1)(E) of the Internal Revenue Code. However, no assurances can be given that such an interpretation ultimately will be sustained by the courts if challenged.

2. Carryover And Availability Of Barry's Net Operating Losses.

a.       Generally.

                  Based on its 1997 federal income tax return as filed, Barry's will have approximately $72 million of net operating losses ("NOLs") carrying forward from the tax year ending May 31, 1997 into the tax year ending May 31, 1998. The utilization of approximately one-half of such NOLs is sharply restricted under Internal Revenue Code section 382 because of an ownership change that occurred in June 1992. Barry's anticipates that it will have an NOL in the current tax year (that is, the tax year ending May 31, 1998) in excess of $20 million.

                  Such NOL amounts are subject to review and significant adjustment upon audit by the Internal Revenue Service. In addition, estimates of Barry's NOLs are subject to legal and factual uncertainty. The tax attribute reduction rules of section 108 of the Internal Revenue Code will severely reduce Barry's NOLs as a result of debt cancellation under the Plan.

b. Section 382

                  Section 382 of the Internal Revenue Code places potentially severe limitations upon the use of a corporation's NOLs and certain other tax attributes if an "ownership change" occurs with respect to such corporation's stock. Based upon the anticipated stock ownership of the Reorganized Company on and immediately after the Effective Date, Barry's believes that an "ownership change" will occur with respect to the Reorganized Company on the Effective Date. Accordingly, the limitations and restrictions of section 382 should apply as a result of the issuance of New Common Stock.

                  Under section 382, following an "ownership change" the amount of a loss corporation's taxable income that can be offset by pre-ownership change NOLs during any post-ownership change year generally cannot exceed an amount equal to the loss corporation's value immediately before the ownership change (excluding proscribed contributions to capital) multiplied by the long-term tax-exempt rate. The long-term tax-exempt rate changes from month to month based on changes in prevailing interest rates. For ownership changes occurring in May 1998, the long-term tax-exempt rate is 5.05 percent.

                  In addition, the section 382 limitation for any of the five years following the Effective Date is increased by the amount of any gain recognized in that year from the sale of an asset to the extent that such asset has unrealized built-in gain at the time of the ownership change. The built-in gain rule applies only if at the time of the ownership change the loss corporation has net unrealized built-in gain that exceeds the lesser of (a) $10 million or (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents). It has not been determined yet whether net unrealized built-in gain exists that meets or exceeds the foregoing criteria, but there is a clear possibility that such criteria will not be met or exceeded, and therefore the built-in gain rule would not apply.

                  Moreover, no NOLs will survive (except for certain items specified in section 382(c)(2) of the Internal Revenue Code) if the loss corporation does not continue its historic business or use a significant portion of its assets in such a business at all times during the two-year period beginning on the date of the ownership change. If the loss corporation has more than one line of business, continuity of business enterprise for this purpose requires only that it continue a significant line of business.

                  The section 382 provisions discussed above, however, may be ameliorated by certain provisions of section 382 that provide a more liberal rule for a corporation that is in a bankruptcy case when the ownership change occurs. These provisions -- sections 382(l)(5) and 382(l)(6) -- are discussed below.

                  Section 382(l)(5) of the Internal Revenue Code generally provides that the limitations of section 382 shall not apply to any ownership change occurring in a case under the jurisdiction of a bankruptcy court under the Code if qualifying creditors and shareholders own fifty percent or more of the loss corporation's stock after such ownership change. Under section 382(l)(5), the loss corporation's NOLs and specified credits must be recomputed to eliminate deductions for interest paid or accrued by the loss corporation on that portion of the debt which was exchanged for stock, and for which the loss corporation had previously claimed deductions for federal income tax purposes during (a) the three taxable years prior to the taxable year in which the ownership change occurs, and (b) the portion of the taxable year of the ownership change up to, but not including, the ownership change date.

                  A tax election exists which permits a loss corporation to whom section 382(l)(5) applies to elect to have section 382(l)(5) not apply. If such election is made by an eligible loss corporation, (or, alternatively, if the loss corporation's ownership change does not qualify under section 382(l)(5)) and if new stock is exchanged for old debt under a plan of reorganization, the section 382 limitation is determined under section 382(l)(6), which allows the value of the loss corporation (immediately before the ownership change) to be increased by the added value that results from the elimination of creditors' claims pursuant to the plan.

                  Barry's is studying whether the ownership change with respect to the Reorganized Company that will occur on the Effective Date qualifies under section 382(l)(5) and, if so, whether such application would be beneficial. Barry's anticipates that section 382(l)(6) will apply to such ownership change in the event section 382(l)(5) does not apply.

                  Any shift (deemed or actual) in the ownership of stock of Barry's, directly or by attribution, outside the scope of the Plan may trigger (or already may have triggered) the application of section 382 and other provisions of the Internal Revenue Code that may affect the availability of the Reorganized Company's NOLs. Because the federal income tax consequences of any such shift would depend on the particular facts and circumstances at such time and the application of complex legislation and regulations, Barry's expresses no views as to the effect of any transactions outside the scope of the Plan or the survival of any NOLs or other carryovers.

3. Reduction Of Barry's Indebtedness.

                  As a result of the Plan's implementation, the amount of Barry's aggregate outstanding indebtedness will be reduced substantially. (Any amount of potential discharged indebtedness for federal income tax purposes will be referred to herein as a "Debt Discharge Amount"). In general, the Internal Revenue Code provides that a taxpayer who realizes a discharge of indebtedness must include the Debt Discharge Amount in its gross income in the taxable year of discharge to the extent that the Debt Discharge Amount exceeds any consideration given for such discharge. No income from the discharge of indebtedness is realized to the extent that payment of the liability being discharged would have given rise to a deduction.

                  If a taxpayer is in a case under the Code and the discharge of indebtedness occurs pursuant to a confirmed plan, however, such discharge of indebtedness is specifically excluded from gross income.

                  Accordingly, Barry's will not be required to include in income any Debt Discharge Amount as a result of Plan transactions. The Internal Revenue Code, however, requires certain tax attributes of Barry's to be reduced by the Debt Discharge Amount excluded from income. Tax attributes are reduced in the following order of priority: net operating losses and net operating loss carryovers; general business credits; minimum tax credits; capital loss carryovers; basis of property of the taxpayer; passive activity loss or credit carryovers; and foreign tax credit carryovers. Tax attributes are generally reduced by one dollar for each dollar excluded from gross income, except that general tax credits, minimum tax credits, and foreign tax credits are reduced by
33.3 cents for each dollar excluded from gross income. As discussed above, the tax attribute reduction rules will eliminate a large portion of Barry's NOLs and/or other tax attributes of Barry's.

                  An election can be made to alter the order of priority of attribute reduction by first applying the reduction against depreciable property held by the taxpayer in an amount not to exceed the aggregate adjusted basis of such property. Barry's does not presently intend to make such election. If this decision were to change, the deadline for making such election is the due date (including extensions) of Barry's federal income tax return for the taxable year in which such debt is discharged pursuant to the Plan.

                  Any claim against Barry's (except a claim that would give rise to a deduction if paid) that is discharged by payment to a creditor of cash and/or property will result in the creation of a Debt Discharge Amount reducing tax attributes to the extent that the adjusted issue price of the discharged debt (plus accrued interest) exceeds the fair market value of the payment made in cancellation thereof.

                  Barry's Debt Discharge Amount may be increased to the extent that unsecured creditors holding unscheduled claims fail to timely file a proof of Claim and have their Claims discharged on the Confirmation Date pursuant to section 1141 of the Code.

C.       Tax Consequences To Creditors.

                  The tax consequences of the Plan's implementation to a creditor will depend on whether the creditor's present debt Claim constitutes a "security" of Barry's for federal income tax purposes and the type of consideration received by the creditor in exchange for its Claim, whether the creditor reports income on the cash or accrual method, whether the creditor receives consideration in more than one tax year of the creditor, and whether all the consideration received by the creditor is deemed to be received by that creditor in an integrated transaction. The tax consequences upon the receipt of cash, debt instruments, or other property allocable to interest are discussed in
Section XIX.C.3.

1.       Claims Constituting Tax Securities.

a.       Definition Of "Security" For Tax Purposes.

                  The determination whether a Claim of any particular creditor constitutes a "security" for federal income tax purposes is based upon the facts and circumstances surrounding the origin and nature of the Claim and its maturity date. Generally, Claims arising out of the extension of trade credit have been held not to be "securities" for federal income tax purposes ("Tax Securities"). Instruments with a term of five years or less rarely qualify as Tax Securities. On the other hand, bonds or debentures with an original term in excess of ten years have generally been held to be Tax Securities. Barry's believes, but cannot provide any assurance, that a Claim based upon a Senior Note constitutes a Tax Security. EACH CREDITOR IS URGED TO CONSULT ITS OWN TAX ADVISOR IN THIS REGARD.

b.       Receipt Of Tax Securities.

                  Section 354 of the Internal Revenue Code provides for nonrecognition of gain or loss by holders of Tax Securities of a corporation who exchange these Claims solely for stock or Tax Securities, pursuant to certain tax reorganizations, including a recapitalization pursuant to section 368(a)(1)(E) of the Internal Revenue Code. In the context of the Plan, such section would apply where a holder of Tax Securities of Barry's exchanges such items for New Common Stock or Tax Securities of Barry's. The nonrecognition rule of section 354 is not applicable by its terms if: (i) the principal amount of Tax Securities received exceeds the principal amount of Tax Securities surrendered; or (ii) Tax Securities are received, but none are surrendered; or
(iii) New Common Stock or Tax Securities are received for accrued interest. If solely New Common Stock or Tax Securities of Barry's are received, but clause
(i) or (ii) applies, gain (but not loss) will be recognized to the extent of the fair market value of the amounts described in clauses (i) or (ii), as applicable. The treatment of Tax Securities received for accrued interest is described in Section XIX.C.3.

c. Receipt Of Cash Or Debt Not Constituting Tax Securities For Tax Securities.

                  A creditor whose existing Claims constitute Tax Securities of Barry's may recognize gain (but not loss) if, in addition to New Common Stock or Tax Securities of Barry's, such creditor receives cash, debt of Barry's not constituting Tax Securities, or other property ("boot"). Cash distribution rights likely constitute boot, unless they are reclassified by IRS as a class of stock. The amount of such gain, if any, to a cash-basis taxpayer will equal the lesser of (i) the excess, if any, of the sum of cash and fair market value of all other consideration received over the basis of the creditor in such creditor's existing claims (other than any Claims in respect of accrued interest); or (ii) the amount of cash and the fair market value of other boot items.

d. Determination Of Character Of Gain.

                  In the case of a creditor whose existing Claim constitutes a capital asset in such creditor's hands, the gain required to be recognized will be classified as a capital gain, except to the extent of interest (including accrued market discount, if any). Any gain recognized will be treated as ordinary income to the extent of accrued market discount. To the extent gain at least equal to any accrued market discount is not recognized by the holder, such unrecognized accrued market discount will be attributed to the Tax Securities received. Any gain recognized by the creditor upon a subsequent sale or exchange of such Tax Securities or New Common Stock will be ordinary income to the extent of such accrued market discount. In this regard, it should be noted that section 582(c) of the Internal Revenue Code provides that the sale or exchange of a bond, debenture, note or certificate, or other evidence of indebtedness by a bank or certain other financial institutions shall not be considered the sale or exchange of a capital asset. Accordingly, any gain recognized by such creditors as a result of the Plan's implementation will be ordinary income, notwithstanding the nature of their Claims. Any capital gain recognized by a creditor will be long-term gain with respect to those Claims for which the creditor's holding period is more than 18 months, mid-term capital gain with respect to those Claims for which the creditor's holding period is more than one year but not more than 18 months , and short-term capital gain with respect to such Claims for which the creditor's holding period is one year or less. As a result of the Taxpayer Relief Act of 1997 and the Revenue Reconciliation Act of 1990, there may be a favorable tax rate applied to capital gains for certain holders.

e. Tax Basis And Holding Period Of Items Received.

                  The aggregate tax basis of any New Common Stock or Tax Securities received by a cash basis creditor, other than amounts received on account of interest, will be a substituted basis equal to the creditor's basis in the Claim surrendered (other than any Claims in respect of accrued interest), increased by any gain recognized on the exchange, and decreased by the amount of any cash and the fair market value of any other boot items received. If a creditor subsequently recognizes any gain on the sale or exchange of stock received, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to such creditor's Claim or ordinary loss deduction previously claimed by such creditor, provided that the stock constitutes a capital asset in the creditor's hands.

                  A creditor's holding period for any New Common Stock or Tax Securities (other than New Common Stock or Tax Securities received on account of interest) received pursuant to the Plan will include the period during which such creditor held the exchanged Tax Security.

f.       Receipt Solely Of Boot.

                  A creditor holding Tax Securities who receives solely cash and/or other boot items in full satisfaction of such creditor's Claim will be required to recognize gain or loss on the exchange. The creditor will recognize gain or loss equal to the difference between the amount realized in respect of such Claim and the creditor's tax basis in the Claim.

2. Claims Not Constituting Tax Securities.

a.       Gain/Loss On Exchange.

                  A creditor whose existing Claims do not constitute Tax Securities (such as most or all trade Claims) will recognize gain or loss on the actual or constructive exchange of such creditor's existing Claims (other than Claims for accrued interest) for cash and any other consideration received equal to the difference between (i) the "amount realized" in respect of such Claims


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
and (ii) the creditor's tax basis in such Claims. The "amount realized" will be equal to the sum of the cash and (i) as to a cash-basis taxpayer, the fair market value of all other consideration received, and (ii) as to an accrual-basis taxpayer, the face amount of any new debt instruments and fair market value of the other consideration received, less any amounts allocable to interest, unstated interest, or original issue discount.

b. Tax Basis And Holding Period Of Items Received.

                  The aggregate tax basis in the items received by a creditor will equal the amount realized in respect of such items (other than amounts allocable to any accrued interest). The holding period for items received in the exchange will begin on the day following the exchange.

3.       Receipt Of Interest.

                  Income attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the creditor's existing Claims are capital assets in its hands.

                  A creditor who, under its accounting method, was not previously required to include in income accrued but unpaid interest attributable to existing Claims, and who exchanges its interest Claim for cash, or other property pursuant to the Plan, will be treated as receiving ordinary interest income to the extent of any consideration so received allocable to such interest, regardless of whether that creditor realizes an overall gain or loss as a result of the exchange of its existing Claims. A creditor who had previously included in income accrued but unpaid interest attributable to its existing Claims will recognize a loss to the extent such accrued but unpaid interest is not satisfied in full. For purposes of the above discussion, "accrued" interest means interest which was accrued while the underlying Claim was held by the creditor. The extent to which consideration distributed under the Plan is allocable to such interest is uncertain.

4. Effect Of Modification Of Debt.

                  A modification of the terms of indebtedness can result in a constructive exchange of the new modified debt for the old unmodified debt. Under Treasury Regulations, a constructive exchange occurs if the alteration of the terms of indebtedness constitutes a "significant modification" as defined in such regulations.

                  The regulations' approach is to establish specific rules for determining the significance of certain types of modifications and to provide a general rule for dealing with modifications not otherwise addressed. The general rule broadly provides that a modification is a significant modification only if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered is "economically significant." The specific rules deal with (a) a change in yield, (b) a change in the timing of payments, (c) a change in the identity of the obligor or the security for the debt, (d) certain changes in the nature of the debt, and (e) a change in accounting or financial covenants.

                  A full and complete discussion of these specific rules would consume many pages and is beyond the scope of this Disclosure Statement. What follows is an abbreviated discussion of the specific rules. Creditors and other parties in interest should consult their own tax advisors with respect to the application of the Treasury Regulations' debt modification rules to the treatment of their Claims under the Plan.

                  Change in Yield. A change in yield is a significant modification if the new yield (determined under rules promulgated in the Treasury Regulations) varies from the annual yield on the unmodified debt (determined as of the date of modification) by more than the greater of (a) one-fourth of one percent (twenty-five basis points), or (b) five percent of the annual yield of the unmodified debt.

                  Changes in Timing of Payments. A modification that changes the timing of one or more payments due under the terms of the debt is a significant modification if it "results in the material deferral of scheduled payments." The regulations establish a safe harbor whereby the deferral of one or more scheduled payments is not a material deferral if the deferred payments are unconditionally payable no later than at the end of the safe harbor period. The safe harbor period begins on the original due date of the first scheduled payment that is deferred and extends for a period equal to the lesser of five years or fifty percent of the original term of the debt.

                  Change in Obligor or Security. The substitution of a new obligor on a recourse debt generally is a significant modification. For this purpose, the filing of a bankruptcy petition in and of itself does not result in the substitution of a new obligor. A modification that releases, substitutes, adds or otherwise alters the collateral for, a guarantee on, or other form of credit enhancement for a recourse debt is a significant modification if the modification results in a change in payment expectations. A change in the priority of debt relative to other debt of the borrower is a significant modification if it results in a change of payment expectations.

                  Changes in the Nature of a Debt Instrument. A modification in the terms of a claim that results in an instrument or property right that is not debt for federal income tax purposes is a significant modification. For this purpose, any deterioration in the financial condition of the obligor between the issue date of the debt and the modification date generally is not taken into account.

                  Accounting and Financial Covenants. A modification that adds, deletes, or alters customary accounting or financial covenants is not a significant modification.

                  A modification described above that is effective only upon the occurrence of a substantial contingency or that is effective on a deferred basis is tested under the general rule rather than the specific rules. Modifications occurring pursuant to a plan of reorganization generally are treated as occurring on the effective date of the plan.

                  The Treasury Regulations apply to any alteration of the terms of debt occurring on or after September 24, 1996. Taxpayers, however, may rely on the regulations for alterations of debt occurring after December 2, 1992 and before September 24, 1996.

5.       Other Tax Considerations.

a.       Market Discount.

                  If a creditor has a lower tax basis in a debtor obligation than its face amount, the difference may constitute market discount under section 1276 of the Internal Revenue Code. (Certain debtor obligations are excluded from the operation of this rule, such as obligations with a fixed maturity date not exceeding one year from the date of issue, installment obligations to which section 453B of the Internal Revenue Code applies and, in all likelihood, demand instruments). Holders in whose hands debtor obligations are market discount bonds will be required to treat as ordinary income any gain recognized upon the exchange of such obligations to the extent of the market discount accrued during the holder's period of ownership, unless the holder has elected to include such market discount in income as it accrued.

b. Original Issue Discount.

                  The actual or constructive exchange of a reorganized debtor debt instrument for an existing debtor debt instrument (including certain constructive exchanges that occur when an existing debt instrument is significantly or materially modified) may result in the creation of original issue discount ("OID") to the extent that the issue price of the new debt instrument is less than its stated redemption price at maturity (generally, its face amount).

                  The holder of an OID instrument must include in income the sum of the daily portion of the OID accretion during the taxable year for each year it holds the instrument even in the absence of payments during such year. The daily portion of the OID accretion on an instrument is determined by allocating to each day in the period the ratable portion of the increase in the adjusted issue price of the instrument during that period.

c. Withholding.

                  The Disbursing Agent will withhold any amounts required by law from payments made to creditors. This may require payments by certain creditors of the required withholding tax on the non-cash consideration issued under the Plan. In addition, creditors may be required to provide general tax information to the Disbursing Agent.

d.       Taxation Of Certain Reserves.

                  Section 468B(g) of the Internal Revenue Code provides that escrow accounts, settlement funds or similar funds are subject to current taxation. It also provides that the IRS shall prescribe regulations for the taxation of any such account or fund, whether as a grantor trust or otherwise. The IRS issued final regulations regarding settlement funds on December 18, 1992. However, such regulations specifically reserve the tax treatment of settlement funds in bankruptcy and the treatment of stock of the issuer to satisfy such obligations. It is thus uncertain as to who is responsible for reporting income generated by the funds in any unclaimed property or Disputed Claims Reserve formed pursuant to the Plan. If any reserves are treated as a grantor trust created by Barry's, then the income generated by such reserves would likely be reported on Barry's federal income tax return. If the reserves are not treated as such a grantor trust, they will likely be treated as an association or trust taxable currently as separate entities on their income. It is also possible that the reserves could be treated as a grantor trust for which the creditor beneficiaries are treated as grantors. As such, the creditor beneficiaries would be subject to current taxation on the income generated by such reserves. Pursuant to the Plan and related documents, any party responsible for administering such reserves will also be required to file appropriate income tax returns and pay any tax due out of such reserves as a result of any income earned in such reserves.

D. Tax Consequences To Shareholders.

                  Recently-promulgated Treasury Regulations (applicable to transactions occurring on or after March 9, 1998) provide that a right to acquire common stock generally is treated as a Tax Security having a zero principal amount. Accordingly, pursuant to this Treasury Regulation and section 354 of the Internal Revenue Code, a shareholder of Barry's will recognize neither gain nor loss as a result of an exchange under the Plan of Existing Common Stock for Reorganized Company Warrants.

E.       General Disclaimer.

                  PERSONS CONCERNED WITH THE TAX CONSEQUENCES OF THE PLAN SHOULD CONSULT THEIR OWN ACCOUNTANTS, ATTORNEYS AND/OR ADVISORS. BARRY'S MAKES THE AFOREMENTIONED DISCLOSURE OF POSSIBLE TAX CONSEQUENCES FOR THE SOLE PURPOSE OF ALERTING READERS OF TAX ISSUES THEY MAY WISH TO CONSIDER. BARRY'S CANNOT AND DOES NOT REPRESENT THAT THE TAX CONSEQUENCES MENTIONED ABOVE ARE COMPLETELY ACCURATE BECAUSE, AMONG OTHER THINGS, THE TAX LAW EMBODIES MANY COMPLICATED RULES, WHICH MAKE IT DIFFICULT TO ACCURATELY STATE WHAT THE TAX IMPLICATIONS OF ANY ACTION MIGHT BE.

                                      XX.

                          RECOMMENDATION AND CONCLUSION

                  Barry's, the Creditors' Committee, the Bondholder Committee, and the Equity Committee believe that confirmation and implementation of the Plan are preferable to any of the feasible alternatives because the Plan will provide substantially greater recoveries for holders of Claims and Interests. Accordingly, Barry's, the Creditors' Committee, the Bondholder Committee, and the Equity Committee urge holders of impaired Claims and Interests to vote to accept the Plan by so indicating on their ballots and returning them as specified in the Plan and Disclosure Statement and on the ballots.


Dated:  April 30, 1998                     BARRY'S JEWELERS, INC.
                                           debtor and debtor in possession



                                           By /s/ Randy N. McCullough
                                              ------------------------------
                                              RANDY N. McCULLOUGH
                                              Chief Executive Officer

SUBMITTED BY:

/s/ STUTMAN, TREISTER & GLATT
    PROFESSIONAL CORPORATION
---------------------------------------
LEE R. BOGDANOFF,
MICHAEL L. TUCHIN,
JAMES O. JOHNSTON, and
JOSHUA R. ELLINGWOOD, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
3699 Wilshire Boulevard, Suite 900
Los Angeles, California  90010

                                      XXI.

             DECLARATION IN SUPPORT OF DISCLOSURE STATEMENT AND PLAN

                  I, Randy N. McCullough, declare under penalty of perjury under the laws of the United States of America that the following statements are true and based upon personal knowledge.

                  1. I am the Chief Executive Officer of Barry's Jewelers, Inc. ("Barry's').

                  2. Barry's reorganization counsel Stutman, Treister & Glatt Professional Corporation, including attorneys Lee R. Bogdanoff, Michael L. Tuchin, James O. Johnston, and Joshua R. Ellingwood, prepared the foregoing Plan and Disclosure Statement, at the direction, and with the review, input, and assistance, of me and other Barry's personnel and professionals.

                  3. All financial data referenced in the Plan and Disclosure Statement has been generated by Barry's from information in its books and records.

                  4. All facts and representations in the Plan and Disclosure Statement are true to the best of my knowledge.

                  5. To the best of my knowledge, no fact material to a claimant or equity security holder in voting to accept or reject the proposed Plan has been omitted.

                  6. The firm of SBC Warburg Dillon Read Inc., as financial advisors to Barry's, assisted Barry's management in the preparation of the financial information contained in Exhibits D, E, and F to the Plan and Disclosure Statement.

Dated:  April 29, 1998                   /s/ RANDY N. McCULLOUGH
                                         ------------------------------------
                                         RANDY N. McCULLOUGH

              SCHEDULE OF EXHIBITS TO ORIGINAL DISCLOSURE STATEMENT
                AND PLAN OF REORGANIZATION, DATED APRIL 30, 1998,
                       PROPOSED BY BARRY'S JEWELERS, INC.

Exhibit A           Schedule of Claims Subject to Future Objection and Pending
                    Litigation

Exhibit B           Schedule of Claims Asserted by Former Employees with respect to Executive Bonus Plan

Exhibit C           Schedule of Consignment Claims

Exhibit D           Projections

Exhibit E           Liquidation Analysis

Exhibit F           Reorganization Valuation


(the remainder of Exhibits to be filed by Exhibit Filing Date)

Exhibit G           Schedule of Assumed Agreements (a schedule of proposed cure amounts with respect to Barry's remaining unexpired leases of nonresidential real property will be filed on or before ten days prior to the hearing on the Disclosure Statement)

Exhibit H           Schedule of Rejected Agreements

Exhibit I           Form of Agreement Parties Release

Exhibit J           Form of Definitive Financing Agreement

Exhibit K           Form of Warrant Agreement

Exhibit L           Form of Registration Rights Agreement

Exhibit M           Summary of Management Compensation

Exhibit N           Form of Certificate of Incorporation

Exhibit O           Form of Bylaws

                                TABLE OF CONTENTS

                                                                                                                Page
DISCLOSURE STATEMENT
I.       INTRODUCTION.............................................................................................1

II.      GENERAL INFORMATION AND DISCLAIMERS......................................................................1

III.     WHO MAY OBJECT TO CONFIRMATION OF THE PLAN...............................................................2

IV.      WHO MAY VOTE TO ACCEPT OR REJECT THE PLAN................................................................3

V.       VOTES NECESSARY TO CONFIRM THE PLAN......................................................................4

VI.      INFORMATION REGARDING VOTING IN THIS CASE................................................................4

VII.     BACKGROUND INFORMATION  (DESCRIPTION OF BARRY'S PAST AND FUTURE BUSINESS, EVENTS
         PRECIPITATING BARRY'S BANKRUPTCY PETITION, AND SIGNIFICANT EVENTS IN THE REORGANIZATION CASE)............5

         A.       Business Background.............................................................................5

         B.       Barry's Current Creditor And Shareholder Constituents...........................................6

                  1.       The Bank Group, The Bondholders, And The Intercreditor Agreement.......................6

                  2.       Unsecured Creditors....................................................................7

                  3.       Interest Holders.......................................................................7

         C.       The Prior Chapter 11 Case.......................................................................7

         D.       The New Management Team And Events Leading To The Reorganization Case...........................7

         E.       The Chapter 11 Case.............................................................................9

                  1.       Overview Of Chapter 11 And The Plan Process............................................9

                  2.       The Cash Collateral Stipulation.......................................................10

                  3.       Lease Rejections......................................................................10

                  4.       Other First-Day Motions...............................................................11

                  5.       Barry's Retention Of Professionals And The Appointment Of Official
                           Committees............................................................................11

                  6.       The Interim Fee Procedures............................................................12

                  7.       Payment Of Postpetition Interest And The Bank Group's Professional Fees
                           And Expenses..........................................................................13

                  8.       The Executive Management Contracts....................................................14

                  9.       The Postpetition Consignment, Trade Financing, And Vendor Return Programs.............15

                  10.      The 1997 Christmas/Hanukkah Season....................................................16

                  11.      January-March 1998 Results............................................................17

                  12.      Other Business Restructuring Efforts..................................................17



                                        i

                  13.      Relocation Of Corporate Headquarters And Rejection Of Headquarters Lease..............18

                  14.      The Bar Date, Claims Objections, And Estimated Aggregated Claims Amounts..............19

                  15.      Extension Of The Time Within Which To Assume Or Reject Leases Of
                           Nonresidential Real Property..........................................................20

                  16.      Plan Exclusivity......................................................................20

                  17.      Litigation............................................................................21

                  18.      The Plan Agreement....................................................................23

VIII.    SUMMARY OF CRITICAL PLAN PROVISIONS.....................................................................23

         A.       Summary Of Distributions.......................................................................23

         B.       Summary Of Source Of Funds.....................................................................24

THE PLAN OF REORGANIZATION.......................................................................................25

IX.      DEFINITIONS AND RULES OF CONSTRUCTION...................................................................25

         A.       Definitions....................................................................................25

         B.       Rules Of Interpretation........................................................................32

X.       DESIGNATION OF CLASSES AND  TREATMENT OF CLAIMS, INTERESTS,  EXECUTORY CONTRACTS, AND
         UNEXPIRED LEASES........................................................................................33

         A.       Classification Of Claims And Interests.........................................................33

                  1.       Class 1 (Secured Claims Of The Bank Group)............................................34

                  2.       Class 2 (Secured Claims Of The Bondholders)...........................................35

                  3.       Class 3 (Secured Tax Claims)..........................................................35

                  4.       Class 4 (Other Secured Claims)........................................................35

                  5.       Class 5 (Unsecured Claims Of The Bondholders).........................................35

                  6.       Class 6 (General Unsecured Claims)....................................................35

                  7.       Class 7 (Consignment Claims)..........................................................36

                  8.       Class 8 (Priority Claims).............................................................36

                  9.       Class 9 (Interests)...................................................................36

                  10.      Unclassified:  Administrative Claims And Priority Tax Claims..........................36

         B.       Allowance And Treatment Of Unclassified Administrative Claims And Priority Tax
                  Claims.........................................................................................36

                  1.       Allowance Of Administrative Claims....................................................36

                  2.       Treatment Of Allowed Administrative Claims (Unclassified).............................39

                  3.       Treatment Of Priority Tax Claims (Unclassified).......................................39

         C.       Treatment Of Secured Claims (Classes 1, 2, 3, And 4) And Related Unsecured
                  Deficiency Claims (Class 5)....................................................................40


                                       ii

                  1.       Class 1 (Secured Claims Of The Bank Group)............................................40

                  2.       Class 2 (Secured Claims Of The Bondholders) And Class 5 (Related Unsecured
                           Deficiency Claims)....................................................................40

                  3.       Class 3 (Secured Tax Claims)..........................................................41

                  4.       Class 4 (Other Secured Claims)........................................................41

         D.       Treatment Of General Unsecured Claims (Class 6)................................................42

         E.       Treatment Of Consignment Claims (Class 7)......................................................42

         F.       Treatment Of Priority Claims (Class 8).........................................................43

         G.       Treatment Of Interests (Class 9)...............................................................43

         H.       Treatment Of Executory Contracts And Unexpired Leases..........................................43

                  1.       Assumption Of Executory Contracts And Unexpired Leases................................44

                  2.       Cure Payments.........................................................................44

                  3.       Objections To Assumption And/Or Proposed Cure Payments................................44

                  4.       Rejection Of Executory Contracts And Unexpired Leases.................................45

                  5.       Bar Date For Rejection Damage Claims..................................................45

                  6.       Postpetition Contracts And Leases.....................................................45

                  7.       Indemnification Assumption............................................................46

XI.      MEANS OF EXECUTION AND IMPLEMENTATION OF THE PLAN AND OTHER PROVISIONS..................................46

         A.       Disbursing Agent...............................................................................46

         B.       Revesting Of Assets............................................................................46

         C.       Preservation Of Rights Of Action...............................................................46

         D.       Cancellation Of Stock And Existing Warrants And Options........................................47

         E.       Objections To Claims And Interests.............................................................47

         F.       Distribution Of Property Under The Plan........................................................48

                  1.       Manner Of Cash Payment Under The Plan.................................................48

                  2.       Distributions To Holders Of Allowed Class 6 Claims....................................48

                  3.       Restriction On Distributions Of Fractional Shares.....................................48

                  4.       No Distributions With Respect To Disputed Claims And Interests........................48

                  5.       Delivery Of Distributions And Undeliverable Or Unclaimed Distributions................49

                  6.       Compliance With Tax Requirements......................................................50

                  7.       Setoff And Recoupment.................................................................50

         G.       No Liability For Solicitation Or Participation.................................................50

         H.       Limitation Of Liability........................................................................50

         I.       Consensual General Release.....................................................................50


                                       iii

         J.       Dissolution Of Committees......................................................................51

         K.       Revocation Of The Plan.........................................................................51

         L.       Post-Effective Date Effect Of Evidences Of Claims Or Interests.................................51

         M.       Non-applicability Of Local Rule 142(3).........................................................51

         N.       Modification Of Vendor Return Program..........................................................52

         O.       Successors And Assigns.........................................................................52

         P.       Saturday, Sunday, Or Legal Holiday.............................................................52

         Q.       Headings.......................................................................................52

         R.       Governing Law..................................................................................52

         S.       Severability Of Plan Provisions................................................................52

         T.       No Admissions..................................................................................53

         U.       Retention Of Jurisdiction......................................................................53

         V.       Conditions To Confirmation And Effectiveness Of The Plan.......................................54

                  1.       Conditions To Confirmation............................................................54

                  2.       Conditions To Effective Date..........................................................55

                  3.       Waiver Of Conditions To Confirmation And The Effective Date...........................55

XII.     SOURCES OF MONEY TO PAY CLAIMS AND INTEREST-HOLDERS; PROVISIONS REGARDING NEW COMMON STOCK
         AND REORGANIZED COMPANY WARRANTS........................................................................56

         A.       Source Of Funds................................................................................56

                  1.       Plan Financing........................................................................56

                  2.       Offering Of Additional New Common Stock...............................................58

         B.       Issuance Of New Common Stock And Reorganized Company Warrants..................................59

                  1.       The New Common Stock..................................................................59

                  2.       Reorganized Company Warrants..........................................................60

         C.       Registration Rights............................................................................61

XIII.    THE REORGANIZED COMPANY.................................................................................62

         A.       Management Of The Reorganized Company..........................................................62

                  1.       Directors Of The Reorganized Company..................................................62

                  2.       Officers Of The Reorganized Company...................................................62

         B.       New Certificate Of Incorporation And Bylaws....................................................64

         C.       Change Of Name And State of Incorporation......................................................64

         D.       Future Financial Outlook Of The Reorganized Company............................................65

XIV.     EFFECT OF CONFIRMATION OF PLAN..........................................................................65

         A.       Discharge And Injunction.......................................................................65


                                       iv

         B.       Modification Of The Plan.......................................................................66

DISCLOSURE STATEMENT (continued)

XV.      FINANCIAL RECORDS TO ASSIST IN DETERMINING WHETHER PROPOSED PAYMENTS ARE FEASIBLE,  WITH
         ACCOMPANYING EXPLANATIONS AND RISK FACTORS..............................................................66

         A.       Financial Projections..........................................................................66

         B.       Resale Of Securities And Certain Securities Law Matters........................................67

                  1.       Generally; Pending Request For No-Action Letter.......................................67

                  2.       Bankruptcy Code And Securities Act Exemptions From Registration
                           Requirements..........................................................................69

                  3.       Valuation Considerations..............................................................71

                  4.       Reservation Of Rights.................................................................72

         C.       Additional Risk Factors........................................................................72

                  1.       Risks Associated With The Reorganized Company's Future Operations.....................72

                  2.       Risks Associated With New Management..................................................74

XVI.     ASSETS AND LIABILITIES OF THE ESTATE....................................................................74

         A.       Assets.........................................................................................74

         B.       Liabilities....................................................................................74

         C.       Reorganization Value...........................................................................75

XVII.    EXPLANATION OF TREATMENT OF NONCONSENTING CLASSES.......................................................75

XVIII.   EXPLANATION TREATMENT OF NONCONSENTING MEMBERS OF CONSENTING CLASS (CHAPTER 7 LIQUIDATION
         ANALYSIS)...............................................................................................76

XIX.     TAX CONSEQUENCES OF PLAN................................................................................77

         A.       Introduction...................................................................................77

         B.       Federal Income Tax Consequences To Barry's.....................................................78

                  1.       Tax Reorganization....................................................................78

                  2.       Carryover And Availability Of Barry's Net Operating Losses............................78

                  3.       Reduction Of Barry's Indebtedness.....................................................80

         C.       Tax Consequences To Creditors..................................................................80

                  1.       Claims Constituting Tax Securities....................................................81

                  2.       Claims Not Constituting Tax Securities................................................82

                  3.       Receipt Of Interest...................................................................83

                  4.       Effect Of Modification Of Debt........................................................83

                  5.       Other Tax Considerations..............................................................84

         D.       Tax Consequences To Shareholders...............................................................85


                                        v

         E.       General Disclaimer.............................................................................86

XX.      RECOMMENDATION AND CONCLUSION...........................................................................86

XXI.     DECLARATION IN SUPPORT OF DISCLOSURE STATEMENT AND PLAN.................................................87









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                                    EXHIBITS

Exhibit A           Schedule of Claims Subject to Future Objection and Pending
                    Litigation

Exhibit B           Schedule of Claims Asserted by Former Employees with respect to Executive Bonus Plan

Exhibit C           Schedule of Consignment Claims

Exhibit D           Projections

Exhibit E           Liquidation Analysis

Exhibit F           Reorganization Valuation


(the remainder of Exhibits to be filed by Exhibit Filing Date)

Exhibit G           Schedule of Assumed Agreements (a schedule of proposed cure amounts with respect to Barry's remaining unexpired leases of nonresidential real property will be filed on or before ten days prior to the hearing on the Disclosure Statement)

Exhibit H           Schedule of Rejected Agreements

Exhibit I           Form of Agreement Parties Release

Exhibit J           Form of Definitive Financing Agreement

Exhibit K           Form of Warrant Agreement

Exhibit L           Form of Registration Rights Agreement

Exhibit M           Summary of Management Compensation

Exhibit N           Form of Certificate of Incorporation

Exhibit O           Form of Bylaws





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